                                                                    Exhibit 99.5

                           LOAN AND SECURITY AGREEMENT


                                  by and among


                            MIKOHN GAMING CORPORATION
                                  as Borrower,

                        the other Obligors named herein,

                                       and
                          FOOTHILL CAPITAL CORPORATION
                                    as Lender



                          Dated as of February 14, 2002

                                TABLE OF CONTENTS

                                                                                         Page
                                                                                         ----
         1.       DEFINITIONS AND CONSTRUCTION .........................................   1
                  1.1.     Definitions .................................................   1
                  1.2      Accounting Terms ............................................  39
                  1.3      Code ........................................................  39
                  1.4      Construction ................................................  39
                  1.5      Schedules and Exhibits ......................................  39
         2.       LOAN AND TERMS OF PAYMENT ............................................  39
                  2.1      Revolver Advances. ..........................................  39
                  2.2      [INTENTIONALLY OMITTED] .....................................  41
                  2.3      Borrowing Procedures and Settlements. .......................  41
                  2.4      Payments. ...................................................  41
                  2.5      Overadvances ................................................  43
                  2.6      Interest Rates and Letter of Credit Fee .....................  43
                  2.7      Cash Management ............................................   44
                  2.8      Crediting Payments; Float Charge ............................  46
                  2.9      Designated Account ..........................................  46
                  2.10     Maintenance of Loan Account; Statements of Obligations ......  47
                  2.11     Fees ........................................................  47
                  2.12     Letters of Credit ...........................................  48
                  2.13     LIBOR Option ................................................  50
                  2.14     Capital Requirements ........................................  53
         3.       CONDITIONS; TERM OF AGREEMENT ........................................  53
                  3.1      Conditions Precedent to the Initial Extension of Credit .....  53
                  3.2      Conditions Subsequent to the Initial Extension of Credit ....  57
                  3.3      Conditions Precedent to all Extensions of Credit ............  58
                  3.4      Term ........................................................  58
                  3.5      Effect of Termination .......................................  58
                  3.6      Early Termination by Borrower ...............................  59
         4.       CREATION OF SECURITY INTEREST ........................................  59
                  4.1      Grant of Security Interest ..................................  59
                  4.2      Negotiable Collateral .......................................  60
                  4.3      Collection of Accounts, General Intangibles, and
                           Negotiable Collateral .......................................  60
                  4.4      Delivery of Additional Documentation Required ...............  60
                  4.5      Power of Attorney ...........................................  60
                  4.6      Right to Inspect ............................................  61
                  4.7      Control Agreements ..........................................  61
         5.       REPRESENTATIONS AND WARRANTIES .......................................  61
                  5.1      No Encumbrances .............................................  62
                  5.2      Eligible Accounts ...........................................  62
                  5.3      [INTENTIONALLY OMITTED] .....................................  62
                  5.4      [INTENTIONALLY OMITTED] .....................................  62
                  5.5      Equipment ...................................................  62
                  5.6      Location of Inventory and Equipment .........................  62

         5.7      Inventory Records ............................................     62
         5.8      Location of Chief Executive Office; FEIN .....................     62
         5.9      Due Organization and Qualification; Subsidiaries .............     62
         5.10     Due Authorization; No Conflict ...............................     63
         5.11     Litigation ...................................................     64
         5.12     No Material Adverse Change ...................................     64
         5.13     Fraudulent Transfer ..........................................     64
         5.14     Employee Benefits ............................................     64
         5.15     Environmental Condition ......................................     65
         5.16     Brokerage Fees ...............................................     65
         5.17     Intellectual Property ........................................     65
         5.18     Leases .......................................................     66
         5.19     DDAs .........................................................     66
         5.20     Complete Disclosure ..........................................     66
         5.21     Indebtedness .................................................     67
         5.22     Licenses and Permits .........................................     67
   6.    AFFIRMATIVE COVENANTS .................................................     67
         6.1      Accounting System. ...........................................     67
         6.2      Collateral Reporting .........................................     67
         6.3      Financial Statements, Reports, Certificates ..................     69
         6.4      [Guarantor Reports ...........................................     71
         6.5      Return .......................................................     71
         6.6      Maintenance of Properties ....................................     71
         6.7      Taxes ........................................................     72
         6.8      Insurance ....................................................     72
         6.9      Location of Inventory and Equipment ..........................     73
         6.10     Compliance with Laws .........................................     73
         6.11     Leases .......................................................     73
         6.12     Brokerage Commissions ........................................     73
         6.13     Existence ....................................................     73
         6.14     Environmental ................................................     74
         6.15     Intellectual Property ........................................     74
         6.16     Disclosure Updates ...........................................     74
         6.17     Government Authorization .....................................     74
         6.18     License Renewals .............................................     75
         6.19     Licenses and Permits .........................................     75
         6.20     Subsidiary Guaranties ........................................     75
         6.21     Flip-It(TM)Sale Transaction ..................................     75
   7.    NEGATIVE COVENANTS. ...................................................     76
         7.1      Indebtedness .................................................     76
         7.2      Liens ........................................................     77
         7.3      Restrictions on Fundamental Changes ..........................     77
         7.4      Disposal of Assets ...........................................     78
         7.5      Change Name ..................................................     78
         7.6.     Restrictions on Sale-Leaseback Transactions ..................     78
         7.6      [INTENTIONALLY DELETED] ......................................     79

         7.7      Nature of Business ...........................................     79
         7.8      Limitation on Restricted Payments ............................     79
         7.9      Change of Control ............................................     81
         7.10     Consignments .................................................     81
         7.11     Limitation on Dividends and Other Payment Restrictions
                  Affecting Subsidiaries .......................................     81
         7.12     Accounting Methods ...........................................     82
         7.13     Investments ..................................................     82
         7.14     Transactions with Affiliates .................................     83
         7.15     Suspension ...................................................     83
         7.16     [INTENTIONALLY OMITTED] ......................................     83
         7.17     Use of Proceeds ..............................................     83
         7.18     Change in Location of Chief Executive Office; Inventory and
                  Equipment with Bailees .......................................     83
         7.19     Securities Accounts ..........................................     84
         7.20     Financial Covenants ..........................................     84
   8.    EVENTS OF DEFAULT .....................................................     84
   9.    LENDER'S RIGHTS AND REMEDIES ..........................................     87
         9.1      Rights and Remedies ..........................................     87
         9.2      Remedies Cumulative ..........................................     89
   10.   TAXES AND EXPENSES ....................................................     90
   11.   WAIVERS; INDEMNIFICATION ..............................................     90
         11.1     Demand; Protest ..............................................     90
         11.2     Lender's Liability for Collateral ............................     91
         11.3     Indemnification ..............................................     91
   12.   NOTICES ...............................................................     91
   13.   CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER ............................     92
   14.   ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS ............................     93
         14.1     Assignments and Participations ...............................     93
         14.2.    Successors ...................................................     95
   15.   AMENDMENTS; WAIVERS. ..................................................     96
         15.1.    Amendments and Waivers .......................................     96
         15.2     No Waivers; Cumulative Remedies ..............................     96
   16.   GENERAL PROVISIONS ....................................................     96
         16.1     Effectiveness ................................................     96
         16.2     Section Headings .............................................     96
         16.3     Interpretation ...............................................     96
         16.4     Severability of Provisions ...................................     96
         16.5     Withholding Taxes ............................................     96
         16.7     Counterparts; Telefacsimile Execution ........................     97
         16.8     Revival and Reinstatement of Obligations .....................     98
         16.9     Integration ..................................................     98
   17.   COMPLIANCE WITH APPLICABLE GAMING LAWS ................................     98
         17.1     Stock Pledge Restrictions ....................................     98
         17.2     Licensing by Gaming Authorities ..............................     98

                             EXHIBITS AND SCHEDULES

Exhibit C-1                            Form of Compliance Certificate
Exhibit E.1.1                          Form of Environmental Indemnity Agreement
Exhibit L-1                            Form of LIBOR Notice

Schedule A-1                           Lender's Account
Schedule B-1                           Designated Account
Schedule C-1.1                         List of Copyrights
Schedule C-1.1(a)                      List of Copyright Licenses
Schedule E-1                           Eligible Inventory Locations
Schedule P-1                           Permitted Liens
Schedule P-1.1                         List of Patents
Schedule P-1.1(a)                      List of Patents Licenses
Schedule R-1                           Real Property Collateral
Schedule T-1.1                         List of Trademarks
Schedule T-1.1(a)                      List of Trademarks Licenses
Schedule T-1.1(b)                      List of Trade Secret Licenses
Schedule 2.7(a)                        Cash Management Banks
Schedule 5.5                           Locations of Inventory and Equipment
Schedule 5.7                           Chief Executive Office; FEIN
Schedule 5.8(b)                        Capitalization of Borrower
Schedule 5.8(c)                        Capitalization of Borrower's Subsidiaries
Schedule 5.10                          Litigation
Schedule 5.13                          Employee Benefits
Schedule 5.14                          Environmental Matters
Schedule 5.16                          Intellectual Property
Schedule 5.18                          Demand Deposit Accounts
Schedule 5.20                          Permitted Indebtedness
Schedule 5.21                          Licenses and Permits

                           LOAN AND SECURITY AGREEMENT

         THIS LOAN AND SECURITY AGREEMENT (this "Agreement"), is entered into as of February 14, 2002, by and among, on the one hand FOOTHILL CAPITAL CORPORATION, a California corporation ("Lender") and, on the other hand MIKOHN GAMING CORPORATION, a Nevada corporation ("Borrower"), and the other Obligors identified on the signature pages hereof.

         The parties agree as follows:


1.       DEFINITIONS AND CONSTRUCTION.

         1.1 Definitions. As used in this Agreement, the following terms shall have the following definitions:

         "Account Debtor" means any Person who is or who may become obligated under, with respect to, or on account of, an Account, chattel paper, or a General Intangible.

         "Accounts" means all of each Obligor's now owned or hereafter acquired right, title, and interest with respect to "accounts" (as that term is defined in the Code), and any and all supporting obligations in respect thereof.

         "Acquired Indebtedness" means Indebtedness (including Disqualified Capital Stock) of any Person existing at the time such Person becomes a Subsidiary of Borrower, including by designation, or is merged or consolidated into or with Borrower or one of its Subsidiaries.

         "Acquisition" means the purchase or other acquisition of any Person or all or substantially all the assets of any Person by any other Person, whether by purchase, merger, consolidation, or other transfer, and whether or not for consideration.

         "Additional Documents" has the meaning set forth in Section 4.4.

         "Advances" means, collectively, the Revolving Loan A Advances and the Revolving Loan B Advances.

         "Affiliate" means any Person directly or indirectly controls, is controlling or controlled by or under direct or indirect common control with Borrower. For purposes of this definition, the term "control" means the power to direct the management and policies of a Person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise; provided, that (a) with respect to ownership interest in Borrower and its Subsidiaries, a Beneficial Owner of 10% or more of the total voting power normally entitled to vote in the election of directors, managers or trustees, as applicable, shall for such purposes be deemed to possess control;
(b) each director (or comparable manager) of a Person shall be deemed to be an Affiliate of such Person; and (c) each partnership or joint venture in which a Person is a partner or joint venturer as of the Closing Date shall be deemed to be an Affiliate of such Person.

         "Affiliate Transaction" has the meaning set forth in Section 7.14.

         "Agreement" has the meaning set forth in the preamble hereto.

         "Applicable Gaming Laws" means those laws and regulations pursuant to which any Gaming Authority possesses regulatory, licensing or permit authority over gaming activities of or the manufacture or distribution of Gaming Equipment by, or the Gaming Business of Borrower or any of its Subsidiaries within any Gaming Jurisdiction, as amended from time to time.

         "Applicable Prepayment Premium" means, as of any date of determination, an amount equal to (a) during the period of time from and after the date of the execution and delivery of this Agreement up to the date that is the first anniversary of the Closing Date, 3% times the Maximum Revolver Amount, (b) during the period of time from and including the date that is the first anniversary of the Closing Date up to the date that is the second anniversary of the Closing Date, 2% times the Maximum Revolver Amount, and (c) during the period of time from and including the date that is the second anniversary of the Closing Date up to the Maturity Date, 1% times the Maximum Revolver Amount.

         "Assignee" has the meaning set forth in Section 14.1(a).

         "Attributable Indebtedness" shall have the meaning set forth in Section 7.6.

         "Authorized Person" means any officer or other employee of Borrower.

         "Availability" means, as of any date of determination, if such date is a Business Day, and determined at the close of business on the immediately preceding Business Day, if such date of determination is not a Business Day, the amount that Borrower is entitled to borrow as Advances under Section 2.1 (after giving effect to all then outstanding Obligations and all sublimits and reserves applicable hereunder).

         "Average Life" means, as of the date of determination, with respect to any security or instrument, the quotient obtained by dividing (1) the sum of the products (a) of the number of years from the date of determination to the date or dates of each successive scheduled principal (or redemption) payment of such security or instrument and (b) the amount of each such respective principal (or redemption) payment by (2) the sum of all such principal (or redemption) payments.

         "Bankruptcy Code" means the United States Bankruptcy Code, as in effect from time to time.

         "Base LIBOR Rate" means the rate per annum, determined by Lender in accordance with its customary procedures, and utilizing such electronic or other quotation sources as it considers appropriate (rounded upwards, if necessary, to the next 1/16%), on the basis of the rates at which Dollar deposits are offered to major banks in the London interbank market on or about 11:00 a.m. (California time) two Business Days prior to the commencement of the applicable Interest Period, for a term and in amounts comparable to the Interest Period and amount of the LIBOR Rate Loan requested by Borrower in accordance with this Agreement, which determination shall be conclusive in the absence of manifest error.

         "Base Rate" means, the rate of interest announced within Wells Fargo at its principal office in San Francisco as its "prime rate", with the understanding that the "prime rate" is one of Wells Fargo's base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publication or publications as Wells Fargo may designate.

         "Base Rate Loan" means each portion of an Advance that bears interest at a rate determined by reference to the Base Rate.

         "Beneficial Owner" or "beneficial owner" for purposes of the definition of Change of Control and Affiliate has the meaning attributed to it in Rules 13d-3 and 13d-5 under the Exchange Act (as in effect on the Closing Date), whether or not otherwise applicable.

         "Benefit Plan" means a "defined benefit plan" (as defined in Section 3(35) of ERISA) for which Borrower or any Subsidiary or ERISA Affiliate of Borrower has been an "employer" (as defined in Section 3(5) of ERISA) within the past six years.

         "Board of Directors" means the board of directors (or comparable managers) of Borrower or any committee thereof duly authorized to act on behalf of the board.

         "Books" means each Obligor's and its Subsidiaries' now owned or hereafter acquired books and records (including all of its Records indicating, summarizing, or evidencing its assets (including the Collateral) or liabilities, all of the Obligors' or their Subsidiaries' Records relating to its or their business operations or financial condition, and all of its or their goods or General Intangibles related to such information).

         "Borrower" has the meaning set forth in the preamble to this Agreement.

         "Borrowing" means a borrowing hereunder of an Advance.

         "Business Day" means any day that is not a Saturday, Sunday, or other day on which national banks are authorized or required to close, except that, if a determination of a Business Day shall relate to a LIBOR Rate Loan, the term "Business Day" also shall exclude any day on which banks are closed for dealings in Dollar deposits in the London interbank market.

         "CEI" means Casino Excitement, Inc., a Nevada corporation.

         "Capital Stock" means, with respect to any corporation, any and all shares, interests, rights to purchase (other than convertible or exchangeable Indebtedness that is not itself otherwise capital stock), warrants, options, participations or other equivalents of or interests (however designated) in stock issued by that corporation.

         "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

         "Cash Equivalent" means:

                  (1) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided, that the full faith and credit of the United States of America is pledged in support thereof), in each case maturing within one year after the date of acquisition; or

                  (2) time deposits, certificates of deposit, bankers' acceptances and commercial paper issued by the parent corporation of any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000, in each case maturing within one year after the date of acquisition; or

                  (3) commercial paper issued by others rated at least A-2 or the equivalent thereof by Standard & Poor's Corporation or at least P-2 or the equivalent thereof by Moody's Investors Service, Inc., in each case maturing within one year after the date of acquisition;

                  (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in (1) and (2) above entered into with any financial institution meeting the qualifications specified in (2) above; or

                  (5) money market funds, substantially all of the assets of which constitute Cash Equivalents of the kinds described in (1) through
         (4) of this definition.

         "Cash Management Account" has the meaning set forth in Section 2.7(a).

         "Cash Management Agreements" means those certain cash management service agreements, which shall include a Control Agreement, in form and substance satisfactory to Lender and Borrower, each of which is among Borrower, Lender, and one of the Cash Management Banks.

         "Cash Management Bank" has the meaning set forth in Section 2.7(a).

         "Change of Control" means: (A) any "person" (including any group that is deemed to be a "person") is or becomes the "beneficial owner," directly or indirectly, of more than 35% of the aggregate Voting Equity Interests of Borrower (including as a result of any merger or consolidation of Borrower with or into any Person or any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of Borrower's assets, on a consolidated basis, in one transaction or a series of related transactions), (B) the Continuing Directors cease for any reason to constitute a majority of Borrower's Board of Directors then in office, (C) Borrower adopts a plan of liquidation, (D) any merger or consolidation of Borrower with or into another Person or the merger of another Person with or into Borrower, or the sale of all or substantially all of Borrower's assets to another Person, if Borrower's Voting Equity Interests that are outstanding immediately prior to such transaction are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such Voting Equity Interests are changed into or exchanged for, in addition to any other consideration, securities of the surviving Person or transferee that represent, immediately after such transaction, a majority of the aggregate voting power of the Voting Equity Interests of the surviving Person or transferee, or (E) Borrower ceases to directly own and control a majority of the outstanding Capital Stock of each of its Subsidiaries extant as of the Closing Date. As used in this definition, "person" (including any group that is deemed to be a "person") has the meaning given by Sections 13(d) of the Exchange Act, whether or not applicable.

         "Closing Date" means the date of the making of the initial Advance (or other extension of credit) hereunder or the date on which Lender sends Borrower a written notice that each of the conditions precedent set forth in Section 3.1 either have been satisfied or have been waived.

         "Closing Date Business Plan" means the set of Projections of Borrower for the three year period following the Closing Date (on a year by year basis, and for the one year period following the Closing Date, on a month by month basis), in form and substance (including as to scope and underlying assumptions) satisfactory to Lender.

         "Code" shall mean the Uniform Commercial Code as in effect from time to time in the State of Nevada or, when the context implies, the Uniform Commercial Code as in effect from time to time in any other applicable jurisdiction.

         "Collateral" means all of each Obligor's now owned or hereafter acquired right, title, and interest in and to each of the following, other than Excluded Assets:

(a)      Accounts,

(b)      Books,

(c)      Equipment,

(d)      General Intangibles,

(e)      Inventory,

(f)      Investment Property,

(g)      Negotiable Collateral,

(h)      Real Property Collateral,

         (i) money or other assets of such Obligor that now or hereafter come into the possession, custody, or control of Lender, as permitted by the terms of the Loan Documents, and

         (j) the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the foregoing, and any and all Accounts, Books, Equipment, General Intangibles, Inventory, Investment Property, Negotiable Collateral, Real Property, money, deposit accounts, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof.

         "Collateral Access Agreement" means a landlord waiver, bailee letter, or acknowledgment agreement of any lessor, warehouseman, processor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in the Equipment or Inventory, in each case, in form and substance satisfactory to Lender and Borrower.

         "Collections" means all cash, checks, notes, instruments, and other items of payment (including insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds) of Obligors.

         "Compliance Certificate" means a certificate substantially in the form of Exhibit C-1 delivered by the Chief Financial Officer of Borrower to Lender.

         "Consolidated EBITDA" means, with respect to any Person, for any period, the Consolidated Net Income of such Person for such period adjusted to add thereto (to the extent deducted from net revenues in determining Consolidated Net Income), without duplication, the sum of

               (1)   Consolidated income tax expense;

               (2)   Consolidated depreciation and amortization expense;

               (3)   Consolidated Interest Expense; and

               (4) all other non-cash charges attributable to the grant, exercise or repurchase of options for or shares of Qualified Capital Stock to or from employees of such Person and its Consolidated Subsidiaries; less the amount of all cash payments made by such Person or any of its Subsidiaries during such period to the extent such payments relate to non-cash charges that were added back in determining Consolidated EBITDA for such period or any prior period; provided, that consolidated income tax expense and depreciation and amortization of a Subsidiary that is a less than a Wholly Owned Subsidiary shall only be added to the extent of the equity interest of Borrower in such Subsidiary.

         "Consolidated Interest Expense" of any Person means, for any period, the aggregate amount (without duplication and determined in each case in accordance with GAAP) of:

         (a) interest expensed or capitalized, paid, accrued, or scheduled to be paid or accrued (including, in accordance with the following sentence, interest attributable to Capitalized Lease Obligations) of such Person and its Consolidated Subsidiaries during such period, including (1) original issue discount and non-cash interest payments or accruals on any Indebtedness; (2) the interest portion of all deferred payment obligations; and (3) all commissions, discounts and other fees and charges owed with respect to bankers' acceptances and letters of credit financings and currency and Interest Swap and Hedging Obligations, in each case to the extent attributable to such period; and

         (b) the amount of dividends accrued or payable (or guaranteed) by such Person or any of its Consolidated Subsidiaries in respect of Preferred Stock (other than by Subsidiaries of Borrower to Borrower or a Guarantor).

For purposes of this definition, (x) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined in good faith by Borrower to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP and (y) interest expense attributable to any Indebtedness represented by the guaranty by such Person or a Subsidiary of such Person of an obligation of another Person shall be deemed to be the interest expense attributable to the Indebtedness guaranteed.

         "Consolidated Net Income" means, with respect to any Person for any period, the net income (or loss) of such Person and its Consolidated Subsidiaries (determined on a consolidated basis in accordance with GAAP) for such period, adjusted to exclude (only to the extent included in computing such net income (or loss) and without duplication):

         (a) all gains (but not losses) which are either extraordinary (as determined in accordance with GAAP) or are unusual and nonrecurring (including any gain from the sale or other disposition of assets outside the ordinary course of business or from the issuance or sale of any capital stock);

         (b) the net income, if positive, of any Person, other than a Consolidated Subsidiary, in which such Person or any of its Consolidated Subsidiaries has an interest, except to the extent of the amount of any dividends or distributions actually paid in cash to such Person or a Consolidated Subsidiary of such Person during such period, but in any case not in excess of such Person's pro rata share of such Person's net income for such period;

         (c) the net income or loss of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition;

         (d) the net income, if positive, of any of such Person's Consolidated Subsidiaries to the extent that the declaration or payment of dividends or similar distributions is not at the time permitted by operation of the terms of its charter or bylaws or any other agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Consolidated Subsidiary; and

         (e) all dividends and distributions from any Unrestricted Subsidiary for such period that are a net reduction in Investments of such Person made in such Unrestricted Subsidiary.

         "Consolidated Net Worth" of any Person at any date means the aggregate consolidated stockholders' equity of such Person (plus amounts of equity attributable to preferred stock) and its Consolidated Subsidiaries, as would be shown on the consolidated balance sheet of such Person prepared in accordance with GAAP, adjusted to exclude (to the extent included in calculating such equity) (a) the amount of any such stockholders' equity attributable to Disqualified Capital Stock or treasury stock of such Person and its Consolidated Subsidiaries; (b) all upward revaluations and other write-ups in the book value of any asset of such Person or a Consolidated Subsidiary of such Person subsequent to the Closing Date; and (c) all investments in Subsidiaries that are not Consolidated Subsidiaries and in Persons that are not Subsidiaries.

         "Consolidated Subsidiary" means, for any Person, each Subsidiary of such Person (whether now existing or hereafter created or acquired) the financial statements of which are consolidated for financial statement reporting purposes with the financial statements of such Person in accordance with GAAP.

         "Consolidation" means, with respect to Borrower, the consolidation of the accounts of the Subsidiaries with those of Borrower, all in accordance with GAAP; provided, that "consolidation" will not include consolidation of the accounts of any Unrestricted Subsidiary with the accounts of Borrower. The term "consolidated" has a correlative meaning to the foregoing.

         "Continuing Director" means during any period of 12 consecutive months after the Closing Date, individuals who at the beginning of any such 12-month period constituted the Board of Directors of Borrower (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of Borrower was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved, including new directors designated in or provided for in an agreement regarding the merger, consolidation or sale, transfer or other conveyance, of all or substantially all of the assets of Borrower, if such agreement was approved by a vote of such majority of directors).

         "Control Agreement" means a control agreement, in form and substance satisfactory to Lender, executed and delivered by the applicable Obligor, Lender, and the applicable securities intermediary with respect to a Securities Account or bank with respect to a deposit account.

         "Copyrights" shall mean all United States, state and foreign copyrights, all mask works fixed in semi-conductor chip products (as defined under 17 U.S.C. 901 of the U.S.

Copyright Act), whether registered or unregistered, now or hereafter in force throughout the world, all registrations and applications therefor, including the applications referred to in Schedule C-1.1 (as such schedule may be amended or supplemented from time to time), all rights corresponding thereto throughout the world, all extensions and renewals of any thereof, the right to sue for past, present and future infringements of any of the foregoing, and all proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages, and proceeds of suit.

         "Copyright Licenses" shall mean any and all agreements providing for the granting of any right in or to Copyrights (whether an Obligor is licensee or licensor thereunder), including each agreement reflecting a Material Copyright referred to in Schedule C-1.1(a) (as such schedule may be amended or supplemented from time to time).

         "Daily Balance" means, with respect to each day during the term of this Agreement, the amount of an Obligation owed at the end of such day.

         "DDA" means any checking or other demand deposit account maintained by any Obligor.

         "Debt Coverage Ratio" means, at any date of determination, the ratio of
(i) Funded Debt, as of the date of determination, to (ii) Consolidated EBITDA for the four consecutive fiscal quarters of Borrower (taken as one accounting period) then ended or, in the case of the period prior to the first anniversary of the Closing Date, for those consecutive fiscal quarters of Borrower (taken as one accounting period) commencing after the Closing Date on an annualized basis.

         "Debt Incurrence Ratio" shall have the meaning set forth in Section
7.1.

         "Default" means an event or condition, that is or with the passage of time or the giving of notice, or both, would be an Event of Default.

         "Designated Account" means that certain account at the Designated Account Bank, designated as such on Schedule B-1, or such other deposit account of Borrower (located within the United States) that has been designated as such, in writing, by Borrower to Lender.

         "Designated Account Bank" means Wells Fargo Bank Nevada, N.A., whose office is located in Las Vegas, Nevada, and whose ABA number is 321270742.

         "Dilution" means, as of any date of determination, a percentage, based upon the experience of the immediately prior 60 days, that is the result of dividing the Dollar amount of (a) bad debt write-downs, discounts, advertising allowances, credits, or other dilutive items with respect to the Accounts during such period, by (b) Borrower's Collections with respect to Accounts during such period (excluding extraordinary items) plus the Dollar amount of clause (a).

         "Dilution Reserve" means, as of any date of determination, an amount sufficient to reduce the advance rate against Eligible Accounts by one percentage point for each percentage point by which Dilution is in excess of 5%.

         "Disbursement Letter" means an instructional letter executed and delivered by Borrower to Lender regarding the extensions of credit to be made on the Closing Date, the form and substance of which is satisfactory to Lender.

         "Disqualified Capital Stock" means with respect to any Person, (a) Equity Interests of such Person that, by its terms or by the terms of any security into which it is convertible, exercisable or exchangeable, is, or upon the happening of an event or the passage of time or both would be, required to be redeemed or repurchased by such Person or any of its Subsidiaries, in whole or in part, on or prior to 91 days following the Maturity Date and (b) any Equity Interests of any Subsidiary of such Person other than any common equity with no preferences, privileges, and no redemption or repayment provisions. Notwithstanding the foregoing, any Equity Interests that would constitute Disqualified Capital Stock solely because the holders thereof have the right to require Borrower to repurchase such Equity Interests upon the occurrence of a Change of Control or an asset sale shall not constitute Disqualified Capital Stock if the terms of such Equity Interests provide that Borrower may not repurchase or redeem any such Equity Interests pursuant to such provisions prior to Borrower's purchase of the Senior Subordinated Notes as are required to be purchased pursuant to Section 4.13 or Section 4.16 of the Indenture.

         "Dollars" or "$" means United States dollars.

         "Domestic Subsidiary" means any Subsidiary which is not a Foreign Subsidiary.

         "Due Diligence Letter" means the due diligence letter sent by Lender's counsel to Borrower, together with Borrower's completed responses to the inquiries set forth therein, the form and substance of such responses to be satisfactory to Lender.

         "Eligible Accounts" means the Eligible Domestic Accounts and the Eligible Canadian Accounts.

         "Eligible Canadian Accounts" means an Account as to which such Account does not qualify as an Eligible Domestic Account solely because: (i) the Account Debtor with respect to such Account maintains its chief executive office in Canada (other than Quebec and the Maritime provinces) rather than in the United States or is organized under the laws of Canada or a political subdivision thereof (other than Quebec and the Maritime provinces) rather than under the laws of the United States or any state thereof, and (ii) the Account is payable in Canadian dollars; provided, however, that (y) such Accounts must be billed from and collected in the United States, and (z) if such Accounts are payable in Canadian dollars, Lender in its Permitted Discretion may establish reserves with respect to exchange rate risks.

         "Eligible Domestic Accounts" means those Accounts (including Term Accounts) created by Borrower in the ordinary course of its business, that arise out of Borrower's sale of goods or rendition of services (other than for maintenance), that comply with each of the representations and warranties respecting Eligible Domestic Accounts made by Borrower in the Loan Documents, and that are not excluded as ineligible by virtue of one or more of the criteria set forth below; provided, however, that such criteria may be fixed and revised from time to time by Lender in Lender's Permitted Discretion to address the results of any audit performed by Lender from time to time after the Closing Date. In determining the amount to be included, Eligible Domestic Accounts shall be calculated net of customer deposits, prepayment, deferred revenue and unapplied cash remitted to Borrower, and Term Accounts shall be calculated net of all amounts which are due more than 30 days after the date of calculation. Eligible Domestic Accounts shall not include the following:

         (a) Accounts that the Account Debtor has failed to pay within 90 days of original invoice date or Accounts with selling terms of more than 30 days,

         (b) Accounts owed by an Account Debtor (or its Affiliates) where 50% or more of all Accounts owed by that Account Debtor (or its Affiliates) are deemed ineligible under clause (a) above,

         (c) Accounts with respect to which the Account Debtor is an employee, Affiliate, or agent of any Obligor,

         (d) Accounts arising in a transaction wherein goods are placed on consignment or are sold pursuant to a guaranteed sale, a sale or return, a sale on approval, a bill and hold, or any other terms by reason of which the payment by the Account Debtor may be conditional,

         (e) Accounts that are not payable in Dollars,

         (f) Accounts with respect to which the Account Debtor either (i) does not maintain its chief executive office in the United States, or (ii) is not organized under the laws of the United States or any state thereof, or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof, unless
(y) the Account is supported by an irrevocable letter of credit satisfactory to Lender (as to form, substance, and issuer or domestic confirming bank) that has been delivered to Lender and is directly drawable by Lender, or (z) the Account is covered by credit insurance in form, substance, and amount, and by an insurer, satisfactory to Lender,

         (g) Accounts with respect to which the Account Debtor is either (i) the United States or any department, agency, or instrumentality of the United States (exclusive, however, of Accounts with respect to which Borrower has complied, to the reasonable satisfaction of Lender, with the Assignment of Claims Act, 31 USC
(S) 3727), or (ii) any state of the United States (exclusive, however, of (y) Accounts owed by any state that does not have a statutory counterpart to the Assignment of Claims Act, or (z) Accounts owed by any state that does have a statutory counterpart to the Assignment of Claims Act as to which Borrower has complied to Lender's satisfaction),

         (h) Accounts with respect to which the Account Debtor is a creditor of any Obligor, has or has asserted a right of setoff, has disputed its liability, or has made any claim with respect to its obligation to pay the Account, to the extent of such claim, right of setoff, or dispute,

         (i) Accounts with respect to an Account Debtor whose total obligations owing to Borrower exceed 10% (such percentage as applied to a particular Account Debtor being subject to reduction by Lender in its Permitted Discretion if the creditworthiness of such Account Debtor deteriorates) of all Eligible Domestic Accounts, to the extent of the obligations owing by such Account Debtor in excess of such percentage; provided, however, if any Accounts with respect to which the Account Debtor is one of the Account Debtors on the following list, and the Accounts with respect to such Account Debtor, together with the Accounts with respect to which any two other Account Debtors are also set forth on the following list, exceed 50% (or such other percentage as Lender may determine in its Permitted Discretion) of all Eligible Domestic Accounts, as of the date any determination thereof is to be made, such an Account shall not be excluded from Eligible Domestic Accounts (if such Account otherwise complies with the provisions of the definition of "Eligible Domestic Accounts") except to the extent of the obligations owing by such Account Debtor in excess of such percentage: Boyd Gaming Corp., Park Place Entertainment, Harrah's Entertainment, MGM, Mirage, Mandalay Resort Group, Stations Casino, International Game Technology and Ontario Lottery Corporation,

         (j) Accounts with respect to which the Account Debtor is subject to an Insolvency Proceeding, is not Solvent, has gone out of business, or as to which any Obligor has received notice of an imminent Insolvency Proceeding or a material impairment of the financial condition of such Account Debtor,

         (k) Accounts with respect to which the Account Debtor is located in the states of New Jersey, Minnesota, or West Virginia (or any other state that requires a creditor to file a business activity report or similar document in order to bring suit or otherwise enforce its remedies against such Account Debtor in the courts or through any judicial process of such state), unless Borrower has qualified to do business in New Jersey, Minnesota, West Virginia, or such other states, or has filed a business activities report with the applicable division of taxation, the department of revenue, or with such other state offices, as appropriate, for the then-current year, or is exempt from such filing requirement,

         (l) Accounts, the collection of which, Lender, in its Permitted Discretion, believes to be doubtful by reason of the Account Debtor's financial condition,

         (m) Accounts that are not subject to a valid and perfected first priority Lender's Lien,

         (n) Accounts with respect to which (i) the goods giving rise to such Account have not been shipped and billed to the Account Debtor, or (ii) the services giving rise to such Account have not been performed and billed to the Account Debtor, or

         (o) Accounts that represent the right to receive progress payments or other advance billings that are due prior to the completion of performance by Borrower of the subject contract for goods or services.

         "Environmental Actions" means any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter, or other communication from any Governmental Authority, or any third party involving violations of Environmental Laws or releases of Hazardous Materials from (a) any assets, properties, or businesses of any Obligor or any predecessor in interest, (b) adjoining properties or businesses, or (c) onto any facilities which received Hazardous Materials generated by any Obligor or any predecessor in interest.

         "Environmental Indemnity Agreement" means that certain Environmental Indemnity Agreement with respect to the Real Property Collateral, in form and substance satisfactory to Lender and substantially in the form of Exhibit E-1.1.

         "Environmental Law" means any applicable federal, state, provincial, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy, or rule of common law now or hereafter in effect and in each case as amended, or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, to the extent binding on any Obligor, relating to the environment, employee health and safety, or Hazardous Materials, including CERCLA; RCRA; the Federal Water Pollution Control Act, 33 USC (S) 1251 et seq; the Toxic Substances Control Act, 15 USC, (S) 2601 et seq; the Clean Air Act, 42 USC (S) 7401 et seq.; the Safe Drinking Water Act, 42 USC. (S) 3803 et seq.; the Oil Pollution Act of 1990, 33 USC. (S) 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 USC. (S) 11001 et seq.; the Hazardous Material Transportation Act, 49 USC (S) 1801 et seq.; and the Occupational Safety and Health Act, 29 USC. (S) 651 et seq. (to the extent it regulates occupational exposure to Hazardous Materials); any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

         "Environmental Liabilities and Costs" means all liabilities, monetary obligations, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts, or consultants, and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand by any Governmental Authority or any third party, and which relate to any Environmental Action.

         "Environmental Lien" means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.

         "Equipment" means all of each Obligor's now owned or hereafter acquired right, title, and interest with respect to equipment, machinery, machine tools, motors, furniture, furnishings, fixtures, vehicles (including motor vehicles), tools, parts, goods (other than consumer goods, farm products, or Inventory), wherever located, including all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

         "Equity Interests" means Capital Stock or partnership, participation or membership interests and all warrants, options or other rights to acquire Capital Stock or partnership, participation or membership interests (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock or partnership, participation or membership interests).

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto.

         "ERISA Affiliate" means (a) any Person subject to ERISA whose employees are treated as employed by the same employer as the employees of any Obligor under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of any Obligor under IRC Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which any Obligor is a member under IRC
Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any Person subject to ERISA that is a party to an arrangement with any Obligor and whose employees are aggregated with the employees of any Obligor under IRC Section 414(o).

         "ERISA Event" means (a) a Reportable Event (as defined in Section 4043 of ERISA) with respect to any Benefit Plan or Multiemployer Plan, (b) the withdrawal of any Obligor or any of their respective Subsidiaries or ERISA Affiliates from a Benefit Plan during a plan year in which it was a "substantial employer" (as defined in Section 4001(a)(2) of ERISA), (c) the providing of notice of intent to terminate a Benefit Plan in a distress termination (as described in Section 4041(c) of ERISA), (d) the institution by the PBGC of proceedings to terminate a Benefit Plan or Multiemployer Plan, (e) any event or condition (i) that provides a basis under Section 4042(a)(1), (2), or (3) of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan or Multiemployer Plan, or (ii) that may result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA, (f) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of any Obligor , any of their respective Subsidiaries or ERISA Affiliates from a Multiemployer Plan, or (g) providing any security to any Plan under Section 401(a)(29) of the IRC by any Obligor or their respective Subsidiaries or any of their ERISA Affiliates.

         "Event of Default" has the meaning set forth in Section 8.

         "Excess Availability" means the amount, as of the date any determination thereof is to be made, equal to Availability minus the aggregate amount, if any, of all trade payables of Obligors aged in excess of historical levels with respect thereto and all book overdrafts in excess of historical practices with respect thereto, in each case as determined by Lender in its Permitted Discretion.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Excluded Assets" means (i) assets secured by Purchase Money Indebtedness or Capitalized Lease Obligations permitted to be incurred under this Agreement; (ii) all Gaming Licenses, and (iii) any assets, agreements, leases, permits, licenses or other assets or property that cannot be subjected to a Lien under the Loan Documents without the consent of third parties, which consent has not been obtained (including from applicable Gaming Authorities) including any of the Obligors' interests in participating gaming device leases (other than to the extent that any term requiring such consent under such assets, agreements, leases, permits, licenses or other assets or property would be rendered ineffective pursuant to Sections 9-406 or 9-408 of the Code (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity); provided, that Obligor agrees to use all reasonable efforts to obtain all requisite consents to enable Obligor to provide a security interest in such asset and, in any event, immediately upon the ineffectiveness, lapse or termination of any such provisions, the Collateral shall include, and Obligor shall be deemed to have granted a security interest in, all such rights and interests as if such provision had never been in effect; provided, further, that Excluded Assets do not include the proceeds of the assets under clauses (i),
(ii) or (iii) or of any other Collateral to the extent such proceeds do not constitute Excluded Assets.

         "Exempted Affiliate Transactions" means (a) customary employee compensation arrangements approved by a majority of independent (as to such transactions) members of the Board of Directors of Borrower; (b) dividends permitted under Section 7.8 and payable, in form and amount, on a pro rata basis to all holders of common stock of Borrower; and (c) Permitted Dispositions described in clauses (4) and (6) of the definition thereof.

         "Exterior Signage Business" means the exterior signage business maintained in CEI.

         "Fair Market Value" means the price that would be paid in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by Borrower.

         "FEIN" means Federal Employer Identification Number.

         "Flip-It(TM) Sale Transaction" means that potential sale of slot machines and related inventory and intellectual property (including patents and trademarks) for the Flip-It(TM) game.

     "Foreign Subsidiary" means any Subsidiary of Borrower which (i) is not organized under the laws of the United States, any state thereof or the District of Columbia and (ii) conducts substantially all of its business operations outside the United States of America.

     "Funding Date" means the date on which a Borrowing occurs.

     "Funded Debt" means, at any date of determination, the sum of all Indebtedness (other than Indebtedness of the type described in clauses (d) and (f) of the definition of Indebtedness), including and regardless of whether any of the following has been converted or otherwise transmuted into another form of Indebtedness or Investment, the sum (without duplication) in Dollars of all of the following: the Obligations, Capital Lease Obligations, the Senior Subordinated Indebtedness, and the Indebtedness set forth on Schedule 5.20.

     "Funding Losses" has the meaning set forth in Section 2.13(b)(ii).

     "GAAP" means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession in the United States as in effect at the time.

     "Games of Nevada" means Games of Nevada, Inc., a Nevada corporation.

     "Gaming Authorities" means the Nevada State Gaming Control Board, the Nevada Gaming Commission, the Mississippi Gaming Commission and every other state and local regulatory agency that has jurisdiction over the manufacturing and distribution of gaming devices or the conduct of gaming operations of Borrower or any of its Subsidiaries.

     "Gaming Business" means Obligors' businesses consisting of leasing or licensing of Gaming Equipment.

     "Gaming Equipment" means all casino equipment, signage, and supplies including slot machines, gaming tables, cards, dice, gaming chips, player tracking systems and all other gaming devices, cashless wagering systems and associated equipment (as those terms are defined under Applicable Gaming Laws) and related equipment (including security systems) and supplies used in the operation of a casino, and all non-casino outdoor signage and other products sold to non-casino customers.

     "Gaming Jurisdiction" means all jurisdictions and their political subdivisions in which Borrower or any of its Subsidiaries conducts gaming activities or any Gaming Business or manufactures or distributes Gaming Equipment.

     "Gaming License" shall mean every material license, finding of suitability, registration, franchise or other approval or authorization on the date of the Loan

Documents or thereafter required to own, lease, operate or otherwise conduct Gaming Business or activities (including the design, manufacturing or distribution of Gaming Equipment) in any jurisdiction (including any Gaming Jurisdiction) in which any Obligor conducts or proposes in good faith to conduct Gaming Business, including any applicable liquor license. For purposes of this definition, Gaming License shall not include any Copyright License, Patent License, Trademark License or Trade Secret License, or similar license relating to Intellectual Property.

     "Gaming Subsidiary" shall mean Mikohn Nevada and MGC, together with any other Subsidiary of Borrower that holds a Gaming License.

     "General Intangibles" means all of each Obligor's now owned or hereafter acquired right, title, and interest with respect to general intangibles (including payment intangibles, contract rights, rights to payment, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, Intellectual Property, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, money, deposit accounts (including Cash Management Accounts), insurance premium rebates, tax refunds, and tax refund claims), and any and all supporting obligations in respect thereof, and any other personal property other than goods, Accounts, Investment Property, and Negotiable Collateral.

     "Governing Documents" means, with respect to any Person, the certificate or articles of incorporation, by-laws, or other organizational documents of such Person.

     "Governmental Authority" means any foreign, federal, state, local, or other governmental, or administrative body, instrumentality, department, or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body, including any Gaming Authorities.

     "Guarantors" means, collectively, CEI, Games of Nevada, MGC, Mikohn International, Mikohn Nevada, and PGI, and "Guarantor" shall mean any one of them.

     "Guaranty" means that certain general continuing guaranty executed and delivered by Guarantors in favor of Lender, in form and substance satisfactory to Lender.

     "Hazardous Materials" means (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or "EP toxicity", (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

     "incur" shall have the meaning set forth in Section 7.1.

     "Incurrence Date" has the meaning set forth in Section 7.1.

     "Indebtedness" of any Person means, without duplication:

     (a) all liabilities and obligations, contingent or otherwise, of such any Person, to the extent such liabilities and obligations would appear as a liability upon the consolidated balance sheet of such Person in accordance with GAAP, (1) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof); (2) evidenced by bonds, notes, debentures or similar instruments; and
(3) representing the balance deferred and unpaid of the purchase price of any property or services, except (other than accounts payable or other obligations to trade creditors which have remained unpaid for greater than 90 days past their original due date) those incurred in the ordinary course of its business that would constitute ordinarily a trade payable to trade creditors;

     (b) all liabilities and obligations, contingent or otherwise, of such Person (1) evidenced by bankers' acceptances or similar instruments issued or accepted by banks, (2) relating to any Capitalized Lease Obligation, or (3) evidenced by a letter of credit or a reimbursement obligation of such Person with respect to any letter of credit;

     (c) all net obligations of such Person under Interest Swap and Hedging Obligations;

     (d) all liabilities and obligations of others of the kind described in the preceding clauses (a), (b) or (c) that such Person has guaranteed or provided credit support or that are otherwise its legal liability or which are secured by any assets or property of such Person;

     (e) any and all deferrals, renewals, extensions, refinancing and refundings (whether direct or indirect) of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (a), (b), (c) or (d), or this clause (e), whether or not between or among the same parties; and

     (f) all Disqualified Capital Stock of such Person (measured at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends).

     For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Agreement, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Capital Stock, such Fair Market Value shall be determined in good faith by the board of directors of the issuer (or managing general partner or managing member of the issuer) of such Disqualified Capital Stock.

     The amount of any Indebtedness outstanding as of any date shall be (1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount, but the accretion of original issue discount in accordance with the original terms of Indebtedness issued with an original issue discount will not be deemed to be an incurrence and (2) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

     "Indemnified Liabilities" has the meaning set forth in Section 11.3.

     "Indemnified Person" has the meaning set forth in Section 11.3.

     "Indenture" means the Indenture, dated as of August 22, 2001, among Borrower, the Guarantors and Indenture Trustee.

     "Indenture Trustee" means U.S. Bank (f/k/a Firstar Bank, N.A.), as trustee.

     "Insolvency Proceeding" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state or federal bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

     "Intellectual Property" shall mean, collectively, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks, the Trademark Licenses, the Trade Secrets, and the Trade Secret Licenses.

     "Intellectual Property Security Agreement" means an intellectual property security agreement executed and delivered by Obligors and Lender, the form and substance of which is reasonably satisfactory to Lender.

     "Intercompany Subordination Agreement" means a subordination agreement executed and delivered by each Obligor and Lender, the form and substance of which is reasonably satisfactory to Lender.

     "Intercreditor Agreement" means an intercreditor agreement executed and delivered by Indenture Trustee and Lender, the form and substance of which is reasonably satisfactory to Lender.

     "Interest Coverage Ratio" of any Person on any Transaction Date means the ratio, on a pro forma basis, of (a) the aggregate amount of Consolidated EBITDA of such Person attributable to continuing operations and businesses (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of) for the Reference Period to (b) the aggregate Consolidated Interest Expense of such Person (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of, but only to the extent that the obligations giving rise to such Consolidated

Interest Expense would no longer be obligations contributing to such Person's Consolidated Interest Expense subsequent to the Transaction Date) during the Reference Period; provided, that for purposes of such calculation:

          (1) Acquisitions which occurred during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date shall be assumed to have occurred on the first day of the Reference Period without regard to the effect of clause (c) of the definition of "Consolidated Net Income;"

          (2) transactions giving rise to the need to calculate the Interest Coverage Ratio shall be assumed to have occurred on the first day of the Reference Period without regard to the effect of clause (c) of the definition of "Consolidated Net Income;"

          (3) the incurrence of any Indebtedness (including issuance of any Disqualified Capital Stock) during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date (and the application of the proceeds therefrom to the extent used to refinance or retire other Indebtedness) (other than Indebtedness incurred under any revolving credit facility) shall be assumed to have occurred on the first day of the Reference Period; and

          (4) the Consolidated Interest Expense of such Person attributable to interest on any Indebtedness or dividends on any Disqualified Capital Stock bearing a floating interest (or dividend) rate shall be computed on a pro forma basis as if the average rate in effect from the beginning of the Reference Period to the Transaction Date had been the applicable rate for the entire period, unless such Person or any of its Subsidiaries is a party to an Interest Swap or Hedging Obligation (which shall remain in effect for the 12-month period immediately following the Transaction Date) that has the effect of fixing the interest rate on the date of computation, in which case such rate (whether higher or lower) shall be used.

     "Interest Period" means, with respect to each LIBOR Rate Loan, a period commencing on the date of the making of such LIBOR Rate Loan and ending one, two, three or six months thereafter; provided, however, that (a) if any Interest Period would end on a day that is not a Business Day, such Interest Period shall be extended (subject to clauses (c)-(e) below) to the next succeeding Business Day, (b) interest shall accrue at the applicable rate based upon the LIBOR Rate from and including the first day of each Interest Period to, but excluding, the day on which any Interest Period expires, (c) any Interest Period that would end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (d) with respect to an Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), the Interest Period shall end on the last Business Day of the calendar month that is one, two, three or six months after the date on which the Interest

Period began, as applicable, and (e) Borrower may not elect an Interest Period which will end after the Maturity Date.

     "Interest Swap and Hedging Obligation" means any obligation of any Person pursuant to any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate exchange agreement, currency exchange agreement or any other agreement or arrangement designed to protect against fluctuations in interest rates or currency values, including any arrangement whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a fixed or floating rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or floating rate of interest on the same notional amount.

     "Inventory" means all of each Obligor's now owned or hereafter acquired right, title, and interest with respect to inventory, including goods held for sale or lease or to be furnished under a contract of service, goods that are leased by such Obligor as lessor, goods that are furnished by such Obligor under a contract of service, and raw materials, work in process, or materials used or consumed in such Obligor's business.

     "Investment" by any Person in any other Person means (without duplication):

     (a) the acquisition (whether by purchase, merger, consolidation or otherwise) by such Person (whether for cash, property, services, securities or otherwise) of Equity Interests, capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities, including any options or warrants, of such other Person or any agreement to make any such acquisition;

     (b) the making by such Person of any deposit with, or advance, loan or other extension of credit to, such other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such other Person) or any commitment to make any such advance, loan or extension (but excluding accounts receivable, endorsements for collection or deposits arising in the ordinary course of business);

     (c) other than guarantees of Indebtedness of Borrower or any Guarantor to the extent permitted by Section 7.1, the entering into by such Person of any guarantee of, or other credit support or contingent obligation with respect to, Indebtedness or other liability of such other Person;

     (d) the making of any capital contribution by such Person to such other Person; and

     (e) the designation by the Board of Directors of Borrower of any Person to be an Unrestricted Subsidiary.

Borrower shall be deemed to make an Investment in an amount equal to the Fair Market Value of the net assets of any subsidiary (or, if neither Borrower nor any of its Subsidiaries has theretofore made an Investment in such subsidiary, in an amount equal to the Investments being made), at the time that such subsidiary is designated an Unrestricted Subsidiary, and any property transferred to an Unrestricted Subsidiary from Borrower or a Subsidiary of Borrower shall be deemed an Investment valued at its Fair Market Value at the time of such transfer. Borrower or any of its Subsidiaries shall be deemed to have made an Investment in a Person that is or was a Subsidiary if, upon the issuance, sale or other disposition of any portion of Borrower's or the Subsidiary's ownership in the Capital Stock of such Person, such Person ceases to be a Subsidiary. The Fair Market Value of each Investment shall be measured at the time made or returned, as applicable.

     "Investment Company Act" means the Investment Company Act of 1940, as amended.

     "Investment Property" means all of each Obligor's now owned or hereafter acquired right, title, and interest with respect to "investment property" as that term is defined in the Code, and any and all supporting obligations in respect thereof.

     "IRC" means the Internal Revenue Code of 1986, as in effect from time to time.

     "L/C" has the meaning set forth in Section 2.12(a).

     "L/C Disbursement" means a payment made by Lender pursuant to an L/C.

     "L/C Undertaking" has the meaning set forth in Section 2.12(a).

     "Lender" has the meaning set forth in the preamble to this Agreement.

     "Lender's Account" means an account at a bank designated by Lender from time to time as the account into which Borrower shall make all payments to Lender under this Agreement and the other Loan Documents; unless and until Lender notifies Borrower to the contrary, Lender's Account shall be that certain deposit account listed on Schedule A-1.

     "Lender Expenses" means all (a) costs or expenses (including taxes, and insurance premiums) required to be paid by any Obligor under any of the Loan Documents that are paid or incurred by Lender, (b) the actual fees or charges paid or incurred by Lender in connection with Lender's transactions with any Obligor, including, fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, litigation, and Code searches and including searches with the patent and trademark office, the copyright office, or the department of motor vehicles), filing, recording, publication, appraisal (including periodic Collateral appraisals or business valuations to the extent of the fees and charges (and up to the amount of any limitation) contained in this Agreement), real estate surveys, real estate title policies and endorsements, and environmental audits,
(c) costs and expenses incurred by Lender in the disbursement of funds to Borrower (by wire transfer or otherwise), (d) charges paid or incurred by Lender resulting from the dishonor of checks, (e) reasonable costs and expenses paid or incurred by Lender to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated, (f) audit fees and expenses of Lender related to audit examinations of the Books to the extent of the fees and charges (and up to the amount of any limitation) contained in this Agreement, (g) reasonable costs and expenses of third party claims or any other suit paid or incurred by Lender in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or Lender's relationship with any Obligor or any other guarantor of the Obligations, (h) Lender's reasonable fees and expenses (including attorneys fees) incurred in advising, structuring, drafting, reviewing, administering, or amending the Loan Documents, and (i) Lender's reasonable fees and expenses (including attorneys fees) incurred in terminating, enforcing (including attorneys fees and expenses incurred in connection with a "workout," a "restructuring," or an Insolvency Proceeding concerning any Obligor or in exercising rights or remedies under the Loan Documents), or defending the Loan Documents, irrespective of whether suit is brought, or in taking any Remedial Action required by a Governmental Authority or reasonably deemed necessary by Lender concerning the Collateral.

     "Lender's Liens" means the Liens granted by Obligors to Lender under this Agreement or the other Loan Documents.

     "Lender-Related Person" means Lender, Lender's Affiliates, and the officers, directors, employees, and agents of Lender.

     "Lender's Restricted Account" means an account at a bank designated by Lender from time to time as the account into which Obligors shall, upon the occurrence of a Trigger Event, deposit Collections not arising from Subject Accounts pursuant to Section 2.7(b).

     "Letter of Credit" means an L/C or an L/C Undertaking, as the context requires.

     "Letter of Credit Usage" means, as of any date of determination, the aggregate undrawn amount of all outstanding L/C's plus 100% of the amount of outstanding time drafts accepted by an Underlying Issuer as a result of drawings under Underlying Letters of Credit.

     "LIBOR Deadline" has the meaning set forth in Section 2.13(b)(i).

     "LIBOR Notice" means a written notice in the form of Exhibit L-1.

     "LIBOR Rate" means, for each Interest Period for each LIBOR Rate Loan, the rate per annum determined by Lender (rounded upwards, if necessary, to the next 1/16%) by dividing (a) the Base LIBOR Rate for such Interest Period, by (b) 100% minus the Reserve Percentage. The LIBOR Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

     "LIBOR Rate Loan" means each portion of a Revolving Loan A Advance that bears interest at a rate determined by reference to the LIBOR Rate.

     "LIBOR Rate Margin" means 2.75 percentage points.

     "Lien" means any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired.

     "Loan Account" has the meaning set forth in Section 2.10.

     "Loan Documents" means this Agreement, the Cash Management Agreements, the Control Agreements, the Disbursement Letter, the Due Diligence Letter, the Environmental Indemnity Agreement, the Guaranty, the Intellectual Property Security Agreement, the Intercompany Subordination Agreement, the Intercreditor Agreement, the L/C's, the Mortgages, the Officers' Closing Certificate, the Stock Pledge Agreement, any note or notes executed by Borrower in connection with this Agreement and payable to Lender, and any other agreement entered into, now or in the future, by Borrower and Lender in connection with this Agreement.

     "MGC" means MGC, Inc., a Nevada corporation.

     "Material Adverse Change" means a change which, taken either singly or in the aggregate, could constitute a material adverse change in (a) the properties, business, prospects, operations, earnings, assets, liabilities or condition (financial or otherwise) of the Obligors, taken as a whole, (b) the ability of any of the Obligors to perform their obligations under any of the Loan Documents, (c) the enforceability of any of the Loan Documents or Lender's ability to attach, perfect or obtain priority with regard to any of Lender's Liens intended to be created in any portion of the Collateral, or (d) the validity of any of the Loan Documents or the consummation of any of the transactions contemplated thereby.

     "Material Copyrights" means any Copyright owned by an Obligor which, as of any date of determination, has generated not less than $50,000 in gross revenues during the last two complete fiscal years ending prior to the Closing Date, or any subsequent two consecutive fiscal years, commencing with the fiscal year ending December 31, 2000, whether from the lease, licensing or other disposition of such Copyright or any Inventory which utilizes such Copyright in any way, including operation, manufacture or display.

     "Maturity Date" has the meaning set forth in Section 3.4.

     "Maximum Revolver Amount" means $17,500,000.

     "Maximum Revolving Loan A Amount" means $7,500,000.

     "Maximum Revolving Loan B Amount" means $10,000,000.

     "Mikohn International" means Mikohn International, Inc., a Nevada corporation.

     "Mikohn Nevada" means Mikohn Nevada, a Nevada corporation.

     "Mortgages" means, individually and collectively, one or more mortgages, deeds of trust, or deeds to secure debt, executed and delivered by Borrower in favor of Lender, in form and substance satisfactory to Lender, that encumber the Real Property Collateral and the related improvements thereto.

     "Multiemployer Plan" means a "multiemployer plan" (as defined in Section 3(37) of ERISA) to which any Obligor organized under the laws of the United States or any state thereof or any ERISA Affiliate is making, is obligated to make, has made or has been obligated to make, contributions on behalf of participants who are or were employed by any of them, other than a plan described in Section 4(b)(4) of ERISA.

     "Negotiable Collateral" means all of each Obligor's now-owned and hereafter-acquired right, title, and interest with respect to letters of credit, letter of credit rights, instruments, promissory notes, drafts, documents, and chattel paper (including electronic chattel paper and tangible chattel paper), and any and all supporting obligations in respect thereof.

     "Net Cash Proceeds" means the aggregate amount of cash or Cash Equivalents received by Borrower in the case of a sale of Qualified Capital Stock plus, in the case of an issuance of Qualified Capital Stock upon any exercise, exchange or conversion of securities (including options, warrants, rights, and convertible or exchangeable debt, but exclusive of those options, warrants, or rights granted under any employee stock option agreements or benefit plans) of Borrower that were issued for cash after the Closing Date, the amount of cash originally received by Borrower upon the issuance of such securities (including options, warrants, rights, and convertible or exchangeable debt, but exclusive of those options, warrants, or rights granted under any employee stock option agreements or benefit plans) less, in each case, the sum of all payments, fees, commissions and expenses (including the fees and expenses of legal counsel and investment banking fees and expenses) incurred in connection with such sale of Qualified Capital Stock.

     "Net Sales Proceeds" means the aggregate amount of cash or Cash Equivalents received by an Obligor in a sale-leaseback transaction described in Section 7.6 (or by Borrower in the case of the Flip-It(TM) Sale Transaction) less the sum of all payments, fees, commissions and expenses (including the fees and expenses of legal counsel and investment banking fees and expenses) incurred in connection with such transaction.

     "Obligations" means all loans, Advances, debts, principal, interest (including any interest that, but for the provisions of the Bankruptcy Code, would have accrued), contingent reimbursement obligations with respect to outstanding L/C's, premiums, liabilities (including all amounts charged to Borrower's Loan Account pursuant hereto), obligations, fees, charges, costs, Lender Expenses (including any fees or expenses that, but for the provisions of the Bankruptcy Code, would have accrued), lease payments, guaranties, covenants, and duties of any kind and description owing by any Obligor to Lender pursuant to or evidenced by the Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all Lender Expenses that any Obligor is required to pay or reimburse by the Loan

Documents, by law, or otherwise. Any reference in this Agreement or in the Loan Documents to the Obligations shall include all amendments, changes, extensions, modifications, renewals replacements, substitutions, and supplements, thereto and thereof, as applicable, both prior and subsequent to any Insolvency Proceeding.

     "Obligors" shall mean Borrower and Guarantors, and "Obligor" shall mean any one of them.

     "Officers' Closing Certificate" means the representations and warranties of officers form submitted by Lender to Borrower, together with Borrower's completed responses to the inquiries set forth therein, the form and substance of such responses to be satisfactory to Lender.

     "Officers' Event Certificate" means the officers' certificate to be delivered upon the occurrence of certain events as set forth in this Agreement.

     "Overadvance" has the meaning set forth in Section 2.5.

     "Participant" has the meaning set forth in Section 14.1(d).

     "Patents" shall mean all United States and foreign patents, applications for patents and the right to file patent applications throughout the world, including those set forth on the attached Schedule P-1.1 (as such schedule may be amended or supplemented from time to time), all reissues, divisions, continuations, continuations-in-part, extensions, renewals, and reexaminations of any of the foregoing, all rights corresponding thereto throughout the world, and all proceeds of the foregoing including licenses, royalties, income, payments, claims, damages, and proceeds of suit and the right to sue for past, present and future infringements of any of the foregoing.

     "Patent Licenses" shall mean all agreements providing for the granting of any right in or to Patents (whether an Obligor is licensee or licensor thereunder) including each agreement referred to in Schedule P-1.1(a) (as such schedule may be amended or supplemented from time to time).

     "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

     "PGI" means Progressive Games, Inc., a Delaware corporation.

     "Permitted Discretion" means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.

     "Permitted Dispositions" means that, subject to the limitations set forth in Section 7.14:

     (1) each of the Obligors and any Subsidiaries of Obligors may in the ordinary course of business, (a) convey, sell, transfer, assign or otherwise dispose of inventory and other assets acquired and held for resale in the ordinary course of business to any non-Affiliate and (b) liquidate Cash Equivalents;

     (2) each of the Obligors and any Subsidiaries of Obligors may convey, sell, transfer, assign or otherwise dispose of assets pursuant to and in accordance with Section 7.3;

     (3) each of the Obligors and any Subsidiaries of Obligors may sell or dispose of damaged, worn out or other obsolete personal property in the ordinary course of business, so long as such property is no longer necessary for the proper conduct of an Obligor's business or the business of such Obligor Subsidiary, as applicable;

     (4) each of the Guarantors and any of their Subsidiaries may convey, sell, transfer, assign or otherwise dispose of assets to any other Obligor; and so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom on a pro forma basis, Borrower may convey, sell, transfer, assign or otherwise dispose of Inventory to (i) any Affiliate (other than a Domestic Subsidiary) on terms no less favorable to Borrower than could have been obtained in an arm's length transaction with a non-Affiliate, or (ii) any Domestic Subsidiary in the Borrower's ordinary course of business;

     (5) each of the Obligors and any Subsidiaries of Obligors may settle, release or surrender tort or other litigation claims in the ordinary course of business or grant Liens not prohibited by this Agreement;

     (6) so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom on a pro forma basis, Foreign Subsidiaries may convey, sell, transfer, assign or otherwise dispose of assets to Borrower, any of the Guarantors, or any other Foreign Subsidiary;

     (7) each of the Obligors and any Subsidiaries of Obligors may make Permitted Investments pursuant to clause (e) in the definition thereof and Restricted Investments that are not prohibited by Section 7.8 hereof;

     (8) the Borrower may consummate the Flip-It(TM)Sale Transaction, so long as the Net Sales Proceeds are utilized as provided in Section 6.21;

     (9) the Borrower may convey, sell, transfer, assign or otherwise dispose of assets pertaining to the Exterior Signage Business;

     (10) so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom on a pro forma basis, Obligors may convey, sell, lease, license, assign or transfer, or otherwise dispose of slot machines (other than those held for resale in the ordinary course of business) to non-Affiliates in an aggregate amount not to exceed $5,000,000 for all Obligors during any fiscal year; and

     (11) in addition to the Permitted Dispositions in clause (10), so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom on a pro forma basis, Obligors may convey, sell, lease, license, assign or transfer, or otherwise dispose of any Obligor's assets (other than slot machines or table games) to non-Affiliates in an aggregate amount not to exceed $5,000,000 for all Obligors during any fiscal year.

     "Permitted Indebtedness" means that:

     (a) Borrower and the Guarantors may incur Indebtedness evidenced by the Senior Subordinated Notes, any guarantees thereof, and by the Loan Documents up to the amounts being issued on the original issue date less any amounts repaid or retired;

     (b) Borrower and the Guarantors, as applicable, may incur Refinancing Indebtedness with respect to (i) any Indebtedness described in Section 5.20 or
(ii) any Indebtedness (including Disqualified Capital Stock) (A) described in clause (a) or (B) incurred pursuant to the Debt Incurrence Ratio test of Section
7.1 hereof, or (C) which was refinanced pursuant to this clause (b);

     (c) Borrower and its Subsidiaries may incur Indebtedness solely in respect of bankers acceptances, letters of credit and performance bonds (to the extent that such incurrence does not result in the incurrence of any obligation to repay any obligation relating to borrowed money or other Indebtedness), all in the ordinary course of business in accordance with customary industry practices, in amounts and for the purposes customary in Borrower's industry; provided, that the aggregate principal amount outstanding of such Indebtedness (including Refinancing Indebtedness and any other Indebtedness issued to retire, refund, defease, or replace such Indebtedness) shall at no time exceed $500,000;

     (d) (i) Borrower may incur Indebtedness owed to (borrowed from) any Guarantor; (ii) any Guarantor may incur Indebtedness owed to (borrowed from) any other Guarantor or Borrower, subject to the limitations set forth in Section 7.14; and (iii) any Subsidiary may incur Indebtedness owed to (borrowed from) any Guarantor or Borrower, subject to the limitations set forth in Section 7.14; provided, that (w) in the case of Indebtedness of Borrower, such obligations shall be unsecured and contractually subordinated in all respects to Borrower's obligations pursuant to the Loan Documents and any event that causes such Guarantor no longer to be a Guarantor (including by designation to be an Unrestricted Subsidiary) shall be deemed to be a new incurrence by Borrower of such Indebtedness and any guarantor thereof subject to Section 7.1 hereof, (x) in the case of Indebtedness of a Guarantor, such obligations shall be unsecured and contractually subordinated in all respects to such Guarantor's obligations pursuant to the Loan Documents and any event that causes the Guarantor lender no longer to be a Guarantor (including a designation as an Unrestricted Subsidiary) shall be deemed to be a new incurrence by such Guarantor borrower of such Indebtedness and any guarantor thereof subject to Section 7.1 hereof, and (y) in the case of Indebtedness of a Subsidiary pursuant to clause (iii) such obligations shall be unsecured and any event that causes the Guarantor lender no longer to be a Guarantor (including a designation as an Unrestricted Subsidiary) shall be deemed to be a new incurrence by such Subsidiary borrower of such Indebtedness and any guarantor thereof subject to Section 7.1 hereof;

     (e) Borrower and the Guarantors may incur Interest Swap and Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate or currency risk with respect to any fixed or floating rate Indebtedness that is permitted by this Indenture to be outstanding or any receivable or liability the payment of which is determined by reference to a foreign currency; provided, that the notional amount of any such Interest Swap and Hedging Obligation does not exceed the principal amount of Indebtedness to which such Interest Swap and Hedging Obligation relates; and

     (f)  Borrower may incur Permitted Purchase Money Indebtedness.

     "Permitted Investment" means, subject to the limitations set forth in
Section 7.14:

     (a)  any Investment in any of the Senior Subordinated Notes;

     (b)  any Investment in Cash Equivalents;

     (c) intercompany notes to the extent permitted under clauses (i), (ii), or (iii) of clause (d) of the definition of "Permitted Indebtedness";

     (d) any Investment by Borrower or any Guarantor in a Person in a Related Business if: (i) as a result of such Investment such Person immediately becomes a Subsidiary and a Guarantor or such Person is immediately merged with or into the Borrower or a Guarantor, (ii) Borrower has Excess Availability of not less than $5,000,000 immediately after giving effect to any such Investment, and
(iii) Borrower shall have delivered to Lender prior to any such Investment, an Officers' Event Certificate, together with appropriate supporting details and a statement of underlying assumptions, demonstrating that as of the end of each fiscal month for the 12-month period following the Investment on a pro forma basis, Borrower shall have Excess Availability of not less than $5,000,000;

     (e) other Investments in any Person or Persons, provided, that (i) after giving pro forma effect to each such Investment, the aggregate amount of all such Investments made on and after the Closing Date pursuant to this clause (e) that are outstanding (after giving effect to any such Investments or any portions thereof that are returned to Borrower or the Guarantor that made such prior Investment, without restriction, in cash on or prior to the date of any such calculation, but only up to the amount of the Investment made under this clause (e)) in all such Persons at any time does not in the aggregate exceed $10,000,000 (measured by the value attributed to the Investment at the time made or returned, as applicable); (ii) Borrower has Excess Availability of not less than $5,000,000 immediately after giving effect to any such Investment; and
(iii) Borrower shall have delivered to Lender prior to any such Investment an Officers' Event Certificate, together with appropriate supporting details and a statement of underlying assumptions, demonstrating that as of the end of each fiscal month for the 12-month period following the Investment on a pro forma basis, Borrower shall have Excess Availability of not less than $5,000,000; and

     (f) any Investment in any Person in exchange for Borrower's Qualified Capital Stock or the Net Cash Proceeds of any substantially concurrent sale of

Borrower's Qualified Capital Stock; provided that: (i) Borrower has Excess Availability of not less than $5,000,000 immediately after giving effect to any such Investment, and (ii) Borrower shall have delivered to Lender prior to any such Investment, an Officers' Event Certificate, together with appropriate supporting details and a statement of underlying assumptions, demonstrating that as of the end of each fiscal month for the 12-month period following the Investment on a pro forma basis, Borrower shall have Excess Availability of not less than $5,000,000.

     "Permitted Lien" means:

     (a)  Liens existing on the Closing Date and as set forth in Schedule P-1;


     (b) Liens imposed by any Governmental Authority for taxes, assessments or other charges not yet subject to penalty or which are subject to a Permitted Protest;

     (c) statutory liens of carriers, warehousemen, mechanics, material men, landlords, repairmen or other like Liens arising by operation of law in the ordinary course of business provided that (1) the underlying obligations are not overdue for a period of more than 30 days, or (2) such Liens are subject to a Permitted Protest;

     (d) Liens securing the performance of bids, trade contracts (other than borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

     (e) easements, rights-of-way, zoning, similar restrictions and other similar encumbrances or title defects which, singly or in the aggregate, do not in any case materially detract from the value of the property subject thereto (as such property is used by Borrower or any of its Subsidiaries) or interfere with the ordinary conduct of the business of Borrower or any of its Subsidiaries;

     (f) pledges or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security legislation;

     (g) Liens securing the Senior Subordinated Notes and any guaranties thereof;

     (h) Liens securing Indebtedness of a Person existing at the time such Person becomes a Subsidiary or is merged with or into Borrower or a Subsidiary or Liens securing Indebtedness incurred in connection with an Acquisition, provided, that such Liens were in existence prior to the date of such acquisition, merger or consolidation, were not incurred in anticipation thereof, and do not extend to any other assets;

     (i) Liens arising from Purchase Money Indebtedness; provided such Liens relate solely to the property which is subject to such Purchase Money Indebtedness;

     (j) leases or subleases granted to other Persons in the ordinary course of business not materially interfering with the conduct of the business of Borrower or any of its Subsidiaries or materially detracting from the value of the relative assets of Borrower or any Subsidiary;

     (k) Liens arising from precautionary Uniform Commercial Code financing statement filings regarding operating leases entered into by Borrower or any of its Subsidiaries in the ordinary course of business;

     (l) Liens securing Refinancing Indebtedness incurred to refinance any Indebtedness that was previously so secured in a manner no more adverse to Lender than the terms of the Liens securing such refinanced Indebtedness, and provided that the Indebtedness secured is not increased and the Lien is not extended to any additional assets or property that would not have been security for the Indebtedness refinanced; and

     (m) Liens in favor of Borrower or any Guarantor, which are assigned to Lender.

     "Permitted Protest" means the right of any Obligor or its Subsidiaries to protest any Lien (other than any such Lien that secures the Obligations), taxes (other than payroll taxes or taxes that are the subject of a United States federal tax lien), or rental payment, provided that (a) a reserve with respect to such obligation is established on such Obligor's Books in such amount as is required under GAAP, (b) any such protest is instituted promptly and prosecuted diligently by such Obligor or its Subsidiary, as applicable, in good faith, and
(c) Lender is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of the Lender's Liens.

     "Permitted Purchase Money Indebtedness" means, as of any date of determination, Purchase Money Indebtedness incurred after the Closing Date in an aggregate principal amount outstanding at any one time not in excess of $6,000,000.

     "Person" or "person" means any corporation, individual, limited liability company, joint stock company, joint venture, partnership, limited liability partnership, unincorporated association, government regulatory entity, country, state or political subdivision thereof, trust, municipality or other entity.

     "Personal Property Collateral" means all Collateral other than Real
Property.

     "Preferred Stock" means any Equity Interest of any class or classes of a Person (however designated) which is preferred as to payments of dividends, or as to distributions upon any liquidation or dissolution, over Equity Interests of any other class of such Person.

     "Projections" means Borrower's forecasted (a) balance sheets, (b) profit and loss statements, and (c) cash flow statements, all prepared on a basis consistent with Borrower's historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

     "Pro Forma" or "pro forma" shall have the meaning set forth in Regulation S-X of the Securities Act, unless otherwise specifically stated herein.

     "Purchase Money Indebtedness" of any Person means any Indebtedness of such Person to any seller or other Person incurred solely to finance the acquisition (including in the case of a Capitalized Lease Obligation, the lease), construction, installation or improvement of any after acquired real or personal tangible property which, in the reasonable good faith judgment of the Board of Directors of Borrower, is directly related to a Related Business of Borrower and which is incurred concurrently with such acquisition, construction, installation or improvement and is secured only by the assets so financed.

     "Qualified Capital Stock" means any Capital Stock of Borrower that is not Disqualified Capital Stock.

     "Qualified Exchange" means:

          (1) any legal defeasance, redemption, retirement, repurchase or other acquisition of Capital Stock or Indebtedness of Borrower issued on or after the Closing Date with the Net Cash Proceeds received by Borrower from the substantially concurrent sale of its Qualified Capital Stock (other than to a Subsidiary); or

          (2) any issuance of Qualified Capital Stock of Borrower in exchange for any Capital Stock or Indebtedness of Borrower issued on or after the Closing Date.

     "Real Property" means any estates or interests in real property now owned or hereafter acquired by Borrower and the improvements thereto.

     "Real Property Collateral" means the parcel or parcels of Real Property identified on Schedule R-1 and any Real Property hereafter acquired by any Obligor.

     "Record" means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.

     "Reference Period" with regard to any Person means the four full fiscal quarters (or such lesser period during which such Person has been in existence) ended immediately preceding any date upon which any determination is to be made pursuant to the terms of this Agreement.

     "Refinancing Indebtedness" means Indebtedness (including Disqualified Capital Stock)

     (a) issued in exchange for, or the proceeds from the issuance and sale of which are used substantially concurrently to repay, redeem, defease, refund, refinance, discharge or otherwise retire for value, in whole or in part; or

     (b) constituting an amendment, modification or supplement to, or a deferral or renewal of ((a) and (b) above are, collectively, a "Refinancing"),

any Indebtedness (including Disqualified Capital Stock) in a principal amount or, in the case of Disqualified Capital Stock, liquidation preference, not to exceed (after deduction of reasonable and customary fees and expenses incurred in connection with the Refinancing plus the amount of any premium paid in connection with such Refinancing) the lesser of:

          (1) the principal amount or, in the case of Disqualified Capital Stock, liquidation preference, of the Indebtedness (including Disqualified Capital Stock) so Refinanced, and

          (2) if such Indebtedness being Refinanced was issued with an original issue discount, the accreted value thereof (as determined in accordance with GAAP) at the time of such Refinancing; provided, that:

               (A) such Refinancing Indebtedness shall only be used to refinance outstanding Indebtedness (including Disqualified Capital Stock) of such Person issuing such Refinancing Indebtedness;

               (B) such Refinancing Indebtedness shall (x) not have an Average Life shorter than the Indebtedness (including Disqualified Capital Stock) to be so refinanced at the time of such Refinancing and (y) in all respects, be no less contractually subordinated or junior, if applicable, to the rights of Lender than was the Indebtedness (including Disqualified Capital Stock) to be refinanced;

               (C) such Refinancing Indebtedness shall have a final stated maturity or redemption date, as applicable, no earlier than the final stated maturity or redemption date, as applicable, of the Indebtedness (including Disqualified Capital Stock) to be so refinanced or, if sooner, 91 days after the Maturity Date; and

               (D) such Refinancing Indebtedness shall be secured (if secured) in a manner no more adverse to Lender than the terms of the Liens (if any) securing such refinanced Indebtedness, including that the amount of Indebtedness secured shall not be increased.

     "Related Business" means the business conducted (or proposed to be conducted) by Borrower and its Subsidiaries as of the Closing Date and any and all businesses that in the good faith judgment of the Board of Directors of Borrower are materially related businesses.

     "Remedial Action" means all actions taken to (a) clean up, remove, remediate, contain, treat, monitor, assess, evaluate, or in any way address Hazardous Materials in the indoor or outdoor environment, (b) prevent or minimize a release or threatened release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (c) perform any pre-remedial studies, investigations, or post-remedial operation and maintenance activities, or (d) conduct any other actions authorized by 42 USC (S) 9601.

     "Required Availability" means Excess Availability and unrestricted cash and Cash Equivalents in an amount of not less than $5,000,000.

     "Requisite Approvals" has the meaning set forth in Section 3.2(b).

     "Reserve Percentage" means, on any day, for Lender, the maximum percentage prescribed by the Board of Governors of the Federal Reserve System (or any successor Governmental Authority) for determining the reserve requirements (including any basic, supplemental, marginal, or emergency reserves) that are in effect on such date with respect to eurocurrency funding (currently referred to as "eurocurrency liabilities") of Lender, but so long as Lender is not required or directed under applicable regulations to maintain such reserves, the Reserve Percentage shall be zero.

     "Restricted Investment" means, in one or a series of related transactions, any Investment, other than other Permitted Investments.

     "Restricted Payment" means, with respect to any Person:

     (a) the declaration or payment of any dividend or other distribution in respect of Equity Interests of such Person;

     (b) any payment (except to the extent with Qualified Capital Stock) on account of the purchase, redemption or other acquisition or retirement for value of Equity Interests of such Person;

     (c) other than with the proceeds from the substantially concurrent sale of, or in exchange for, Refinancing Indebtedness, any purchase, redemption, prepayment or other acquisition or retirement for value of, any payment in respect of any amendment of the terms of or any defeasance of, any Subordinated Indebtedness or any of the Senior Subordinated Notes directly or indirectly, by such Person or a Subsidiary of such Person prior to the scheduled maturity, any scheduled repayment of principal, or scheduled sinking fund payment, as the case may be, of such Indebtedness; and

     (d)  any Restricted Investment by such Person;

     provided, however, that the term "Restricted Payment" does not include (1) any dividend, distribution or other payment on or with respect to Equity Interests of an issuer to the extent payable solely in shares of Qualified Capital Stock of such issuer, or (2) any dividend, distribution or other payment to Borrower, or to any of the Guarantors, by any of Borrower's Subsidiaries and any Investment in any Guarantor by any Subsidiary of Borrower.

     "Revolver Usage" means, as of any date of determination, the sum of (a) the then extant amount of outstanding Advances, plus (b) the then extant amount of the Letter of Credit Usage.

     "Revolving Loan A Advances" has the meaning set forth in Section 2.1(a).

     "Revolving Loan A Base Rate Margin" means 0.75 percentage points.

     "Revolving Loan A Borrowing Base" has the meaning set forth in Section 2.1.

     "Revolving Loan B Advances" has the meaning set forth in Section 2.1(b).

     "Revolving Loan B Base Rate Margin" means the following margin based upon the applicable Debt Coverage Ratio, to be effective as of the first day of the calendar month immediately following the date of determination, and based on the most recent certification received by Lender pursuant to Section 6.3(b):

  ------------------------------------------------------------------------------

          Debt Coverage Ratio                       Applicable Base Rate Margin
  ------------------------------------------------------------------------------

     Greater than or equal to 3.50:1.00              3.5 percentage points
  ------------------------------------------------------------------------------

     Less than 3.50:1.00 and greater than or equal   3.0 percentage points
     to 3.00:1.00
  ------------------------------------------------------------------------------

     Less than 3.00:1.00 and greater than or equal   2.5 percentage points
     to 2.50:1.00
  ------------------------------------------------------------------------------

     Less than 2.50:1.00                             2.0 percentage points
  ------------------------------------------------------------------------------

; provided, however, the failure to deliver the certificate of calculation of the Debt Coverage Ratio by the date required hereunder (after giving effect to any applicable grace period) shall automatically cause the Revolving Loan B Base Rate Margin to be the highest rate set forth above, effective as of the first day immediately following the date on which the delivery of the certificate of calculation of the Debt Coverage Ratio was otherwise required; and provided further, however, that for the period from the Closing Date through the last day of the first full fiscal quarter after the Closing Date and thereafter until such time as Lender receives a certificate of calculation of the Debt Coverage Ratio delivered pursuant to Section 6.3(b) establishing that a different Revolving Loan B Base Rate Margin applies, the Revolving Loan B Base Rate Margin shall be 3.0 percentage points.

     "Royalty Reserve" means those royalties based on a branded game but only to the extent of any past due amount.

     "SEC" means the United States Securities and Exchange Commission and any successor thereto.

     "Scheduled Intellectual Property" has the meaning set forth in Section
5.16.

     "Securities Account" means a "securities account" as that term is defined in the Code.

         "Senior Subordinated Debt Documents" shall mean the Indenture, together with the form of the Senior Subordinated Notes that are referenced therein.

         "Senior Subordinated Indebtedness" shall mean the Indebtedness of Borrower and/or the other Obligors as evidenced by the Senior Subordinated Notes and the guaranties thereof.

         "Senior Subordinated Notes" shall mean Borrower's Senior Subordinated Notes due 2005, issued pursuant to the Indenture.

         "Solvent" means, with respect to any Person on a particular date, that such Person is not insolvent (as such term is defined in the Uniform Fraudulent Transfer Act).

         "Stock Pledge Agreement" means a stock pledge agreement, in form and substance satisfactory to Lender, executed and delivered by Borrower to Lender with respect to the pledge of the Equity Interests owned by Borrower.

         "Stock Pledges" has the meaning set forth in Section 17.1.

         "Stock Restrictions" has the meaning set forth in Section 17.1.

         "Subject Accounts" means Accounts arising out of those participation agreements to which Obligors are a party, including participation rate leases.

         "Subject Account Collections" means Collections which arise in whole or in part from any of the Subject Accounts.

         "Subordinated Indebtedness" means Indebtedness of any Obligor that is subordinated in right of payment by its terms or the terms of any document or instrument or instrument relating thereto ("contractually") to the Obligations.

         "Subsidiary" with respect to any Person, means (1) a corporation a majority of whose Equity Interests with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by such Person and one or more Subsidiaries of such Person or by one or more Subsidiaries of such Person, and (2) any other Person (other than a corporation) in which such Person, one or more Subsidiaries of such Person, or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof has a majority ownership interest, or (3) a partnership in which such Person or a Subsidiary of such Person is, at the time, a general partner and in which such Person, directly or indirectly, at the date of determination thereof has a majority ownership interest. Notwithstanding the foregoing, an Unrestricted Subsidiary shall not be a Subsidiary of Borrower or of any Subsidiary of Borrower for any purpose under this Agreement (including the definitions therein). Unless the context requires otherwise, Subsidiary means each direct and indirect Subsidiary of Borrower.

         "Taxes" has the meaning set forth in Section 16.5.

         "Term Accounts" means Accounts, in each case arising under a contract pursuant to which payments are due over the term thereof for lease, licensing or sale of Gaming Equipment.

         "Trademarks" shall mean all United States, state and foreign trademarks, trade names, corporate names, company names, business names, fictitious business names, Internet domain names, service marks, certification marks, collective marks, logos, other source or business identifiers, designs and general intangibles of a like nature, all registrations and applications for any of the foregoing, including the registrations and applications referred to in Schedule T-1.1(a) (as such schedule may be amended or supplemented from time to time), all extensions or renewals of any of the foregoing, all of the goodwill of the business connected with the use of and symbolized by the foregoing, the right to sue for past, present and future infringement or dilution of any of the foregoing or for any injury to goodwill, and all proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages, and proceeds of suit.

         "Trademark Licenses" shall mean any and all agreements providing for the granting of any right in or to Trademarks (whether an Obligor is licensee or licensor thereunder), including each agreement referred to in Schedule T-1.1(a) (as such schedule may be amended or supplemented from time to time).

         "Trade Secrets" shall mean all trade secrets and all other confidential or proprietary information and know-how now or hereafter owned by or used in the business of an Obligor, whether or not such Trade Secret has been reduced to a writing or other tangible form, including all documents and things embodying, incorporating, or referring in any way to such Trade Secret, the right to sue for past, present and future infringement of any Trade Secret, and all proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages, and proceeds of suit.

         "Trade Secret Licenses" shall mean any and all agreements providing for the granting of any right in or to Trade Secrets (whether an Obligor is licensee or licensor thereunder), including each agreement referred to in Schedule T-1.1(b) (as such schedule may be amended or supplemented from time to time).

         "Transaction Date" shall mean the applicable date of determination.

         "Trigger Event" means any of the following:

                  (i) the occurrence of a Default or an Event of Default which is continuing; and

                  (ii) Borrower has cash, Cash Equivalents and Excess Availability in the aggregate of less than $5,000,000.

         "Unanticipated Legal Changes" shall have the meaning set forth in
Section 2.13(d)(i).

         "Underlying Issuer" means a third Person which is the beneficiary of an L/C Undertaking and which has issued a letter of credit at the request of Lender for the benefit of Borrower.

         "Underlying Letter of Credit" means a letter of credit that has been issued by an Underlying Issuer.

         "Unrestricted Subsidiary" means:

         (1) any subsidiary of Borrower that does not own any Capital Stock of, or own or hold any Lien on any property of, Borrower or any other Subsidiary of Borrower and that, at the time of determination, shall be an Unrestricted Subsidiary (as designated by the Board of Directors of Borrower); provided, that such Subsidiary at the time of such designation:

                  (a) is not party to any agreement, contract, arrangement or understanding with Borrower or any Subsidiary of Borrower unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Borrower or such Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Borrower;

                  (b) is a Person with respect to which neither Borrower nor any of its Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

                  (c) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Borrower or any of its Subsidiaries, and

         (2) any subsidiary of any Unrestricted Subsidiary.

The Board of Directors of Borrower may designate any Unrestricted Subsidiary to be a Subsidiary, provided, that:

         (1) no Default or Event of Default is existing or will occur as a consequence thereof, and

         (2) immediately after giving effect to such designation, on a pro forma basis, Borrower could incur at least $1.00 of Indebtedness pursuant to the Debt Incurrence Ratio of Section 7.1.

Each such designation shall be evidenced by filing with Lender a certified copy of the resolution giving effect to such designation and an Officers' Event Certificate certifying that such designation complied with the foregoing conditions.

         "Voidable Transfer" has the meaning set forth in Section 16.8.

         "Voting Equity Interests" means Equity Interests which at the time are entitled to vote in the election of, as applicable, directors, members or partners generally.

         "Wells Fargo" means Wells Fargo Bank, National Association, a national banking association.

         "Wholly Owned Subsidiary" means a Subsidiary all the Equity Interests of which (other than directors' qualifying shares) are owned by Borrower or one or more Wholly Owned Subsidiaries of Borrower or a combination thereof.

         1.2 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto. Whenever the term "Borrower" is used in respect of a financial covenant or a related definition, it shall be understood to mean Borrower and its Subsidiaries on a consolidated basis unless the context clearly requires otherwise.

         1.3 Code. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein.

         1.4 Construction. Unless the context of this Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement or in the other Loan Documents to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Any reference herein to any Person shall be construed to include such Person's successors and assigns. Any requirement of a writing contained herein or in the other Loan Documents shall be satisfied by the transmission of a Record and any Record transmitted shall constitute a representation and warranty as to the accuracy and completeness of the information contained therein. Unless otherwise expressly indicated, all Obligations are the joint and several obligations of Obligors.

         1.5 Schedules and Exhibits. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

2.       LOAN AND TERMS OF PAYMENT.

         2.1 Revolver Advances.

                  (a) Subject to the terms and conditions of this Agreement, and during the term of this Agreement, Lender agrees to make advances ("Revolving Loan A Advances") to Borrower in an amount at any one time outstanding not to exceed an amount equal to the lesser of (i) the Maximum Revolver Loan A Amount less the Letter of Credit Usage, and (ii) the Revolving Loan A Borrowing Base, less the Letter of Credit Usage. For purposes of this Agreement, "Revolving Loan A Borrowing Base," as of any date of determination, shall mean the result of:

                           (x)      the lesser of

                                    (i)     85% of the amount of Eligible
                           Accounts, less the amount, if any, of the Dilution Reserve, and

                                    (ii)    an amount equal to Borrower's
                           Collections with respect to Accounts for the immediately preceding 60 day period, minus

                           (y) the sum of (i) the Royalty Reserve, and (ii) the aggregate amount of reserves, if any, established by Lender under Section 2.1(c).

         Notwithstanding anything to the contrary contained in this Agreement, no assets shall be considered by Lender for inclusion in the Revolving Loan A Borrowing Base if such assets were acquired (whether or not pursuant to an Acquisition) by Borrower following the Closing Date, unless Lender has audited such assets at Borrower's expense (which shall constitute Lender Expenses) and in Lender's sole discretion.

         (b) Subject to the terms and conditions of this Agreement, and during the term of this Agreement, Lender agrees to make advances ("Revolving Loan B Advances") to Borrower in an amount at any one time outstanding not to exceed an amount equal to the Maximum Revolver Loan B Amount.

         (c) Anything to the contrary in this Section 2.1 notwithstanding, Lender shall have the right to establish reserves in such amounts, and with respect to such matters, as Lender in its Permitted Discretion shall deem necessary or appropriate, against the Revolving Loan A Borrowing Base, including reserves with respect to (i) sums that any Obligor is required to pay (such as taxes, assessments, insurance premiums, or, in the case of leased assets, rents or other amounts payable under such leases) and has failed to pay under any Section of this Agreement or any other Loan Document, and (ii) amounts owing by any Obligor to any Person to the extent secured by a Lien on, or trust over, any of the Collateral (other than any existing Permitted Lien set forth on Schedule P-1 which is specifically identified thereon as entitled to have priority over Lender's Liens), which Lien or trust, in the Permitted Discretion of Lender likely would have a priority superior to Lender's Liens (such as Liens or trusts in favor of landlords, warehousemen, carriers, mechanics, materialmen, laborers, or suppliers, or Liens or trusts for ad valorem, excise, sales, or other taxes where given priority under applicable law) in and to such item of the Collateral.

         (d) Lender shall have no obligation to: (i) make additional Revolving Loan A Advances hereunder to the extent such additional Revolving Loan A Advances would cause the Revolver Usage, as calculated in Section 2.1(a), to exceed the Maximum Revolving Loan A Amount, (ii) make additional Revolving Loan B Advances hereunder to the extent such additional Revolving Loan B Advances would cause the Revolver Usage, as calculated in Section 2.1(b), to exceed the Maximum Revolving Loan B Amount, or (iii) make additional Advances hereunder to the extent such additional Advances exceed the Maximum Revolver Amount.

         (e) Amounts borrowed pursuant to this Section may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement.

         2.2 [INTENTIONALLY OMITTED]

         2.3 Borrowing Procedures and Settlements.

             (a) Procedure for Borrowing. Each Borrowing shall be made by a request by an Authorized Person delivered to Lender (which notice must be received by Lender no later than 10:00 a.m. (California time) on the Business Day that is the requested Funding Date specifying (i) the amount of such Borrowing, (ii) whether the Borrowing is to be a Revolving Loan A Advance or a Revolving Loan B Advance, and (iii) the requested Funding Date, which shall be a Business Day. At Lender's election, in lieu of delivering the above-described request in writing, any Authorized Person may give Lender telephonic notice of such request by the required time, with such telephonic notice to be confirmed in writing within 24 hours of the giving of such notice.

             (b) Making of Advances. If Lender has received a timely request for a Borrowing in accordance with the provisions hereof, and subject to the satisfaction of the applicable terms and conditions set forth herein, Lender shall make the proceeds of such Advance available to Borrower on the applicable Funding Date by transferring immediately available funds equal to such proceeds to Borrower's Designated Account.

         2.4 Payments.

             (a) Payments by Borrower.

                 (i) Except as otherwise expressly provided herein, all payments by Borrower shall be made in Dollars to Lender's Account and shall be made in immediately available funds, no later than 11:00 a.m. (California time) on the date specified herein. Any payment received by Lender later than 11:00 a.m. (California time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day.

             (b) Application and Reversal of Payments.

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

                 (i) All payments shall be remitted to Lender and all such payments (other than payments received while no Event of Default has occurred and is continuing and which relate to the payment of principal or interest of specific Obligations or which relate to the payment of specific fees), and all proceeds of Accounts or other Collateral received by Lender, shall be applied as follows:

                       (A) first, to pay any Lender Expenses then due to Lender under the Loan Documents, until paid in full,

                       (B) second, to pay any fees then due to Lender under the Loan Documents until paid in full,

                       (C) third, to pay interest due in respect of the Revolving Loan A Advances until paid in full,

                       (D) fourth, to pay interest due in respect of the Revolving Loan B Advances until paid in full,

                       (E) fifth, to pay principal due in respect of the Revolving Loan A Advances until paid in full,

                       (F) sixth, to pay principal due in respect of the Revolving Loan B Advances until paid in full,

                       (G) seventh, if an Event of Default has occurred and is continuing, to Lender, to be held by Lender, as cash collateral in an amount up to 105% of the then extant Letter of Credit Usage until paid in full,

                       (H) eighth, to pay any other Obligations until paid in full, and

                       (I) ninth, to Borrower (to be wired to the Designated Account) or such other Person entitled thereto under applicable law.

                 (ii) In each instance, so long as no Event of Default has occurred and is continuing, Section 2.4(b) shall not be deemed to apply to any payment by Borrower specified by Borrower to be for the payment of specific Obligations then due and payable (or prepayable) under any provision of this Agreement.

                 (iii) For purposes of the foregoing, "paid in full" means payment of all amounts owing under the Loan Documents according to the terms thereof, including loan fees, service fees, professional fees, interest (and specifically including interest accrued after the commencement of any Insolvency Proceeding), default interest, interest on interest, and expense reimbursements, whether or not the same would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding.

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

             (iv) In the event of a direct conflict between the priority provisions of this Section 2.4 and other provisions contained in any other Loan Document, it is the intention of the parties hereto that such priority provisions in such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 2.4 shall control and govern.

     2.5 Overadvances. If, at any time or for any reason, the amount of Obligations owed Borrower to Lender pursuant to Sections 2.1 and 2.12 is greater than either the Dollar or percentage limitations set forth in Sections 2.1 or 2.12, (an "Overadvance"), Borrower immediately shall pay to Lender, in cash, the amount of such excess, which amount shall be used by Lender to reduce the Obligations in accordance with the priorities set forth in Section 2.4(b). In addition, Borrower hereby promises to pay the Obligations (including principal, interest, fees, costs, and expenses) in Dollars in full to Lender as and when due and payable under the terms of this Agreement and the other Loan Documents.

     2.6 Interest Rates and Letter of Credit Fee: Rates, Payments, and Calculations.

         (a) Interest Rates. Except as provided in clause (c) below, all Obligations (except for undrawn L/C's) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof as follows (i) if the relevant Obligation is a Revolving Loan A Advance that is a LIBOR Rate Loan, at a per annum rate equal to the LIBOR Rate plus the LIBOR Rate Margin, (ii) if the relevant Obligation is a Revolving Loan A Advance that is a Base Rate Loan, at a per annum rate equal to the Base Rate plus the Revolving Loan A Base Rate Margin, (iii) if the relevant Obligation is a Revolving Loan B Advance, at a per annum rate equal to the Base Rate plus the Revolving Loan B Base Rate Margin, and (iv) otherwise, at a per annum rate equal to the Base Rate plus the Revolving Loan B Base Rate Margin.

         The foregoing notwithstanding, (i) at no time shall any portion of the Obligations described in clauses (a)(i) and (ii) of the preceding paragraph of this Section 2.6(a) bear interest on the Daily Balance thereof at a per annum rate less than 4.25% and (ii) at no time shall any portion o f the Obligations described in clauses (a)(iii) and (iv) of the preceding paragraph of this
Section 2.6(a) bear interest on the Daily Balance thereof at a per annum rate less than 6.0%. To the extent that interest accrued hereunder at the rate set forth herein would be less than the foregoing minimum daily rate, the interest rate chargeable hereunder for such day automatically shall be deemed increased to the minimum rate.

         (b) Letter of Credit Fee. Borrower shall pay Lender an L/C fee (in addition to the charges, commissions, fees, and costs set forth in Section 2.12(e)) which shall accrue at a rate equal to 2% per annum times the Daily Balance of the undrawn amount of all outstanding L/C's.

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

          (c) Default Rate. Upon the occurrence and during the continuation of an Event of Default,

              (i) all Obligations (except for undrawn L/C's) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof at a per annum rate equal to two percentage points above the per annum rate otherwise applicable hereunder, and

              (ii) the L/C fee provided for above shall be increased to two percentage points above the per annum rate otherwise applicable hereunder.

          (d) Payment. Interest, L/C fees, and all other fees payable hereunder shall be due and payable, in arrears, on the first day of each month at any time that Obligations or obligation to extend credit hereunder are outstanding. Borrower hereby authorizes Lender, from time to time, without prior notice to Borrower, to charge such interest and fees, all Lender Expenses (as and when incurred), the charges, commissions, fees, and costs provided for in Section 2.12(e) (as and when accrued or incurred), the fees and costs provided for in
Section 2.11 (as and when accrued or incurred), and all other payments as and when due and payable under any Loan Document and to Borrower's Loan Account, which amounts thereafter shall constitute Advances hereunder and shall accrue interest at the rate then applicable to Advances hereunder. Any interest not paid when due shall be compounded by being charged to Borrower's Loan Account and shall thereafter constitute Advances hereunder and shall accrue interest at the rate then applicable to Advances that are Base Rate Loans hereunder.

          (e) Computation. All interest and fees chargeable under the Loan Documents shall be computed on the basis of a 360 day year for the actual number of days elapsed. In the event the Base Rate is changed from time to time hereafter, the rates of interest hereunder based upon the Base Rate automatically and immediately shall be increased or decreased by an amount equal to such change in the Base Rate.

          (f) Intent to Limit Charges to Maximum Lawful Rate. In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Borrower and Lender, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, however, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto, as of the date of this Agreement, Borrower is and shall be liable only for the payment of such maximum as allowed by law, and payment received from Borrower in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

     2.7  Cash Management.

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

              (a) Each of the Obligors (together or severally) shall (i) establish and maintain cash management services of a type and on terms satisfactory to Lender at one or more of the banks set forth on Schedule 2.7(a) (each, a "Cash Management Bank"), (ii) so long as no Trigger Event has occurred or would result therefrom, deposit or cause to be deposited promptly, and in any event not later than the first Business Day after the date of receipt thereof, all Collections (including those sent directly by Account Debtors to a Cash Management Bank) into a bank account in the applicable Obligor's name (a "Cash Management Account") at one of the Cash Management Banks, and (iii) establish Lender's Restricted Account at a Cash Management Bank. The Designated Account shall be a Cash Management Account.

              (b) Each Cash Management Bank shall establish and maintain Cash Management Agreements with Lender and the applicable Obligors, in form and substance acceptable to Lender, with respect to the Cash Management Account and the Lender's Restricted Account. Each such Cash Management Agreement shall provide, among other things, that (i) all items of payment deposited in such Cash Management Account and the Lender's Restricted Account and proceeds of each such account are held by such Cash Management Bank as agent or bailee-in-possession for Lender, (ii) the Cash Management Bank has no rights of offset or recoupment or any other claim against the applicable Cash Management Account or the Lender's Restricted Account other than for payment of its service fees and other charges directly related to the administration of such Cash Management Account or Lender's Restricted Account and for returned checks or other items of payment, and (iii) upon the occurrence of a Trigger Event: (y) all Subject Account Collections shall be deposited promptly, and in any event not later than the first Business Day after the date of receipt thereof, directly into a Cash Management Account and the Cash Management Bank will immediately forward by daily sweep all amounts in the applicable Cash Management Account to the Lender's Restricted Account; and (z) each Obligor shall segregate from Subject Account Collections the Collections not arising from Subject Accounts and promptly deposit, or cause to be deposited, such Collections not arising from Subject Accounts, and in any event not later than the first Business Day after the date of receipt thereof, directly to Lender's Restricted Account.

              (c) So long as no Trigger Event has occurred, Borrower may amend
Schedule 2.7(a) to add or replace a Cash Management Bank, Cash Management Account or Lender's Restricted Account; provided, however, that (i) such prospective Cash Management Bank shall be satisfactory to Lender and Lender shall have consented in writing in advance to the opening of such Cash Management Account or Lender's Restricted Account, as applicable, with the prospective Cash Management Bank, and (ii) prior to the time of the opening of such Cash Management Account or Lender's Restricted Account, as applicable, the applicable Obligor and such prospective Cash Management Bank shall have executed and delivered to Lender a Cash Management Agreement on terms comparable to those described in clause (b) above. Borrower shall close any of its Cash Management Accounts (and establish replacement cash management accounts in accordance with the foregoing sentence) promptly and in any event within 30 days of notice from Lender that the creditworthiness of any Cash Management Bank is no longer acceptable in Lender's reasonable judgment, or as promptly as practicable and in any event within 60 days of notice from Lender that the operating performance, funds transfer, or availability procedures or performance of the Cash Management Bank with respect to Cash Management Accounts or Lender's liability under any Cash Management Agreement with such Cash Management Bank is no longer acceptable in Lender's reasonable judgment.

         (d) The Cash Management Accounts and the Lender's Restricted Account shall be cash collateral accounts, with all cash, checks and similar items of payment in such accounts securing payment of the Obligations, and in which the Obligors are hereby deemed to have granted a Lien to Lender.

         (e) If any Trigger Event shall have occurred but shall subsequently be cured to Lender's satisfaction, then in Lender's sole discretion, Lender may thereafter permit Borrower to elect, and so long as no subsequent Trigger Event has occurred or would result therefrom, Borrower may so elect, to direct any or all amounts in the Designated Account.

     2.8 Crediting Payments; Float Charge. The receipt of any payment item by Lender (whether from transfers to Lender by the Cash Management Banks pursuant to the Cash Management Agreements or otherwise) shall not be considered a payment on account unless such payment item is a wire transfer of immediately available federal funds made to Lender's Account or unless and until such payment item is honored when presented for payment. Should any payment item not be honored when presented for payment, then Borrower shall be deemed not to have made such payment and interest shall be calculated accordingly. Anything to the contrary contained herein notwithstanding, any payment item shall be deemed received by Lender only if it is received into Lender's Account on a Business Day on or before 11:00 a.m. (California time). If any payment item is received into the Lender's Account on a non-Business Day or after 11:00 a.m. (California time) on a Business Day, it shall be deemed to have been received by Lender as of the opening of business on the immediately following Business Day. From and after the Closing Date, Lender shall be entitled to charge Borrower for one Business Day of `clearance' or `float' at the rate applicable to Base Rate Loans under Section 2.6 on all Collections that are received by Lender (regardless of whether forwarded by the Cash Management Banks to Lender). This across-the-board one Business Day clearance or float charge on all Collections is acknowledged by the parties to constitute an integral aspect of the pricing of the financing of Borrower and shall apply irrespective of whether or not there are any outstanding monetary Obligations; the effect of such clearance or float charge being the equivalent of charging one Business Day of interest on such Collections.

     2.9 Designated Account. Lender is authorized to make the Advances, and Lender is authorized to issue the L/C's, under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Person, or without instructions if pursuant to Section 2.6(d). Borrower agrees to establish and maintain the Designated Account with the Designated Account Bank for the purpose of receiving the proceeds of the Advances requested by Borrower and made by Lender hereunder. Unless otherwise agreed by Lender and Borrower, any Advance requested by Borrower and made by Lender hereunder shall be made to the Designated Account.

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

     2.10 Maintenance of Loan Account; Statements of Obligations. Lender shall maintain an account on its books in the name of Borrower (the "Loan Account") on which Borrower will be charged with all Advances made by Lender to Borrower or for Borrower's account, the L/C's issued by Lender for Borrower's account, and with all other payment Obligations hereunder or under the other Loan Documents, including, accrued interest, fees and expenses, and Lender Expenses. In accordance with Section 2.8, the Loan Account will be credited with all payments received by Lender from Borrower or for Borrower's account, including all amounts received in Lender's Account from any Cash Management Bank. Lender shall render statements regarding the Loan Account to Borrower, including principal, interest, fees, and including an itemization of all charges and expenses constituting Lender Expenses owing, and such statements shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrower and Lender unless, within 30 days after receipt thereof by Borrower, Borrower shall deliver to Lender written objection thereto describing the error or errors contained in any such statements.

     2.11 Fees. Borrower shall pay to Lender the following fees and charges, which fees and charges shall be non-refundable when paid (irrespective of whether this Agreement is terminated thereafter):

          (a) Facility Fee. An amount equal to $25,000, which shall be fully earned and payable on the Closing Date,

          (b) Unused Line Fee. On the first day of each month during the term of this Agreement, an unused line fee in an amount equal to 0.5% per annum times the result of (a) the Maximum Revolver Amount, less (b) the sum of (i) the average Daily Balance of Advances that were outstanding during the immediately preceding month, plus (ii) the average Daily Balance of the Letter of Credit Usage during the immediately preceding month,

          (c) Loan Monitoring Fee. On the first day of each month during the term of this Agreement, and thereafter so long as any Obligations are outstanding, a servicing fee in an amount equal to $3,000, in arrears, and

          (d) Audit, Appraisal, and Valuation Charges. Audit, appraisal, and valuation fees and charges as follows (so long as any Obligations are outstanding): (i) a fee of $750 per day, per auditor, plus out-of-pocket expenses for each financial audit of Borrower performed by personnel employed by Lender, provided, however, that Lender shall have the right to conduct audits of
Borrower: (y) except as provided in clause (z) below, 4 times during any year following the Closing Date; and (z) at any time following the occurrence of an Event of Default, (ii) if implemented, a one time charge of $3,000 plus out-of-pocket expenses for expenses for the establishment of electronic collateral reporting systems, (iii) a fee of $1,500 per day per appraiser, plus out-of-pocket expenses, for each appraisal of the Collateral performed by personnel employed by Lender, and (iv) the actual charges paid or incurred by Lender if it elects to employ the services of one or more third Persons to perform financial audits of Borrower, to appraise the Collateral, or any portion thereof, or to assess Borrower's business valuation. Notwithstanding the foregoing, so long as no Event of Default has occurred and is continuing, the audit and appraisal charges or fees to be paid by Borrower under clauses
(i), (iii) and (iv) above shall not exceed $30,000 in any calendar year.

     2.12 Letters of Credit

          (a) Subject to the terms and conditions of this Agreement, Lender agrees to issue letters of credit for the account of Borrower (each, an "L/C") or to purchase participations or execute indemnities or reimbursement obligations (each such undertaking, an "L/C Undertaking") with respect to letters of credit issued by an Underlying Issuer (as of the Closing Date, such issuing bank to be Wells Fargo) for the account of Borrower. To request the issuance of an L/C or an L/C Undertaking (or the amendment, renewal, or extension of an outstanding L/C or L/C Undertaking), Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by Lender) to Lender and Lender (reasonably in advance of the requested date of issuance, amendment, renewal, or extension) a notice requesting the issuance of an L/C or L/C Undertaking, or identifying the L/C or L/C Undertaking to be amended, renewed, or extended, the date of issuance, amendment, renewal, or extension, the date on which such L/C or L/C Undertaking is to expire, the amount of such L/C or L/C Undertaking, the name and address of the beneficiary thereof (or the beneficiary of the Underlying Letter of Credit, as applicable), and such other information as shall be necessary to prepare, amend, renew, or extend such L/C or L/C Undertaking. If requested by Lender, Borrower also shall be an applicant under the application with respect to any Underlying Letter of Credit that is to be the subject of an L/C Undertaking. Lender shall have no obligation to issue an L/C if any of the following would result after giving effect to the requested L/C:

              (i) the Letter of Credit Usage would exceed the Revolving Loan A Borrowing Base less the then extant amount of outstanding Revolving Loan A Advances, or

              (ii)  the Letter of Credit Usage would exceed $5,000,000, or

              (iii) the Letter of Credit Usage would exceed the Maximum Revolving Loan A Amount less the then extant amount of outstanding Advances, or

              (iv) the Letter of Credit Usage would exceed the Maximum Revolver Amount.

     Borrower and Lender acknowledge and agree that certain Underlying Letters of Credit may be issued to support letters of credit that already are outstanding as of the Closing Date. Each L/C (and corresponding Underlying Letter of Credit) shall be in form and substance acceptable to Lender (in the exercise of its Permitted Discretion), including the requirement that the amounts payable thereunder must be payable in Dollars. If Lender is obligated to advance funds under an L/C, Borrower immediately shall reimburse such L/C Disbursement to Lender by paying to Lender an amount equal to

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

such L/C Disbursement not later than 11:00 a.m., California time, on the date that such L/C Disbursement is made, if Borrower shall have received written or telephonic notice of such L/C Disbursement prior to 10:00 a.m., California time, on such date, or, if such notice has not been received by Borrower prior to such time on such date, then not later than 11:00 a.m., California time, on the Business Day immediately following the Business Day on which Borrower receives such notice, and, in the absence of such reimbursement, the L/C Disbursement immediately and automatically shall be deemed to be an Advance hereunder and, thereafter, shall bear interest at the rate then applicable to Advances that are Base Rate Loans under Section 2.6. To the extent an L/C Disbursement is deemed to be an Advance hereunder, Borrower's obligation to reimburse such L/C Disbursement shall be discharged and replaced by the resulting Advance.


              (b) Borrower hereby agrees to indemnify, save, defend, and hold Lender harmless from any loss, cost, expense, or liability, and reasonable attorneys fees incurred by Lender arising out of or in connection with any L/C; provided, however, that Borrower shall not be obligated hereunder to indemnify for any loss, cost, expense, or liability that is caused by the gross negligence or willful misconduct of Lender. Borrower agrees to be bound by the Underlying Issuer's regulations and interpretations of any Underlying Letter of Credit or by Lender's interpretations of any L/C issued by Lender to or for Borrower's account, even though this interpretation may be different from Borrower's own, and Borrower understands and agrees that Lender shall not be liable for any error, negligence, or mistake, whether of omission or commission, in following Borrower's instructions or those contained in the L/C or any modifications, amendments, or supplements thereto. Borrower understands that the L/C Undertakings may require Lender to indemnify the Underlying Issuer for certain costs or liabilities arising out of claims by Borrower against such Underlying Issuer. Borrower hereby agrees to indemnify, save, defend, and hold Lender harmless with respect to any loss, cost, expense (including reasonable attorneys fees), or liability incurred by Lender under any L/C Undertaking as a result of Lender's indemnification of any Underlying Issuer; provided, however, that Borrower shall not be obligated hereunder to indemnify for any loss, cost, expense, or liability that is caused by the gross negligence or willful misconduct of Lender.

              (c) Borrower hereby authorizes and directs any Underlying Issuer to deliver to Lender all instruments, documents, and other writings and property received by such Underlying Issuer pursuant to such Underlying Letter of Credit and to accept and rely upon Lender's instructions with respect to all matters arising in connection with such Underlying Letter of Credit and the related application.

              (d) Any and all charges, commissions, fees, and costs incurred by Lender relating to Underlying Letters of Credit shall be Lender Expenses for purposes of this Agreement and immediately shall be reimbursable by Borrower to Lender for the account of Lender; it being acknowledged and agreed by Borrower that, as of the Closing Date, the issuance charge imposed by the prospective Underlying Issuer is .825% per annum times the face amount of each Underlying Letter of Credit, that such issuance charge may be changed from time to time, and that the Underlying Issuer also imposes a schedule of charges for amendments, extensions, drawings, and renewals.

              (e) If by reason of (i) any change in any applicable law, treaty, rule, or regulation or any change in the interpretation or application thereof by any Governmental Authority, or (ii) compliance by the Underlying Issuer or Lender with any direction, request, or requirement (irrespective of whether having the force of law) of any Governmental Authority or monetary authority including, Regulation D of the Federal Reserve Board as from time to time in effect (and any successor thereto):

                  (A) any reserve, deposit, or similar requirement is or shall be imposed or modified in respect of any L/C issued hereunder, or

                  (B) there shall be imposed on the Underlying Issuer or Lender any other condition regarding any Underlying Letter of Credit or any L/C issued pursuant hereto,

and the result of the foregoing is to increase, directly or indirectly, the cost to Lender of issuing, making, guaranteeing, or maintaining any L/C or to reduce the amount receivable in respect thereof by Lender, then, and in any such case, Lender may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify Borrower, and Borrower shall pay on demand such amounts as Lender may specify to be necessary to compensate Lender for such additional cost or reduced receipt, together with interest on such amount from the date of such demand until payment in full thereof at the rate then applicable to Base Rate Loans hereunder. The determination by Lender of any amount due pursuant to this Section, as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto. Notwithstanding anything to the contrary in this
Section 2.12(f), Lender shall only make a demand hereunder if such demand is made under substantially all loan documents of Lender containing similar provisions as those contained in the Loan Documents.

         2.13 LIBOR Option.

              (a) Interest and Interest Payment Dates. In lieu of having interest charged at the rate determined by reference to the Base Rate, Borrower shall have the option (the "LIBOR Option") to have interest on all or a portion of the Revolving Loan A Advances be charged at a rate of interest based upon the LIBOR Rate. Interest on LIBOR Rate Loans shall be payable on the earliest of (i) the last day of the Interest Period applicable thereto; provided, however, if Borrower has elected an Interest Period of six months for any LIBOR Rate Loan, then interest on such LIBOR Rate Loan shall also be payable on the last day of the third month that such LIBOR Rate Loan is outstanding, (ii) the occurrence of an Event of Default in consequence of which Lender has elected to accelerate the maturity of all or any portion of the Obligations, or (iii) termination of this Agreement pursuant to the terms hereof. On the last day of each applicable Interest Period, unless Borrower properly has exercised the LIBOR Option with respect thereto, the interest rate applicable to such LIBOR Rate Loan automatically shall convert to the rate of interest then applicable to Base Rate Loans of the same type hereunder. At any time that an Event of Default has occurred and is continuing, Borrower no longer shall have the option to request that Revolving Loan A Advances bear interest at a rate of interest based upon the LIBOR Rate and Lender shall have the right to convert the interest rate on all outstanding LIBOR Rate Loans to the rate then applicable to Base Rate Loans hereunder.

           (b) LIBOR Election.

               (i) Borrower may, at any time and from time to time, so long as no Event of Default has occurred and is continuing, elect to exercise the LIBOR Option by notifying Lender prior to 11:00 a.m. (California time) at least 3 Business Days prior to the commencement of the proposed Interest Period (the "LIBOR Deadline"). Notice of Borrower's election of the LIBOR Option for a permitted portion of the Revolving Loan A Advances and an Interest Period pursuant to this Section shall be made by delivery to Lender of a LIBOR Notice received by Lender before the LIBOR Deadline, or by telephonic notice received by Lender before the LIBOR Deadline (to be confirmed by delivery to Lender of a LIBOR Notice received by Lender prior to 5:00 p.m. (California time) on the same day.

               (ii) Each LIBOR Notice shall be irrevocable and binding on Borrower. In connection with each LIBOR Rate Loan, Borrower shall indemnify, defend, and hold Lender harmless against any loss, cost, or expense incurred by Lender as a result of (a) the payment of any principal of any LIBOR Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any LIBOR Rate Loan other than on the last day of the Interest Period applicable thereto, or (c) the failure to borrow, convert, continue or prepay any LIBOR Rate Loan on the date specified in any LIBOR Notice delivered pursuant hereto (such losses, costs, and expenses, collectively, "Funding Losses"). Funding Losses shall be deemed to equal the amount determined by Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such LIBOR Rate Loan had such event not occurred, at the LIBOR Rate that would have been applicable thereto, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert, or continue, for the period that would have been the Interest Period therefor), minus (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate which Lender would be offered were it to be offered, at the commencement of such period, Dollar deposits of a comparable amount and period in the London interbank market. A certificate of Lender delivered to Borrower setting forth any amount or amounts that Lender is entitled to receive pursuant to this Section shall be conclusive absent manifest error.

               (iii) Borrower shall have not more than five LIBOR Rate Loans in effect at any given time. Borrower only may exercise the LIBOR

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               Option for LIBOR Rate Loans of at least $1,000,000 and integral multiples of $500,000 in excess thereof.

               (c) Prepayments. Borrower may prepay LIBOR Rate Loans at any time; provided, however, that in the event that LIBOR Rate Loans are prepaid on any date that is not the last day of the Interest Period applicable thereto, including as a result of any automatic prepayment through the required application by Lender of proceeds of Collections in accordance with Section 2.4(b) or for any other reason, including early termination of the term of this Agreement or acceleration of all or any portion of the Obligations pursuant to the terms hereof, Borrower shall indemnify, defend, and hold Lender and its Participants harmless against any and all Funding Losses in accordance with clause (b)(ii) above.

           (d) Special Provisions Applicable to LIBOR Rate Loans.

               (i) The LIBOR Rate may be adjusted by Lender on a prospective basis to take into account any additional or increased costs to Lender of maintaining or obtaining any eurodollar deposits or increased costs due to changes in applicable law occurring subsequent to the commencement of the then applicable Interest Period, including changes in tax laws (except changes of general applicability in corporate income tax laws) and changes in the reserve requirements imposed by the Board of Governors of the Federal Reserve System (or any successor) (such legal changes, "Unanticipated Legal Changes"), excluding the Reserve Percentage, which additional or increased costs would increase the cost of funding loans bearing interest at a rate determined by reference to the LIBOR Rate, if, and only if, such Unanticipated Legal Changes are generally applied throughout the United States banking market. In any such event, Lender shall give Borrower notice of such a determination and adjustment and, upon its receipt of the notice from Lender, Borrower may, by notice to Lender
           (y) require Lender to furnish to Borrower a statement setting forth the basis for adjusting such LIBOR Rate and the method for determining the amount of such adjustment, or (z) repay the LIBOR Rate Loans with respect to which such adjustment is made (together with any amounts due under clause (b)(ii) above). Notwithstanding anything to the contrary in this Section 2.13(d)(i), Lender shall only give notice hereunder if such notice is made under substantially all loan documents of Lender containing similar provisions as those contained in the Loan Documents.

               (ii) In the event that any change in market conditions or any law, regulation, treaty, or directive, or any change therein or in the interpretation of application thereof, shall at any time after the date hereof, in the reasonable opinion of Lender, make it unlawful or impractical for Lender to fund or maintain LIBOR Advances or to continue such funding or maintaining, or to determine or charge interest rates at the LIBOR Rate, Lender shall give notice of such changed circumstances to Borrower and (y) in the case of any LIBOR Rate Loans that are outstanding, the date

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

             specified in Lender's notice shall be deemed to be the last day of the Interest Period of such LIBOR Rate Loans, and interest upon the LIBOR Rate Loans thereafter shall accrue interest at the rate then applicable to Base Rate Loans, and (z) Borrower shall not be entitled to elect the LIBOR Option until Lender determines that it would no longer be unlawful or impractical to do so. Notwithstanding anything to the contrary in this Section 2.13(d)(ii), Lender shall only give notice hereunder if such notice is given under substantially all loan documents of Lender containing similar provisions as those contained in the Loan Documents.

             (e) No Requirement of Matched Funding. Anything to the contrary contained herein notwithstanding, neither Lender, nor any of its Participants, is required actually to acquire eurodollar deposits to fund or otherwise match fund any Obligation as to which interest accrues at a rate determined by reference to the LIBOR Rate. The provisions of this Section shall apply as if Lender or its Participants had match funded any Obligation as to which interest is accruing at a rate determined by reference to the LIBOR Rate by acquiring eurodollar deposits for each Interest Period in the amount of the LIBOR Rate Loans.

      2.14 Capital Requirements. If, after the date hereof, Lender reasonably determines that (i) the adoption of or change in any law, rule, regulation or guideline regarding capital requirements for banks or bank holding companies, or any change in the interpretation or application thereof by any Governmental Authority charged with the administration thereof, or (ii) compliance by Lender or its parent bank holding company with any guideline, request, or directive of any such entity regarding capital adequacy (whether or not having the force of law), the effect of reducing the return on Lender's or such holding company's capital as a consequence of Lender's obligations hereunder to a level below that which Lender or such holding company could have achieved but for such adoption, change, or compliance (taking into consideration Lender's or such holding company's then existing policies with respect to capital adequacy and assuming the full utilization of such entity's capital) by any amount deemed by Lender to be material, then Lender may notify Borrower thereof. Following receipt of such notice, Borrower agrees to pay Lender on demand the amount of such reduction of return of capital as and when such reduction is determined, payable within 90 days after presentation by Lender of a statement in the amount and setting forth in reasonable detail Lender's calculation thereof and the assumptions upon which such calculation was based (which statement shall be deemed true and correct absent manifest error). In determining such amount, Lender may use any reasonable averaging and attribution methods. Notwithstanding anything to the contrary in this Section 2.14, Lender will only make a demand hereunder if such demand is made under substantially all loan documents of Lender containing similar provisions as those contained in the Loan Documents.

3.    CONDITIONS; TERM OF AGREEMENT.

      3.1 Conditions Precedent to the Initial Extension of Credit. The obligation of Lender to make the initial Advance (or otherwise to extend any credit provided for

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

hereunder), is subject to the fulfillment, to the reasonable satisfaction of Lender, of each of the conditions precedent set forth below:

           (a) the Closing Date shall occur on or before February 14, 2002;

           (b) Lender shall have received all financing statements required by Lender, duly executed by Borrower, and Lender shall have received searches reflecting the filing of all such financing statements;

           (c) Lender shall have received each of the following documents, in form and substance satisfactory to Lender, duly executed, and each such document shall be in full force and effect:

               (i)    the Cash Management Agreements,

               (ii)   the Control Agreements,

               (iii)  the Disbursement Letter,

               (iv)   the Guaranty,

               (v)    the Intellectual Property Security Agreement,

               (vi)   the Intercompany Subordination Agreement,

               (vii)  the Intercreditor Agreement,

               (viii) the Mortgages,

               (ix)   the Officers' Closing Certificate,

               (x) the Stock Pledge Agreement, together with (except as provided in Section 3.2) the original stock certificates evidencing the shares of Capital Stock pledged thereunder, and duly executed, undated assignments separate from certificates with respect to each such stock certificate, and

               (xi)   the Environmental Indemnity Agreement;

           (d) Lender shall have received a certificate from the Secretary of Borrower attesting to the resolutions of Borrower's Board of Directors authorizing its execution, delivery, and performance of this Agreement and the other Loan Documents to which Borrower is a party and authorizing specific officers of Borrower to execute the same;

           (e) Lender shall have received copies of Borrower's Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of Borrower;

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

           (f) Lender shall have received a certificate of status with respect to Borrower, dated within 30 days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of Borrower, which certificate shall indicate that Borrower is in good standing in such jurisdiction;

           (g) Lender shall have received certificates of status with respect to Borrower, each dated within 30 days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions (other than the jurisdiction of organization of Borrower) in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that Borrower is in good standing in such jurisdictions;

           (h) Lender shall have received a certificate from the Secretary of each Guarantor attesting to the resolutions of such Guarantor's Board of Directors authorizing its execution, delivery, and performance of the Loan Documents to which such Guarantor is a party and authorizing specific officers of such Guarantor to execute the same;

           (i) Lender shall have received copies of each Guarantor's Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of such Guarantor;

           (j) Lender shall have received a certificate of status with respect to each Guarantor, dated within 10 days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of such Guarantor, which certificate shall indicate that such Guarantor is in good standing in such jurisdiction;

           (k) Lender shall have received certificates of status with respect to each Guarantor, each dated within 30 days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions (other than the jurisdiction of organization of such Guarantor) in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that such Guarantor is in good standing in such jurisdictions;

           (l) Lender shall have received a certificate of insurance, together with the endorsements thereto, as are required by Section 6.8, the form and substance of which shall be satisfactory to Lender;

           (m) Lender shall have received Collateral Access Agreements with respect to the following locations: (i) 920 Pilot Road, Las Vegas, Nevada 89119,
(ii) 840 Pilot Road, Las Vegas, Nevada 89119 and (iii) 328 Old Highway 91, Hurricane, Utah 84737;

           (n) Lender shall have received an opinion of Obligors' counsel in form and substance satisfactory to Lender;

           (o) Lender shall have received satisfactory evidence (including a certificate of the Chief Financial Officer of Borrower) that all tax returns required to be filed by Obligors have been timely filed and all taxes upon Obligors or their properties,

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

assets, income, and franchises (including Real Property taxes and payroll taxes) have been paid prior to delinquency, except such taxes that are the subject of a Permitted Protest;

           (p) Borrower shall have the Required Availability after giving effect to the initial extensions of credit hereunder;

           (q) Lender shall have completed its business, legal, and collateral due diligence, including (i) a collateral audit and review of Obligors' books and records and verification of Obligors' representations and warranties to Lender, the results of which shall be satisfactory to Lender, and (ii) an inspection of each of the locations where Inventory is located, the results of which shall be satisfactory to Lender;

           (r) Lender shall have received completed reference checks with respect to Obligors' senior management, the results of which are satisfactory to Lender in its sole discretion;

           (s) [INTENTIONALLY OMITTED];

           (t) Lender shall have received Borrower's Closing Date Business Plan;

           (u) Borrower shall pay all Lender Expenses incurred in connection with the transactions evidenced by this Agreement;

           (v) [INTENTIONALLY OMITTED];

           (w) Lender shall have received mortgagee title insurance policies (or marked commitments to issue the same) for the Real Property Collateral issued by a title insurance company satisfactory to Lender (each a "Mortgage Policy" and, collectively, the "Mortgage Policies") in amounts satisfactory to Lender assuring Lender that the Mortgages on such Real Property Collateral are valid and enforceable first priority mortgage Liens on such Real Property Collateral free and clear of all defects and encumbrances except Permitted Liens, and the Mortgage Policies otherwise shall be in form and substance satisfactory to Lender;

           (x) [INTENTIONALLY OMITTED];

           (y) Lender shall have received copies of each of the Senior Subordinated Debt Documents, together with a certificate of the Secretary of Borrower certifying each such document as being a true, correct, and complete copy thereof;

           (z) Obligors shall have received all licenses, approvals or evidence of other actions required by any Governmental Authority in connection with the execution and delivery by Obligors of this Agreement or any other Loan Document or with the consummation of the transactions contemplated hereby and thereby; and

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

           (aa) all other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered, executed, or recorded and shall be in form and substance satisfactory to Lender.

     3.2 Conditions Subsequent to the Initial Extension of Credit. The obligation of Lender to continue to make Advances (or otherwise extend credit hereunder) is subject to the fulfillment, on or before the date applicable thereto, of each of the conditions subsequent set forth below (the failure by Borrower to so perform or cause to be performed constituting an Event of Default):

           (a) within 30 days of the Closing Date, deliver to Lender certified copies of the policies of insurance, together with the endorsements thereto, as are required by Section 6.8, the form and substance of which shall be satisfactory to Lender and its counsel;

           (b) Within 180 days after the Closing Date, obtain the requisite approvals (the "Requisite Approvals") of all applicable Gaming Authorities under all Applicable Gaming Laws to (i) the pledge to Lender of 100% of the issued and outstanding Capital Stock of Mikohn Nevada and MGC pursuant to the Stock Pledge Agreement and (ii) the provisions of the Loan Agreement and the other Loan Documents which prohibit Borrower from granting any Liens on such Capital Stock other than Liens in favor of Lender and the Indenture Trustee;

           (c) Within 10 Business Days after the end of each month during which the Requisite Approvals have not been obtained, shall deliver to Lender a reasonably detailed report concerning the status of Borrower's efforts to obtain the Requisite Approvals;

           (d) Within 10 Business Days after obtaining the Requisite Approvals, deliver to Lender the original stock certificates evidencing 100% of the issued and outstanding Capital Stock of Mikohn Nevada and MGC and duly executed, undated assignments separate from certificate with respect to each such stock certificate;

           (e) Within 10 Business Days after obtaining the Requisite Approvals, to deliver to Lender a copy of the Requisite Approvals from the Gaming Authorities;

           (f) Within 60 days after the Closing Date, deliver to Lender original stock certificates evidencing all of the issued and outstanding Capital Stock of the Foreign Subsidiaries held by Obligors (but not to exceed 65% of the issued and outstanding Capital Stock of any Foreign Subsidiary) and duly executed, undated assignments separate from certificate with respect to each such stock certificate;

           (g) Within 180 days after the Closing Date, (i) take all actions and deliver to Lender all documents necessary to perfect the Lien granted to Lender on the issued and outstanding Capital Stock of the Foreign Subsidiaries under the laws of the jurisdictions in which such Foreign Subsidiaries are incorporated and (ii) deliver to Lender opinions, in form and substance reasonably satisfactory to Lender, of counsel licensed under the laws of such jurisdictions to the effect that all such actions have been

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

taken, and such documents are in form sufficient, to perfect such Lien under such laws to the extent such laws govern such perfection; and

           (h) Within 60 days after the Closing Date, deliver to Lender satisfactory evidence that all Material Copyrights have been registered with the U.S. Copyright Office.

     3.3 Conditions Precedent to all Extensions of Credit. The obligation of Lender to make all Advances (or to extend any other credit hereunder) shall be subject to the following conditions precedent:

           (a) the representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date),

           (b) no Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof,

           (c) no injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the extending of such credit shall have been issued and remain in force by any Governmental Authority against Borrower, Lender, or any of their Affiliates, and

           (d) no Material Adverse Change shall have occurred.

     3.4 Term. This Agreement shall become effective upon the execution and delivery hereof by Obligors and Lender and shall continue in full force and effect for a term ending on February 14, 2005 (the "Maturity Date"). The foregoing notwithstanding, Lender shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.

     3.5 Effect of Termination. On the date of termination of this Agreement, all Obligations (including contingent reimbursement obligations of Borrower with respect to outstanding L/C's) immediately shall become due and payable without notice or demand (including either (i) providing cash collateral to be held by Lender in an amount equal to 105% of the then extant Letter of Credit Usage, or
(ii) causing the original L/C's to be returned to Lender). No termination of this Agreement, however, shall relieve or discharge any Obligor of its duties, Obligations, or covenants hereunder and Lender's Liens in the Collateral shall remain in effect until all Obligations have been fully and finally discharged and Lender's obligations to provide additional credit hereunder have been terminated. When this Agreement has been terminated and all of the Obligations have been fully and finally discharged and Lender's obligations to provide additional credit under the Loan Documents have been terminated irrevocably, Lender will, at Borrower's sole expense, execute and deliver any UCC termination statements, lien

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

releases, mortgage releases, re-assignments of trademarks, discharges of security interests, and other similar discharge or release documents (and, if applicable, in recordable form) as are reasonably necessary to release, as of record, Lender's Liens and all notices of security interests and liens previously filed by Lender with respect to the Obligations.

     3.6 Early Termination by Borrower. Borrower has the option, at any time upon 90 days prior written notice to Lender, to terminate this Agreement by paying to Lender, in cash, the Obligations (including either (i) providing cash collateral to be held by Lender in an amount equal to 105% of the then extant Letter of Credit Usage, or (ii) causing the original L/C's to be returned to Lender), in full, together with the Applicable Prepayment Premium. If Borrower has sent a notice of termination pursuant to the provisions of this Section, then Lender's obligations to extend credit hereunder shall terminate and Borrower shall be obligated to repay the Obligations (including either (i) providing cash collateral to be held by Lender in an amount equal to 105% of the then extant Letter of Credit Usage, or (ii) causing the original L/C's to be returned to Lender), in full, together with the Applicable Prepayment Premium, on the date set forth as the date of termination of this Agreement in such notice. In the event of the termination of this Agreement and repayment of the Obligations at any time prior to the Maturity Date, for any other reason, including (a) termination upon the election of Lender to terminate after the occurrence of an Event of Default, (b) foreclosure and sale of Collateral, (c) sale of the Collateral in any Insolvency Proceeding, or (d) restructure, reorganization, or compromise of the Obligations by the confirmation of a plan of reorganization or any other plan of compromise, restructure, or arrangement in any Insolvency Proceeding, then, in view of the impracticability and extreme difficulty of ascertaining the actual amount of damages to Lender or profits lost by Lender as a result of such early termination, and by mutual agreement of the parties as to a reasonable estimation and calculation of the lost profits or damages of Lender, Borrower shall pay the Applicable Prepayment Premium to Lender, measured as of the date of such termination. Notwithstanding the foregoing, Borrower shall be liable for 50% of the Applicable Prepayment Premium otherwise payable pursuant to this Section 3.6 if this Agreement is terminated as a direct result of Borrower's refinancing the Obligations through a commercial banking unit of Wells Fargo.

4.   CREATION OF SECURITY INTEREST.

     4.1 Grant of Security Interest. Each Obligor hereby grants to Lender a continuing security interest in all of its right, title, and interest in all currently existing and hereafter acquired or arising Personal Property Collateral in order to secure prompt repayment of any and all of the Obligations in accordance with the terms and conditions of the Loan Documents and in order to secure prompt performance by each Obligor of each of its covenants and duties under the Loan Documents. Lender's Liens in and to the Personal Property Collateral shall attach to all Personal Property Collateral without further act on the part of Lender or any Obligor. Anything contained in this Agreement or any other Loan Document to the contrary notwithstanding, except for Permitted Dispositions, no Obligor has any authority, express or implied, to dispose of any item or portion of the Collateral.

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

     4.2 Negotiable Collateral. In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, and if and to the extent that perfection of priority of Lender's security interest is dependent on or enhanced by possession, the applicable Obligor, immediately upon the request of Lender, shall endorse and deliver physical possession of such Negotiable Collateral to Lender.

     4.3 Collection of Accounts, General Intangibles, and Negotiable Collateral. At any time after the occurrence and during the continuation of an Event of Default, Lender or Lender's designee may (a) notify Account Debtors of Obligors that the Accounts, chattel paper, or General Intangibles have been assigned to Lender or that Lender has a security interest therein, or (b) collect the Accounts, chattel paper, or General Intangibles directly and charge the collection costs and expenses to the Loan Account. Each Obligor agrees that it will hold in trust for Lender, as Lender's trustee, any Collections that it receives and immediately will deliver said Collections to Lender or a Cash Management Bank in their original form as received by such Obligor.

     4.4 Delivery of Additional Documentation Required. At any time upon the request of Lender, each Obligor shall, no later than 10 days after receiving notice of such request from Lender, execute and deliver to Lender, any and all financing statements, original financing statements in lieu of continuation statements, fixture filings, security agreements, pledges, assignments, endorsements of certificates of title, and all other documents (the "Additional Documents") that Lender may request in its Permitted Discretion, in form and substance satisfactory to Lender, to perfect and continue perfected or better perfect Lender's Liens in the Collateral (whether now owned or hereafter arising or acquired), except for unregistered Copyrights, to create and perfect Liens in favor of Lender in any Real Property acquired after the Closing Date, and in order to fully consummate all of the transactions contemplated hereby and under the other Loan Documents. To the maximum extent permitted by applicable law, each Obligor authorizes Lender to execute any such Additional Documents in such Obligor's name and authorizes Lender to file such executed Additional Documents in any appropriate filing office. In addition, on such periodic basis as Lender shall require, each Obligor shall (a) provide Lender with a report of all new Patents, registered Copyrights, or registered Trademark materials acquired or generated by such Obligor during the prior period, (b) cause all Patents, Copyrights, and Trademarks (except those Copyrights and Trademarks that an Obligor, in the exercise of its reasonable business judgment, determines are not required to be registered) acquired or generated by such Obligor that are not already the subject of a registration with the appropriate filing office (or an application therefor diligently prosecuted) to be registered with such appropriate filing office in a manner sufficient to impart constructive notice of such Obligor's ownership thereof, and (c) cause to be prepared, executed, and delivered to Lender supplemental schedules to the applicable Loan Documents to identify such Patents, registered Copyrights, and registered Trademarks as being subject to the security interests created thereunder.

     4.5 Power of Attorney. Each Obligor hereby irrevocably makes, constitutes, and appoints Lender (and any of Lender's officers, employees, or agents designated by Lender) as such Obligor's true and lawful attorney, with power to
(a) if such Obligor

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

refuses to, or fails timely to execute and deliver any of the documents described in Section 4.4, sign the name of such Obligor on any of the documents described in Section 4.4, (b) at any time that an Event of Default has occurred and is continuing, sign such Obligor's name on any invoice or bill of lading relating to the Collateral, drafts against Account Debtors, or notices to Account Debtors, (c) send requests for verification of Accounts, (d) endorse such Obligor's name on any Collection item that may come into Lender's possession, (e) at any time that an Event of Default has occurred and is continuing, make, settle, and adjust all claims under such Obligor's policies of insurance and make all determinations and decisions with respect to such policies of insurance, and (f) at any time that an Event of Default has occurred and is continuing, settle and adjust disputes and claims respecting the Accounts, chattel paper, or General Intangibles directly with Account Debtors, for amounts and upon terms that Lender determines to be reasonable, and Lender may cause to be executed and delivered any documents and releases that Lender determines to be necessary. The appointment of Lender as Obligors' attorney, and each and every one of its rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully and finally repaid and performed and Lender's obligations to extend credit hereunder are terminated.

     4.6 Right to Inspect. Lender and its officers, employees, or agents shall have the right, from time to time hereafter to inspect the Books and to check, test, and appraise the Collateral in order to verify Obligors' financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral.

     4.7 Control Agreements. Each Obligor agrees that it will not transfer assets out of any Securities Accounts other than as permitted under Section 7.19 and, if to another securities intermediary, unless each of such Obligor, Lender, and the substitute securities intermediary have entered into a Control Agreement. No arrangement contemplated hereby or by any Control Agreement in respect of any Securities Accounts or other Investment Property shall be modified by any Obligor without the prior written consent of Lender. Upon the occurrence and during the continuance of a Default or Event of Default, Lender may notify any securities intermediary to liquidate the applicable Securities Account or any related Investment Property maintained or held thereby and remit the proceeds thereof to the Lender's Account.

5.   REPRESENTATIONS AND WARRANTIES.

     In order to induce Lender to enter into this Agreement, each of the Obligors makes the following representations and warranties to Lender which shall be true, correct, and complete, in all material respects, as of the date hereof, and shall be true, correct, and complete, in all material respects, as of the Closing Date, and at and as of the date of the making of each Advance (or other extension of credit) made thereafter, as though made on and as of the date of such Advance (or other extension of credit) (except to the extent that such representations and warranties relate solely to an earlier date) and such representations and warranties shall survive the execution and delivery of this Agreement. For purposes of this Section 5, "knowledge" shall mean the actual knowledge, as opposed to constructive and/or imputed knowledge, of the Obligors, and

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with respect to the Obligors, the knowledge of Charles H. McCrea and any successor general counsel shall be deemed to be the "knowledge" for each of the Obligors.

     5.1 No Encumbrances. Each of the Obligors has good and indefeasible title to its respective Collateral and the Real Property, free and clear of Liens except for Permitted Liens.

     5.2 Eligible Accounts. The Eligible Accounts are bona fide existing payment obligations of Account Debtors created by the sale and delivery of Inventory or the rendition of services to such Account Debtors in the ordinary course of Obligors' business, owed to an Obligor without defenses, disputes, offsets, counterclaims, or rights of return or cancellation. As to each Account that is identified by Borrower as an Eligible Account in a borrowing base report submitted to Lender, such Account is not excluded as ineligible by virtue of one or more of the excluding criteria set forth in the definition of Eligible Accounts.

     5.3 [INTENTIONALLY OMITTED]

     5.4 Equipment. All of the Equipment is used or held for use in Obligors' business and is fit for such purposes, except for Equipment that may have become obsolete or worn-out.

     5.5 Location of Inventory and Equipment. The Inventory and Equipment are not stored with a bailee, warehouseman, or similar party and are located only at the locations identified on Schedule E-1 or Schedule 5.5.

     5.6 Inventory Records. Each Obligor keeps correct and accurate records itemizing and describing the type, quality, and quantity of its Inventory and the book value thereof.

     5.7 Location of Chief Executive Office; FEIN. The chief executive office of each Obligor is located at the address indicated in Schedule 5.7 and each Obligor's FEIN is identified in Schedule 5.7.

     5.8 Due Organization and Qualification; Subsidiaries.

         (a) Each Obligor is duly organized and existing and in good standing under the laws of the jurisdiction of its organization and qualified to do business in any state where the failure to be so qualified reasonably could be expected to have a Material Adverse Change.

         (b) Set forth on Schedule 5.8(b), is a complete and accurate description of the authorized Capital Stock of each Obligor, by class, and, as of the Closing Date, a description of the number of shares of each such class that are issued and outstanding. Other than as described on Schedule 5.8(b), there are no subscriptions, options, warrants, or calls relating to any shares of any Obligor's Capital Stock, including any right of conversion or exchange under any outstanding security or other instrument. Except as may be required to comply with Applicable Gaming Laws, no Obligor is

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subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its Capital Stock or any security convertible into or exchangeable for any of its Capital Stock.

         (c) Set forth on Schedule 5.8(c), is a complete and accurate list of each Obligor's direct and indirect Subsidiaries, showing: (i) the jurisdiction of their organization, (ii) the number of shares of each class of common and preferred Capital Stock authorized for each of such Subsidiaries, and (iii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by each Obligor. All of the outstanding Capital Stock of each such Subsidiary has been validly issued and is fully paid and non-assessable.

         (d) Except as set forth on Schedule 5.8(c), there are no subscriptions, options, warrants, or calls relating to any shares of any Obligor's Subsidiaries' Capital Stock, including any right of conversion or exchange under any outstanding security or other instrument. Except as may be required to comply with Applicable Gaming Laws, no Obligor is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of any Obligor's Capital Stock or any security convertible into or exchangeable for any such Capital Stock.

     5.9 Due Authorization; No Conflict.

         (a) The execution, delivery, and performance by each Obligor of this Agreement and the Loan Documents to which it is a party have been duly authorized by all necessary action on the part of such Obligor.

         (b) The execution, delivery, and performance by each Obligor of this Agreement and the Loan Documents to which it is a party do not and will not (i) violate any provision of federal, state, or local law or regulation applicable to such Obligor, the Governing Documents of such Obligor, or any order, judgment, or decree of any court or other Governmental Authority binding on such Obligor, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of such Obligor, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of such Obligor, other than Permitted Liens, or (iv) require any approval of such Obligor's interestholders or any approval or consent of any Person under any material contractual obligation of such Obligor.

         (c) Other than the filing of financing statements, fixture filings, and Mortgages, obtaining the Requisite Approvals, and the delivery to an agent of the Lender in the State of Nevada pursuant to the Stock Pledge Agreement of the certificates evidencing issuance to Borrower of the outstanding Equity Interests of Mikohn Nevada and MGC, the execution, delivery, and performance by each Obligor of this Agreement and the Loan Documents to which such Obligor is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority or other Person.



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          (d) This Agreement and the other Loan Documents to which each Obligor is a party, and all other documents contemplated hereby and thereby, when executed and delivered by such Obligor will be the legally valid and binding obligations of such Obligor, enforceable against such Obligor in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

          (e) The Lender's Liens on all Collateral (other than unregistered Copyrights) are validly created, perfected, and first priority Liens, subject only to Permitted Liens. As to unregistered Copyrights, the Lender's Liens are validly created Liens, subject only to Permitted Liens.

     5.10 Litigation. Other than those matters disclosed on Schedule 5.10, there are no actions, suits, or proceedings pending or, to the knowledge of Obligors, threatened against Borrower or any of its Subsidiaries, as applicable, except for (a) matters that are fully covered by insurance (subject to customary deductibles), and (b) matters arising after the Closing Date that, if decided adversely to Borrower, or any of its Subsidiaries, as applicable, reasonably could not be expected to result in a Material Adverse Change.

     5.11 No Material Adverse Change. All financial statements relating to Obligors that have been delivered by Borrower to Lender have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and present fairly in all material respects, each Obligor's financial condition as of the date thereof and results of operations for the period then ended. There has not been a Material Adverse Change with respect to any Obligor since the date of the latest financial statements submitted to Lender on or before the Closing Date.

     5.12 Fraudulent Transfer.

          (a) The Obligors, taken as a whole, are Solvent.

          (b) No transfer of property is being made by any Obligor and no obligation is being incurred by any Obligor in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of any Obligor.

     5.13 Employee Benefits. Except as set forth on Schedule 5.13, none of the Obligors or any of their ERISA Affiliates maintains or contributes to any Benefit Plan or Multiemployer Plan. Obligors, each of their Subsidiaries and each ERISA Affiliate have satisfied the minimum funding standards of ERISA and the IRC with respect to each Benefit Plan to which it is obligated to contribute and have made all contributions required under the terms of each Multiemployer Plan to which it is obligated to contribute. No ERISA Event has occurred nor has any other event occurred that may result in an ERISA Event that reasonably could be expected to result in a Material

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

Adverse Change. None of Obligors or their Subsidiaries or any ERISA Affiliate is required to provide security to any Benefit Plan under Section 401(a)(29) of the IRC.

     5.14 Environmental Condition. Except as set forth on Schedule 5.14, (a) to Obligors' knowledge, none of Obligors' assets has ever been used by any Obligor or by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials, where such production, storage, handling, treatment, release or transport was in violation, in any material respect, of applicable Environmental Law, (b) to Obligors' knowledge, none of Obligors' properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a Hazardous Materials disposal site, (c) no Obligor has received notice that a Lien arising under any Environmental Law has attached to any revenues or to any Real Property owned or operated by any Obligor, and (d) no Obligor has received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal or state governmental agency concerning any action or omission by any Obligor resulting in the releasing or disposing of Hazardous Materials into the environment.

     5.15 Brokerage Fees. No Obligor has utilized the services of any broker or finder in connection with Borrower's obtaining financing from Lender under this Agreement and no brokerage commission or finders fee is payable by any Obligor in connection herewith.

     5.16 Intellectual Property.

          (a) Each Obligor (subject to subsection (b) below) owns, or holds licenses in, all material Intellectual Property that are necessary to the conduct of its business as currently conducted (collectively, the "Scheduled Intellectual Property"). Attached hereto as Schedule 5.16 is a true, correct, and complete listing of the Scheduled Intellectual Property.

          (b) Except as set forth in Schedule 5.16:

              (i) to the knowledge of Obligors, the respective Obligor is the sole owner of the Trademarks, free and clear of any Lien (other than in favor of Lender) without the payment of any monies or royalty;

              (ii) the respective Obligor is the sole owner of the Copyrights, free and clear of any Lien (other than in favor of Lender) without the payment of any monies or royalty except with respect to off-the-shelf software;

              (iii) except for any privileges possessed by third parties to practice the inventions which are the subject of any Patent application or Patents, the respective Obligor is the sole owner of the Patents, free and clear of any Lien (other than in favor of Lender) without the payment of any monies or royalty except with respect to off-the-shelf software;

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

              (iv) Obligors have taken, and/or will continue to take, all actions which are necessary or advisable to acquire and protect the Scheduled Intellectual Property, consistent with prudent commercial practices and Obligors' business judgment, including: (x) registering each Material Copyright, and all other Copyrights which, in Obligors' business judgment, are of sufficient value to merit such treatment, in the United States Copyright Office, and (y) registering all of Obligors' Patents and Trademarks which, in Obligors' business judgment, are of sufficient value to merit such treatment, in the United States Patent and Trademark Office;

              (v) to the knowledge of Obligors, the respective Obligor's rights in the Scheduled Intellectual Property are valid and enforceable;

              (vi) Obligors have received no demand, claim, notice or inquiry from any Person in respect of their Scheduled Intellectual Property which challenges, threatens to challenge or inquiries as to whether there is any basis to challenge, the validity of, the rights of Obligors in or the right of Obligors to use, any such Scheduled Intellectual Property, and Obligors know of no basis for any such challenge;

              (vii) to the knowledge of Obligors, Obligors are not in violation or infringement of, and have not violated or infringed any proprietary rights of any other Person;

              (viii) to the knowledge of Obligors, no Person is infringing any Scheduled Intellectual Property; and

              (ix) except on an arm's-length basis for value and other commercially reasonable terms, Obligors have not granted any license with respect to any Scheduled Intellectual Property to any Person.

     5.17 Leases. Each Obligor enjoys peaceful and undisturbed possession under all leases material to the business of such Obligor and to which it is a party or under which it is operating. All of such leases are valid and subsisting and no material default by any Obligor exists under any of them.

     5.18 DDAs. Set forth on Schedule 5.18 are all of Obligors' DDAs, including, with respect to each depository (i) the name and address of such depository, and
(ii) the account numbers of the accounts maintained with such depository.

     5.19 Complete Disclosure. All factual information (taken as a whole) furnished by or on behalf of any Obligor in writing to Lender (including all information contained in the Schedules hereto or in the other Loan Documents) for purposes of or in connection with this Agreement, the other Loan Documents, or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of any Obligor in writing to Lender will be, true and accurate, in all material respects, on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such

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

information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided. On the Closing Date, the Closing Date Projections represent, and as of the date on which any other Projections are delivered to Lender, such additional Projections represent Obligors' good faith best estimate of Obligors' future performance for the periods covered thereby.

     5.20 Indebtedness. Set forth on Schedule 5.20 is a true and complete list of all Permitted Indebtedness outstanding immediately prior to the Closing Date that is to remain outstanding after the Closing Date and such Schedule accurately reflects the aggregate principal amount of such Indebtedness and the principal terms thereof.

     5.21 Licenses and Permits.

          (a) (i) All material licenses (including all necessary Gaming Licenses), permits, and consents and similar rights required from any Governmental Authority (including the Gaming Authorities) for the ownership, use, or operation of the businesses or properties now owned or operated by Obligors have been validly issued and are in full force and effect; (ii) each Obligor is in compliance, in all material respects, with all of the provisions thereof applicable to it; and (iii) none of such licenses, permits, or consents is the subject of any pending or, to the best of Obligors' knowledge, threatened proceeding for the revocation, cancellation, suspension, or nonrenewal thereof. As of the Closing Date (and as of each subsequent date on which Borrower delivers to Lender a Borrowing Base Certificate), set forth on Schedule 5.21 is a complete and accurate list of all such licenses, permits, and consents that are necessary and appropriate for the operation of Obligors' businesses, and such schedule identifies the date by which an application for the renewal of such license, permit, or consent must be filed and describes the status of each such pending application.

          (b) Each Obligor has obtained (i) all material licenses, permits, and consents necessary or appropriate to conduct its business and operations; and
(ii) as of the Closing Date, all required approvals from the Gaming Authorities of the transactions contemplated hereby and by the other Loan Documents.

6.   AFFIRMATIVE COVENANTS.

     Each Obligor covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, each Obligor shall and shall cause each of its Subsidiaries to do all of the following:

     6.1 Accounting System. Maintain a system of accounting that enables Obligors to produce financial statements in accordance with GAAP and maintain records pertaining to the Collateral that contain information as from time to time reasonably may be requested by Lender. Each Obligor also shall keep an inventory reporting system that shows all additions, sales, claims, returns, and allowances with respect to the Inventory.

     6.2 Collateral Reporting. Provide Lender with the following documents at the following times in form satisfactory to Lender:

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--------------------------------------------------------------------------------
Monthly; provided, however, that if at    (a) a sales journal, collection
any time the aggregate outstanding        journal, and credit register since the
amount of Advances exceeds $5,000,000,    last such schedule and a calculation
then weekly thereafter; provided          of the Revolving Loan A Borrowing Base
further, however, that if the aggregate   as of such date,
outstanding amount of Advances is
subsequently reduced to an amount less
than $5,000,000 for a consecutive period of 90 days, then monthly thereafter.


--------------------------------------------------------------------------------
Monthly (not later than the 20th day of   (a) a detailed calculation of the
each month)                               Revolving Loan A Borrowing Base
                                          (including detail regarding those
                                          Accounts that are not Eligible
                                          Accounts),

                                          (b) a detailed aging, by total, of the
                                          Accounts, together with a
                                          reconciliation to the detailed
                                          calculation of the Revolving Loan A
                                          Borrowing Base previously provided to
                                          Lender,

                                          (c) a summary aging, by vendor, of
                                          Obligors' accounts payable and any
                                          book overdraft,

                                          (d) the monthly revenues on gaming
                                          table leases,

                                          (e) number of units of installed
                                          gaming tables, and

                                          (f) a calculation of Dilution for the
                                          prior month.

--------------------------------------------------------------------------------
Quarterly (with respect to Borrower's     (a) a detailed list of Obligors'
first, second and third fiscal quarters, customers, not later than 30 days following the end of each fiscal quarter, and with respect (b) a report regarding Obligors' to Borrower's fourth fiscal quarter, not accrued, but unpaid, ad valorem taxes, later than 45 days following the end of Borrower's fiscal year)

--------------------------------------------------------------------------------
Upon request by Lender                    (a) copies of invoices in connection
                                          with the Accounts, credit memos,
                                          remittance advices, deposit slips,
                                          shipping and delivery documents
--------------------------------------------------------------------------------

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
--------------------------------------------------------------------------------
                                          in connection with the Accounts and,
                                          for Inventory and Equipment acquired
                                          by any Obligor, purchase orders and
                                          invoices, and

                                          (b) such other reports as to the
                                          Collateral, or the financial condition
                                          of Obligors, as Lender may request.

--------------------------------------------------------------------------------

     6.3 Financial Statements, Reports, Certificates. Deliver to Lender:

         (a) as soon as available, but in any event within 30 days (45 days in the case of a month that is the end of one of the first 3 fiscal quarters in a fiscal year) after the end of each month during each of Borrower's fiscal years,

             (i) a company prepared consolidated balance sheet, income statement, and statement of cash flow covering Borrower's and its Subsidiaries' operations during such period,

             (ii) a certificate signed by the Chief Financial Officer of Borrower to the effect that:

                   (A) the financial statements delivered hereunder have been prepared in accordance with GAAP (except for the lack of footnotes and being subject to year-end audit adjustments) and fairly present in all material respects the financial condition of Borrower and its Subsidiaries,

                   (B) the representations and warranties of Borrower contained in this Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of such certificate, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date), and

                   (C) there does not exist any condition or event that constitutes a Default or Event of Default (or, to the extent of any non-compliance, describing such non-compliance as to which he or she may have knowledge and what action Borrower has taken, is taking, or proposes to take with respect thereto), and

             (iii) for each month that is the date on which a financial covenant in Section 7.20 is to be tested, a Compliance Certificate demonstrating, in reasonable detail, compliance at the end of such period with the applicable financial covenants contained in Section 7.20,

         (b) as soon as available, but in any event within 45 days after the end of each fiscal quarter of Borrower's fiscal year, commencing with Borrower's first full fiscal quarter following the Closing Date, a certificate signed by the Chief Financial

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

Officer of Borrower, setting forth in reasonable detail the computation of Consolidated EBITDA and the Debt Coverage Ratio for the immediately preceding fiscal quarter,

         (c) as soon as available, but in any event within 90 days after the end of each of Borrower's fiscal years; provided, however, if pursuant to applicable SEC requirements, Borrower obtains an extension of the time in which any SEC filing is to be made, which filing would include the financial statements in clause (i) below, then the foregoing reporting deadline shall be extended to five days following the expiration of any such extension:

             (i) financial statements of Borrower and its Subsidiaries for each such fiscal year, audited by independent certified public accountants reasonably acceptable to Lender and certified, without any qualifications, by such accountants to have been prepared in accordance with GAAP (such audited financial statements to include a balance sheet, income statement, and statement of cash flow and, if prepared, such accountants' letter to management),

             (ii) a certificate of such accountants (to the extent available) addressed to Lender stating that such accountants do not have knowledge of the existence of any Event of Default under Section 7.20,

         (d) as soon as available, but in any event within 30 days prior to the start of each of Borrower's fiscal years,

             (i) copies of Borrower's Projections, in form and substance (including as to scope and underlying assumptions) satisfactory to Lender, in its sole discretion, for the forthcoming 3 years, year by year, and for the forthcoming fiscal year, reporting quarter by reporting quarter, certified by the Chief Financial Officer of Borrower as being such officer's good faith best estimate of the financial performance of Borrower during the period covered thereby,

         (e) within 5 days after such materials are required to be filed by Borrower,

             (i) Form 10-Q quarterly reports, Form 10-K annual reports, and Form 8-K current reports,

             (ii)  any other filings made by any Obligor with the SEC,

             (iii) copies of Obligors' federal income tax returns, and any amendments thereto, filed with the Internal Revenue Service, and

             (iv) any other information that is provided by Borrower to its shareholders generally,

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

          (f) if and when filed by any Obligor and as requested by Lender, satisfactory evidence of payment of applicable excise taxes in each jurisdictions in which (i) such Obligor conducts business or is required to pay any such excise tax, (ii) where such Obligor's failure to pay any such applicable excise tax would result in a Lien on the properties or assets of such Obligor, or (iii) where such Obligor's failure to pay any such applicable excise tax reasonably could be expected to result in a Material Adverse Change,

          (g) as soon as any Obligor has knowledge of any event or condition that constitutes an Event of Default, notice thereof and a statement of the curative action that Borrower proposes to take with respect thereto, and

          (h) upon the request of Lender, any other report reasonably requested relating to the financial condition of any Obligor.

     In addition to the financial statements referred to above, Borrower agrees to deliver financial statements prepared on a consolidated basis in the form previously delivered to Lender and regularly prepared by Borrower and agrees that no Subsidiary of Borrower will have a fiscal year different from that of Borrower. Each Obligor agrees that its independent certified public accountants are authorized to communicate with Lender and to release to Lender whatever financial information concerning Obligors that Lender reasonably may request. Each Obligor waives the right to assert a confidential relationship, if any, it may have with any accounting firm or service bureau in connection with any information requested by Lender pursuant to or in accordance with this Agreement, and agrees that Lender may contact directly any such accounting firm or service bureau in order to obtain such information.

     6.4 Guarantor Reports. Cause any Guarantor of any of the Obligations to deliver its annual financial statements at the time when Borrower provides its audited financial statements to Lender and copies of all federal income tax returns as soon as the same are available and in any event no later than 30 days after the same are required to be filed by law, including any extensions thereof.

     6.5 Return. Cause returns and allowances, as between any Obligor and its Account Debtors, to be on the same basis and in accordance with the usual customary practices of such Obligor, as they exist at the time of the execution and delivery of this Agreement.

     6.6  Maintenance of Properties.

          (a) Cause all material properties used or useful to the conduct of its business and the business of each of its Subsidiaries to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in their reasonable judgment may be necessary, so that the business carried on in connection therewith may be properly conducted at all times; provided, however, that nothing in this Section 6.6 shall

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

prevent any Obligor from discontinuing any operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is (a) (i) in the judgment of the Board of Directors of such Obligor, desirable in the conduct of the business of such entity and (ii) would not constitute a Material Adverse Change, and (b) to the extent applicable, as otherwise permitted under Section 7.4.

          (b) Comply at all times with the provisions of all leases to which it is a party as lessee so as to prevent any loss or forfeiture thereof or thereunder.

     6.7 Taxes. Cause all assessments and taxes, in an amount greater than $50,000 in the aggregate, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against any Obligor or any of its assets to be paid in full, before delinquency or before the expiration of any extension period, except to the extent that the validity of such assessment or tax shall be the subject of a Permitted Protest. Each Obligor will make timely payment or deposit of all tax payments and withholding taxes required of it by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Lender with proof satisfactory to Lender indicating that such Obligor has made such payments or deposits. Each Obligor shall deliver satisfactory evidence of payment of applicable excise taxes in each jurisdictions in which such Obligor is required to pay any such excise tax.

     6.8  Insurance.

          (a) Provide or cause to be provided, for themselves and each of their Subsidiaries, insurance against loss or damage of the kinds that, in the reasonable good faith opinion of the Board of Directors of such entity is adequate and appropriate for the conduct of the business of the Obligor and its Subsidiaries. All such policies of insurance shall be in such amounts and with such insurance companies as are reasonably satisfactory to Lender, but such amounts shall not be less than the amounts of the policies of insurance of Obligors and their Subsidiaries as of the Closing Date; provided, however, that if any Obligor's Board of Directors determines it to be in such Obligor's best interest, such Obligor may adjust the deductible for any such insurance policy. Each Obligor shall deliver copies of all such policies to Lender with a satisfactory lender's loss payable endorsement naming Lender as the sole loss payee or additional insured, as appropriate.

          (b) Each Obligor shall give Lender prompt notice of any loss covered by such insurance. So long as no Default or Event of Default has occurred or is continuing, Lender shall have the exclusive right to adjust any losses payable under any such insurance policies in excess of $6,000,000, without any liability to any Obligor whatsoever in respect of such adjustments. Upon the occurrence of a Default or an Event of Default which is continuing, Lender shall have the exclusive right to adjust any losses payable under any such insurance policies, without any liability to any Obligor whatsoever in respect of such adjustments. Any monies received as payment for any loss under any insurance policy mentioned above (other than liability insurance policies) or as payment of any award or compensation for condemnation or taking by eminent domain,

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

shall be paid over to Lender to be applied at the option of Lender either to the prepayment of the Obligations or shall be disbursed to the applicable Obligor under staged payment terms reasonably satisfactory to Lender for application to the cost of repairs, replacements, or restorations. Any such repairs, replacements, or restorations shall be effected with reasonable promptness and shall be of a value at least equal to the value of the items of property destroyed prior to such damage or destruction.

          (c) No Obligor will take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this
Section 6.8, unless Lender is included thereon as named insured with the loss payable to Lender under a lender's loss payable endorsement or its equivalent. Each Obligor immediately shall notify Lender whenever such separate insurance is taken out, specifying the insurer thereunder and full particulars as to the policies evidencing the same, and copies of such policies promptly shall be provided to Lender.

     6.9 Location of Inventory and Equipment. Keep the Inventory and Equipment only at the locations identified on Schedule E-1 or Schedule 5.5; provided, however, that Borrower may amend Schedule E-1 or Schedule 5.5 so long as such amendment occurs by written notice to Lender not less than 30 days prior to the date on which Inventory or Equipment is moved to such new location, so long as such new location is within the continental United States, and so long as, at the time of such written notification, Borrower provides any financing statements or fixture filings necessary to perfect and continue perfected the Lender's Liens on such assets and also provides to Lender a Collateral Access Agreement.

     6.10 Compliance with Laws. Comply with the requirements of all applicable laws, rules, regulations, and orders of any Governmental Authority, including the Fair Labor Standards Act and the Americans With Disabilities Act, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, would not result in and reasonably could not be expected to result in a Material Adverse Change.

     6.11 Leases. Pay when due all rents and other amounts payable under any leases to which any Obligor is a party or by which any Obligor's properties and assets are bound, unless such payments are the subject of a Permitted Protest.

     6.12 Brokerage Commissions. Pay any and all brokerage commission or finders fees incurred in connection with or as a result of Borrower's obtaining financing from Lender under this Agreement other than a broker that Lender may have retained. Borrower agrees and acknowledges that payment of all such brokerage commissions or finders fees shall be the sole responsibility of Borrower, and Borrower agrees to indemnify, defend, and hold Lender harmless from and against any claim of any broker or finder arising out of Borrower's obtaining financing from Lender under this Agreement.

     6.13 Corporate Existence. Subject to Section 7.3, each Obligor shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its

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corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of each Obligor or each Obligor Subsidiary; provided, however, that each Obligor shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if (y) the Board of Directors of such Obligor shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Obligor and its Subsidiaries, taken as a whole, and that the loss thereof would not have a Material Adverse Change on the ability of the Obligors to satisfy their Obligations under this Agreement; and (z) Lender gives its written consent, which consent shall not be unreasonably withheld.

     6.14 Environmental.

          (a) Keep any property either owned or operated by any Obligor free of any Environmental Liens or post bonds or other financial assurances sufficient to satisfy the obligations or liability evidenced by such Environmental Liens,
(b) comply, in all material respects, with Environmental Laws and provide to Lender documentation of such compliance which Lender reasonably requests, (c) promptly notify Lender of any release of a Hazardous Material in any reportable quantity from or onto property owned or operated by any Obligor and take any Remedial Actions required to abate said release or otherwise to come into compliance with applicable Environmental Law, and (d) promptly provide Lender with written notice within 10 days of the receipt of any of the following: (i) notice that an Environmental Lien has been filed against any of the real or personal property of any Obligor, (ii) commencement of any Environmental Action or notice that an Environmental Action will be filed against any Obligor, and
(iii) notice of a violation, citation, or other administrative order which reasonably could be expected to result in a Material Adverse Change.

     6.15 Intellectual Property. Comply with its obligations under Section 5.16 and the Intellectual Property Security Agreement.

     6.16 Disclosure Updates. Promptly and in no event later than 5 Business Days after obtaining knowledge thereof, (a) notify Lender if any written information, exhibit, or report furnished to Lender contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and (b) correct any defect or error that may be discovered therein or in any Loan Document or in the execution, acknowledgment, filing, or recordation thereof.

     6.17 Government Authorization. Deliver to Lender, as soon as practicable, and in any event within ten (10) days after the receipt by any Obligor from any Gaming Authority or other Governmental Authority having jurisdiction over the operations of such Obligor or filing or receipt thereof by such Obligor: (i) copies of any order or notice of such Gaming Authority or such other Governmental Authority or court of competent jurisdiction which designates any Gaming License or other material franchise, permit, or other governmental operating authorization of such Obligor or any application therefor,

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for a hearing or which refuses renewal or extension of, or revokes or suspends the authority of such Obligor to construct, own, manage, or operate its businesses (or portion thereof), and (ii) a copy of any competing application filed with respect to any such Gaming License or other authorization, or application therefor, of such Obligor, or any citation, notice of violation, or order to show cause issued by any Gaming Authority or other Governmental Authority or any complaint filed by any Gaming Authority or other Governmental Authority which is applicable to such Obligor.

     6.18 License Renewals. Commencing on the date six months following the Closing Date and continuing every six months thereafter, deliver to Lender an updated Schedule 5.21 reflecting thereon, as of the date of such delivery, the information described in Section 5.21.

     6.19 Licenses and Permits. (a) Ensure that all material licenses (including all necessary Gaming Licenses), permits, and consents and similar rights required from any Governmental Authority (including the Gaming Authorities) for the ownership, use, or operation of the businesses or properties now owned or operated by Obligors have been validly issued and are in full force and effect, and (b) comply, in all material respects, with all of the provisions thereof applicable to Obligors.

     6.20 Subsidiary Guaranties. Cause each of the Obligors' present and future Domestic Subsidiaries jointly and severally to guaranty all principal, premium, if any, and interest on the Obligations under this Agreement on a senior basis, grant a security interest in and/or pledge all personal property owned by such Subsidiary to secure such Obligations on the terms and to the extent set forth in the Loan Documents, and deliver to Lender an opinion of counsel, in form satisfactory to Lender, that (A) such guaranty, security agreement, and other agreements and documents have been duly authorized, executed and delivered by such Subsidiary and (B) such guaranty, security agreement, and such other agreements and documents constitute legal, valid, binding and enforceable obligations of such Subsidiary, subject to customary assumptions and exceptions, including for bankruptcy, fraudulent transfer and equitable principles.

     Notwithstanding anything in this Agreement to the contrary, if any of the Obligors' Subsidiaries (including Foreign Subsidiaries) that is not a Guarantor guarantees any of the Obligors' other Indebtedness or any other Indebtedness of any Guarantor, or Borrower or any other Obligor, individually or collectively, pledges more than 65% of the Voting Equity Interests of a Subsidiary (including Foreign Subsidiaries) that is not a Guarantor to a lender to secure Borrower's Indebtedness or any Indebtedness of any Guarantor, then such Subsidiary must become a Guarantor and grant the security interest as provided in this Section 6.20.

     6.21 Flip-It(TM) Sale Transaction. Invest or utilize the Net Sales Proceeds from the Flip-It(TM) Sale Transaction in a Related Business or working capital.

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7.   NEGATIVE COVENANTS.

     Each Obligor covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, such Obligor will not and will not permit any of its Subsidiaries to do any of the following:

     7.1 Indebtedness. Except as set forth in this Section 7.1, directly or indirectly, issue, assume, guaranty, incur, become directly or indirectly liable with respect to (including as a result of an Acquisition), or otherwise become responsible for, contingently or otherwise (individually and collectively, to "incur" or, as appropriate, an "incurrence"), any Indebtedness (including Disqualified Capital Stock and Acquired Indebtedness), other than Permitted Indebtedness.

     Notwithstanding the foregoing, if:

          (1) no Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect on a pro forma basis to, such incurrence of unsecured Indebtedness;

          (2) on the date of such incurrence (the "Incurrence Date"), Borrower's Interest Coverage Ratio for the Reference Period immediately preceding the Incurrence Date, after giving effect on a pro forma basis to such incurrence of such Indebtedness and, to the extent set forth in the definition of Interest Coverage Ratio, the use of proceeds thereof, would be at least 2.0 to 1.0 (the "Debt Incurrence Ratio"); and

          (3) Such unsecured Indebtedness is contractually subordinate in right of payment to the Obligations in a manner reasonably satisfactory to Lender,

     then Borrower and the Guarantors may incur such Indebtedness (including Disqualified Capital Stock).

     Indebtedness (including Disqualified Capital Stock) of any Person which is outstanding at the time such Person becomes one of Borrower's Subsidiaries (including upon designation of any subsidiary or other Person as a Subsidiary) or is merged with or into or consolidated with Borrower or one of its Subsidiaries shall be deemed to have been incurred at the time such Person becomes or is designated one of Borrower's Subsidiaries or is merged with or into or consolidated with Borrower or one of its Subsidiaries as applicable.

     Notwithstanding any other provision of this Section 7.1, but only to avoid duplication, a guarantee by a Guarantor of Borrower's Indebtedness or of the Indebtedness of another Guarantor incurred in accordance with the terms of this Agreement (other than Indebtedness incurred pursuant to clause (b) of the definition of Permitted Indebtedness) issued at the time such Indebtedness was incurred or if later at the time the guarantor thereof became a Guarantor will not constitute a separate incurrence, or amount outstanding, of Indebtedness. Upon each incurrence, Borrower may designate pursuant to which provision of this
Section 7.1 such Indebtedness is being

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incurred and Borrower may subdivide an amount of Indebtedness and such
Indebtedness shall not be deemed to have been incurred or outstanding under any other provision of this Section 7.1, except as stated otherwise in the foregoing provisions.

     Notwithstanding anything contained herein to the contrary, Borrower and the Guarantors shall not, and shall not permit any of their Subsidiaries to, incur any Indebtedness that is contractually subordinate in right of payment to any of Borrower's other Indebtedness or the other Indebtedness of any Guarantor unless such Indebtedness is at least as contractually subordinate in right of payment to the Obligations.

     7.2 Liens . Borrower and the Guarantors shall not, and shall not permit any of their Subsidiaries to, create, incur, assume or suffer to exist any Lien of any kind, other than Permitted Liens, securing any Indebtedness, upon any of their respective assets now owned or acquired on or after the date of this Agreement or upon any income or profits therefrom.

     7.3  Restrictions on Fundamental Changes

          (a) Enter into any Acquisition, merger, consolidation, reorganization, or recapitalization, or reclassify its Capital Stock, or sell, lease, convey or transfer all or substantially all of its assets unless:

                (1) either (a) the Obligor is the continuing entity or (b) the resulting, surviving or transferee entity is a corporation organized under the laws of the United States, any state thereof or the District of Columbia and expressly assumes all of the Obligor's obligations in connection with this Agreement;

                (2) no Event of Default shall exist or shall occur immediately after giving effect on a pro forma basis to such transaction;

                (3) such transaction is solely the merger of Borrower and one of its previously existing Wholly Owned Subsidiaries which is also a Guarantor for the purpose of reincorporation into another jurisdiction and which transaction is not for the purpose of evading this provision and not in connection with any other transaction and of which Borrower notifies Lender in writing no less than 30 days prior to the consummation thereof, immediately after giving effect to such transaction on a pro forma basis, the Consolidated Net Worth of the consolidated surviving or transferee entity is at least equal to the Consolidated Net Worth of Borrower immediately prior to such transaction; and

                (4) such transaction is solely the merger of Borrower and one of its previously existing Wholly Owned Subsidiaries which is also a Guarantor for the purpose of reincorporation into another jurisdiction and which transaction is not for the purpose of evading this provision and not in connection with any other transaction and of which Borrower notifies Lender in writing no less than 30 days prior to the consummation thereof,

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                immediately after giving effect to such transaction on a pro forma basis, the consolidated resulting, surviving or transferee entity would immediately thereafter be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt Incurrence Ratio set forth in Section 7.1;

                    (5) each Guarantor, shall have, if reasonably required by
                Lender, confirmed in writing that its Guaranty shall apply to the obligations of Borrower or the surviving entity in accordance with this Agreement; or

                (b) Liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution).

          7.4 Disposal of Assets. Other than Permitted Dispositions, convey, sell, lease, license, assign, transfer, or otherwise dispose of any Obligor's assets.

          7.5 Change Name. Change any Obligor's name, FEIN, corporate structure, or identity, or add any new fictitious name; provided, however, that such Obligor may change its name upon at least 30 days prior written notice to Lender of such change and so long as, at the time of such written notification, such Obligor provides any financing statements or fixture filings necessary to perfect and continue perfected the Lender's Liens.

          7.6 Restrictions on Sale-Leaseback Transactions. Enter into any sale-leaseback transaction; provided, however that the Obligor or any Subsidiary may enter into a sale-leaseback transaction if:

                (1) the Obligor or such Subsidiary could have (a) incurred Indebtedness in an amount equal to the Attributable Indebtedness (as defined herein) relating to such sale-leaseback transaction under the Debt Incurrence Ratio in clause (2) of Section 7.1 hereof and (b) incurred a Lien to secure such Indebtedness pursuant to Section 7.2 hereof;

                (2) the gross cash proceeds of such sale-leaseback transaction are at least equal to the fair market value, as determined in good faith by the Board of Directors and set forth in an officers' certificate delivered to Lender, of the property that is the subject of such sale-leaseback transaction;

                (3) the Net Sales Proceeds of such sale-leaseback transaction is held by Obligor and is not used (i) for distribution to any Obligor's shareholders or Subsidiary or (ii) to pay any Indebtedness; and

                (4) such sale-leaseback transaction does not pertain to slot machines or table games.

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          For purposes of this Section 7.6, "Attributable Indebtedness" in respect of a sale-leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale-leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

          7.7 Nature of Business. Engage to any substantial extent in any line or lines of business activity other than that which in the reasonable good faith judgment of the Board Directors is a Related Business and Borrower gives Lender 30 days written notice prior to commencing any such Related Business.

          7.8   Limitation on Restricted Payments.

                Directly or indirectly, make any Restricted Payment if, after giving effect to such Restricted Payment on a pro forma basis:

                     (1) a Default or an Event of Default shall have occurred
                and be continuing;

                     (2) Borrower is not permitted to incur at least $1.00 of
                additional Indebtedness pursuant to the Debt Incurrence Ratio in
                Section 7.1 hereof;

                     (3) the aggregate amount of all Restricted Payments made by
                Borrower and its Subsidiaries, including after giving effect to such proposed Restricted Payment, on and after the Closing Date, would exceed, without duplication, the sum of:

                         (a) 50% of Borrower's aggregate Consolidated Net Income
                for the period (taken as one accounting period), commencing on the first day of the fiscal quarter in which the Closing Date occurs, to and including the last day of the fiscal quarter ended immediately prior to the date of each such calculation for which Borrower's consolidated financial statements are required to be delivered to Lender or, if sooner, filed with the SEC (or, in the event Consolidated Net Income for such period is a deficit, then minus 100% of such deficit), plus

                         (b) the aggregate Net Cash Proceeds received by
                Borrower from the sale of Borrower's Qualified Capital Stock (other than (i) to one of Borrower's Subsidiaries, (ii) to the extent applied in connection with a Qualified Exchange or, to avoid duplication, otherwise given credit for in any provision of this paragraph, or (iii) used as consideration to make a Permitted Investment), after the Closing Date, plus

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                         (c) except in each case, in order to avoid duplication,
                to the extent any such payment or proceeds have been included in the calculation of Consolidated Net Income, an amount equal to the net reduction in Investments (other than returns of or from Permitted Investments) in any Person (including an Unrestricted Subsidiary) resulting from cash distributions on or cash repayments of any Investments, including payments of interest on Indebtedness, dividends, repayments of loans or advances, or other distributions or other transfers of assets, in each case to the Borrower or any Subsidiary or from the Net Cash Proceeds from the sale of any such Investment or from redesignations of Unrestricted Subsidiaries as Subsidiaries (valued in each case as provided in the definition of "Investments"), not to exceed, in each case, the amount of Investments previously made by the Borrower or any Subsidiary in such Person, including, if applicable, such Unrestricted Subsidiary, less the cost of disposition; or

                     (4) there is Excess Availability of less than $5,000,000.

          The foregoing clauses (2) and (3) of the immediately preceding paragraph of this Section 7.8, however, shall not prohibit:

                (w) repurchases, redemptions, or other retirements or acquisitions of Capital Stock from Borrower's employees, directors or managers (or their heirs or estates) or employees, directors or managers (or their heirs or estates) of Borrower's Subsidiaries upon the death, disability or termination of employment or pursuant to the terms of any subscription, stockholder or other agreement or plan in effect on the Closing Date in an aggregate amount pursuant to this clause (w) to all employees, directors or managers (or their heirs or estates) not to exceed (i) $500,000 per year on and after the Closing Date, or (ii) $2,000,000 in the aggregate pursuant to this clause (w).

          The foregoing clauses (1), (2), (3), and (4) of the immediately preceding paragraph of this Section 7.8, however, shall not prohibit

                (x) any dividend, distribution or other payments by any of Borrower's Subsidiaries on Borrower's Equity Interests that is paid pro rata to all holders of such Equity Interests;

                (y)  a Qualified Exchange; or

                (z) the payment of any dividend on Qualified Capital Stock within 60 days after the date of its declaration if such dividend could have been made on the date of such declaration in compliance with the foregoing provisions.

          The full amount of any Restricted Payment made pursuant to the foregoing clauses (w), (x) and (z) (but not pursuant to clause (y)) of the immediately preceding sentence, however, shall be counted as Restricted Payments made for purposes of the

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calculation of the aggregate amount of Restricted Payments available to be made referred to in clause (3) of the first paragraph of this Section 7.8.

          For purposes of this Section 7.8, the amount of any Restricted Payment made or returned, if other than in cash, shall be the Fair Market Value thereof, as determined in the good faith reasonable judgment of Borrower's Board of Directors, unless stated otherwise, at the time made or returned, as applicable. Additionally, (i) prior to making any such Restricted Payment, Borrower shall deliver to Lender an Officers' Event Certificate, together with appropriate supporting details and a statement of underlying assumptions, demonstrating that as of the end of each fiscal month for the 12-month period following the Restricted Payment on a pro forma basis, Borrower shall have Excess Availability of not less than $5,000,000; and (ii) within five (5) days of each Restricted Payment, Borrower shall deliver an Officers' Event Certificate to Lender describing in reasonable detail the nature of such Restricted Payment, stating the amount of such Restricted Payment, stating in reasonable detail the provisions of this Agreement pursuant to which such Restricted Payment was made and certifying that such Restricted Payment was made in compliance with the terms of this Agreement.

          7.9 Change of Control. Cause, permit, or suffer, directly or indirectly, any Change of Control.

          7.10 Consignments. Consign any Inventory or sell any Inventory on bill and hold, sale or return, sale on approval, or other conditional terms of sale.

          7.11 Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries. Directly or indirectly, create, assume or suffer to exist any consensual restriction on the ability of any of their Subsidiaries to pay dividends or make other distributions to or on behalf of, or to pay any obligation to or on behalf of, or otherwise to transfer assets or property to or on behalf of, or make or pay loans or advances to or on behalf of, the Borrower, the Guarantors or any of their Subsidiaries, except:

                (1) restrictions imposed by the Senior Subordinated Debt Documents or by Borrower's other Indebtedness (which may also be guaranteed by the Guarantors) ranking pari passu with the Loan Documents; provided, that such restrictions are no more restrictive in any material respect than those imposed by the Senior Subordinated Debt Documents;

                (2)  restrictions imposed by applicable law;

                (3)  existing restrictions under Indebtedness described in
          Schedule 5.20;

                (4) restrictions under any Acquired Indebtedness not incurred in violation of this Agreement or any agreement (including any Equity Interest) relating to any property, asset, or business acquired by Borrower, the Guarantors or any of their Subsidiaries, which restrictions in each case existed at the time of acquisition, were not put in place in connection with or in anticipation of such acquisition and are not applicable to any Person, other than the Person acquired,


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          or to any property, asset or business, other than the property, assets and business so acquired;

                (5)  [INTENTIONALLY OMITTED];

                (6) restrictions with respect solely to any of Borrower's Subsidiaries imposed pursuant to a binding agreement which has been entered into for the sale or disposition of all of the Equity Interests or assets of such Subsidiary; provided, that such restrictions apply solely to the Equity Interests or assets of such Subsidiary which are being sold;

                (7) restrictions on transfer contained in Purchase Money Indebtedness incurred pursuant to Section 7.1 hereof; provided, that such restrictions relate only to the transfer of the property acquired with the proceeds of such Purchase Money Indebtedness; and

                (8) in connection with and pursuant to permitted Refinancings, replacements of restrictions imposed pursuant to clauses (1), (3), (4) or (7) or this clause (8) of this paragraph that are not more restrictive in any material respect than those being replaced and do not apply to any other Person or assets than those that would have been covered by the restrictions in the Indebtedness so refinanced.

                Notwithstanding the foregoing, (a) customary provisions restricting subletting or assignment of any lease entered into in the ordinary course of business, consistent with industry practice and (b) any asset subject to a Lien which is not prohibited to exist with respect to such asset pursuant to the terms of this Agreement, may be subject to customary restrictions on the transfer or disposition thereof pursuant to such Lien.

          7.12 Accounting Methods. Modify or change its method of accounting (other than as may be required to conform to GAAP) or enter into, modify, or terminate any agreement currently existing, or at any time hereafter entered into with any third party accounting firm or service bureau for the preparation or storage of any Obligor's accounting records without said accounting firm or service bureau agreeing to provide Lender information regarding the Collateral or any Obligor's financial condition.

          7.13 Investments. Except for Permitted Investments, directly or indirectly, make or acquire any Investment or incur any liabilities (including contingent obligations) for or in connection with any Investment; provided, however, that Obligors and their Subsidiaries shall not have Permitted Investments (other than in Cash Management Accounts) in deposit accounts or Securities Accounts in excess of $100,000 outstanding at any one time unless the applicable Obligor or Subsidiary and the applicable securities intermediary or bank have entered into Control Agreements governing such Permitted Investments, as Lender shall determine in its Permitted Discretion, to perfect (and further establish) Lender's Liens in such Permitted Investments.

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          7.14  Transactions with Affiliates. Enter into or suffer to exist any contract, agreement, arrangement or transaction with any Affiliate (an "Affiliate Transaction"), or any series of related Affiliate Transactions (other than Exempted Affiliate Transactions): (1) unless, in the case of an Affiliate Transaction to which a Foreign Subsidiary or Unrestricted Subsidiary is a party, it is determined that the terms of such Affiliate Transaction are fair and reasonable to Borrower (or the applicable Obligor), and no less favorable to Borrower (or the applicable Obligor) than could have been obtained in an arm's length transaction with a non-Affiliate; (2) if involving consideration to either party of $2,000,000 or more, unless such Affiliate Transaction(s) has been approved by a majority of the members of Borrower's Board of Directors that are disinterested in such transaction, (3) if any Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect, on a pro forma basis, to such transaction, (4) if, after giving effect to such transaction on a pro forma basis, Borrower shall have paid any Domestic Subsidiary cash or Cash Equivalents, by way of payment, distribution, Investment, or otherwise (other than reimbursement for expenses incurred by such Subsidiary for the benefit of Borrower), in excess of $1,000,000 during any fiscal year of Borrower, and (5) if, after giving effect to such transaction on a pro forma basis, Borrower shall have paid any Foreign Subsidiary or Unrestricted Subsidiary cash or Cash Equivalents, by way of payment, distribution, Investment, or otherwise (other than reimbursement for expenses incurred by such Foreign Subsidiary or Unrestricted Subsidiary for the benefit of Borrower), in excess of $2,000,000 during any fiscal year of Borrower. Within 5 days of any Affiliate Transaction(s) involving consideration to either party of $2,000,000 or more (or any receipt of cash or Cash Equivalents in excess of $100,000 pursuant to clauses (4) and (5)), Borrower shall deliver to Lender an Officers' Event Certificate addressed to Lender certifying that such Affiliate Transaction (or Transactions) complied with clauses (1), (2), (3), (4) and (5), as applicable.

          7.15 Suspension. Suspend or go out of a substantial portion of its business.

          7.16  [INTENTIONALLY OMITTED].

          7.17 Use of Proceeds. Use the proceeds of the Advances for any purpose other than (a) on the Closing Date, to pay transactional fees, costs, and expenses incurred in connection with this Agreement, the other Loan Documents, and the transactions contemplated hereby and thereby, and (b) thereafter, consistent with the terms and conditions hereof, for its lawful and permitted purposes.

          7.18 Change in Location of Chief Executive Office; Inventory and Equipment with Bailees. Relocate its chief executive office to a new location without providing 30 days prior written notification thereof to Lender and so long as, at the time of such written notification, Borrower provides any financing statements or fixture filings necessary to perfect and continue perfected the Lender's Liens and also provides to Lender a Collateral Access Agreement with respect to such new location. The Inventory and Equipment shall not at any time now or hereafter be stored with a bailee, warehouseman, or similar party without Lender's prior written consent.

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          7.19  Securities Accounts. Establish or maintain any Securities
Account unless Lender shall have received a Control Agreement in respect of such Securities Account. No Obligor shall transfer assets out of any Securities Account; provided, however, that, so long as no Event of Default has occurred and is continuing or would result therefrom, the applicable Obligor may use such assets (and the proceeds thereof) to the extent not prohibited by this Agreement.

          7.20  Financial Covenants.

                (a)  Fail to maintain:

                     (i) Minimum Consolidated EBITDA. Consolidated EBITDA for the previous 12-month period, measured on a fiscal quarter-end basis, of not less than of $20,000,000.

                     (ii) Minimum Monthly Revenues on Gaming Table Leases. Minimum monthly revenues on gaming table leases in an amount not less than to $750,000.

                     (iii) Minimum Units of Installed Gaming Tables. Minimum units of installed gaming tables owned by Borrower tested monthly shall not be less than 600.

                (b)  Make:

                     (i) Capital Expenditures. Capital expenditures (other than capital expenditures relating to the acquisition of gaming devices) in excess of $6,000,000 in any fiscal year.

                (c) Minimum Excess Availability. If at any time Borrower has cash and Cash Equivalents of less than $5,000,000, Excess Availability under the facility provided in Section 2.1(a) in an amount of not less than $2,500,000.

          7.21 Limitation on Status as Investment Borrower. Be required to register as an "investment company" (as that term is defined in the Investment Company Act), or from otherwise becoming subject to regulation under the Investment Company Act.

8.        EVENTS OF DEFAULT.

          Any one or more of the following events shall constitute an event of default (each, an "Event of Default") under this Agreement:

          8.1 If any Obligor fails to pay when due and payable, or when declared due and payable, all or any portion of the Obligations (whether of principal, interest (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts), fees and charges due Lender, reimbursement of Lender Expenses, or other amounts constituting Obligations) provided, however, that in case of

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Overadvances that are caused by the charging of interest, fees, or
Lender Expenses to the Loan Account, such event shall not constitute an Event of Default if, within 3 Business Days of Borrower's receipt of telephonic or other notice of such Overadvance, Borrower eliminates such Overadvance;

          8.2 If Borrower or any other Obligor fails or neglects to perform, keep, or observe (a) any term, provision, covenant or other agreement (i) contained in Sections 6.2, 6.3, 6.4, 6.5, 6.7, 6.10, 6.11, 6.12 and 6.13 of this
Agreement and such failure continues for a period of 5 Business Days; (ii) contained in Sections 6.1, 6.6, 6.9, 6.14 (exclusive of clause (d) thereof),
6.18 or 6.20 of this Agreement and such failure continues for a period of 10 Business Days; or (b) if any Obligor fails or neglects to perform, keep, or observe any other covenant or other provision contained in any Section of this Agreement (other than a Section that is expressly dealt with elsewhere in this Section 8) or the other Loan Documents (other than a Section of such other Loan Document dealt with elsewhere in this Section 8); provided that, during any period of time that any such failure or neglect of an Obligor referred to in this paragraph exists, even if such failure or neglect is not yet an Event of Default by virtue of the existence of a grace or cure period, Lender shall be relieved of its obligation to extend credit hereunder;

          8.3 If any material portion of any Obligor's or any of its Subsidiaries' assets is attached, seized, subjected to a writ or distress warrant, levied upon, or comes into the possession of any third Person, and such attachment, seizure, warrant or levy is not terminated or dismissed within 5 days; provided, however, that for purposes of this Section 8.3, an amount of assets less than 5% of Obligor's consolidated assets shall not constitute a "material portion";

          8.4 If an Insolvency Proceeding is commenced by any Obligor or any of its Subsidiaries;

          8.5 If an Insolvency Proceeding is commenced against any Obligor or any of its Subsidiaries, and any of the following events occur: (a) any Obligor or any of its Subsidiaries consents to the institution of such Insolvency Proceeding against it, (b) the petition commencing the Insolvency Proceeding is not timely controverted, (c) the petition commencing the Insolvency Proceeding is not dismissed within 60 calendar days of the date of the filing thereof; provided, however, that, during the pendency of such period, Lender shall be relieved of its obligations to extend credit hereunder, (d) an interim trustee is appointed to take possession of all or any substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, any Obligor or any of its Subsidiaries, or (e) an order for relief shall have been entered therein;

          8.6 If any Obligor or any of its Subsidiaries is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of the business affairs of Borrower and its Subsidiaries taken as a whole for a period of five (5) consecutive Business Days;

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     8.7  (a) If a notice of Lien, levy or assessment is filed of record with respect to any Obligor's assets by the United States, or any department, agency, or instrumentality thereof, or if any taxes or debts owing at any time hereafter to any one or more of such entities becomes a Lien, whether choate or otherwise, upon any of Obligor's assets and the same is not paid before such payment is delinquent; provided, however, that (i) if such Lien, levy or assessment (other than sales tax Liens, levies or assessments) secures an amount that is less than $100,000, or (ii) if such Lien, levy or assessment arising from sales tax secures an amount that is less than $500,000; and if Lender is able to create and maintain a reserve for such Lien, levy or assessment set forth in clauses
(i) and (ii) in an amount equal to 150 percent of the obligation that such Lien, levy or assessment secures (which Obligors expressly authorize Lender to do) without creating an Overadvance, then such Lien, levy or assessment shall not constitute an Event of Default, or (b) if a notice of Lien, levy, or assessment is filed of record with respect to any assets of any Obligor or any Subsidiary of any Obligor by any Governmental Authority other than those set forth in clause (a) above in an amount exceeding $2,000,000 in the aggregate, or if any taxes or debts, in an amount exceeding $2,000,000 in the aggregate, owing at any time hereafter to any one or more of such entities becomes a Lien, whether choate or otherwise, upon any assets of any Obligor or any Subsidiary of any Obligor and the same is not paid before the earlier of 30 days after the date it first arises or 30 days prior to the date on which such asset is subject to being forfeited;

     8.8 If (a) a claim (other than a judgment for the payment of money) in an amount, individually or in the aggregate, in excess of $100,000, becomes a Lien or encumbrance upon any material portion of any Obligor's or any of its Subsidiaries' assets: (i) if such Lien is not the subject of a Permitted Protest, for any period of time, or (ii) if such Lien is the subject of a Permitted Protest for a period exceeding thirty (30) days; or (b) a judgment or judgments for the payment of money is or are entered against Borrower or any of its Subsidiaries and such judgment or judgments remain undischarged, unbonded or unstayed for a period of 30 days after entry; provided, however, that the aggregate amount of all such judgments exceeds $1,000,000;

     8.9 If there is a default in any payment of Indebtedness (beyond any grace period) in any agreement to which Borrower or any of its Subsidiaries is a party relative to Indebtedness of Borrower or such Subsidiary involving an aggregate amount of $5,000,000 or more and such default (a) occurs at the final maturity of the obligations thereunder, or (b) results in a right by the other party thereto, irrespective of whether exercised, to accelerate the maturity of Borrower's or its Subsidiaries' obligations thereunder, to terminate such agreement, or to refuse to renew such agreement pursuant to an automatic renewal right therein;

     8.10 If any Obligor or any of its Subsidiaries makes any payment on account of Indebtedness that has been contractually subordinated in right of payment to the payment of the Obligations, except to the extent such payment is permitted hereunder or by the terms of the subordination provisions applicable to such Indebtedness;

     8.11 If any material misstatement or material misrepresentation exists now or hereafter in any warranty, representation, statement, or Record made to Lender by any

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Obligor, its Subsidiaries, or any officer, employee, agent, or director of any
Obligor or any of its Subsidiaries; provided, however, that a misstatement or misrepresentation will be deemed immaterial for purposes of this Section 8.11 if such misstatement or misrepresentation was caused by or directly attributable to Lender;

     8.12 If any material obligation of any Guarantor under its Guaranty or other third Person under any Loan Document is limited or terminated by operation of law or by the Guarantor or third Person thereunder, or any such Guarantor as other third Person becomes the subject of an Insolvency Proceeding or revokes or attempts to revoke the Guaranty or the applicable Loan Document; or

     8.13 If this Agreement or any other Loan Document that purports to create a Lien, shall, for any reason, fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien on or security interest in the Collateral covered hereby or thereby (other than unregistered Copyrights); or, if this Agreement or any other Loan Document that purports to create a Lien, shall, for any reason, fail or cease to create a valid Lien on or security interest in unregistered Copyrights included in the Collateral; or

     8.14 Any material provision of any Loan Document shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by any Obligor, or a proceeding shall be commenced by any Obligor, or by any Governmental Authority having jurisdiction over any Obligor, seeking to establish the invalidity or unenforceability thereof, or any Obligor shall deny that such Obligor has any liability or obligation purported to be created under any Loan Document.

9. LENDER'S RIGHTS AND REMEDIES.

     9.1 Rights and Remedies. Upon the occurrence, and during the continuation, of an Event of Default, Lender (at its election but without notice of its election and without demand) may do any one or more of the following, all of which are authorized by Obligors:

          (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable;

          (b) Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement, under any of the Loan Documents, or under any other agreement between Borrower and Lender;

          (c) Terminate this Agreement and any of the other Loan Documents as to any future liability or obligation of Lender, but without affecting any of Lender's Liens in the Collateral and without affecting the Obligations;

          (d) Settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which Lender considers advisable, and in such cases, Lender will credit Borrower's Loan Account with only the net amounts received by Lender in

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payment of such disputed Accounts after deducting all Lender Expenses incurred or expended in connection therewith;

          (e) Cause Obligors to hold all returned Inventory in trust for Lender, segregate all returned Inventory from all other assets of Obligors or in Obligors' possession and conspicuously label said returned Inventory as the property of Lender;

          (f) Without notice to or demand upon any Obligor, make such payments and do such acts as Lender considers necessary or reasonable to protect its security interests in the Collateral. Obligors agree to assemble the Personal Property Collateral if Lender so requires, and to make the Personal Property Collateral available to Lender at a place that Lender may designate which is reasonably convenient to all parties. Obligors authorize Lender to enter, during Obligors' customary business hours, the premises where the Personal Property Collateral is located, to take and maintain possession of the Personal Property Collateral, or any part of it, and to pay, purchase, contest, or compromise any Lien that in Lender's determination appears to conflict with the Lender's Liens and to pay all expenses incurred in connection therewith and to charge Borrower's Loan Account therefor. With respect to any of Obligors' owned or leased premises, subject to the rights of Obligors' landlords, Obligors hereby grant Lender a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of Lender's rights or remedies provided herein, at law, in equity, or otherwise;

          (g) Without notice to any Obligor (such notice being expressly waived), and without constituting a retention of any collateral in satisfaction of an obligation (within the meaning of the Code), set off and apply to the Obligations any and all (i) balances and deposits of Obligors held by Lender (including any amounts received in the Cash Management Accounts), or (ii) Indebtedness at any time owing to or for the credit or the account of Obligors held by Lender;

          (h) Lender or Lender's designee may (a) notify Account Debtors of any Obligor that the Accounts, chattel paper, or General Intangibles of any Obligor have been assigned to Lender or that Lender has a security interest therein, or
(b) collect such Accounts, chattel paper, or General Intangibles directly and charge the collection costs and expenses to the Loan Account. Each Obligor agrees that it will hold in trust for Lender, as Lender's trustee, any Collections that it receives and immediately will deliver said Collections from such Obligor;

          (i) Hold, as cash collateral, any and all balances and deposits of Obligors held by Lender, and any amounts received in the Cash Management Accounts, to secure the full and final repayment of all of the Obligations;

          (j) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Personal Property Collateral. Obligors hereby grant to Lender a license or other right to use, without charge, Obligors' labels, Patents, Copyrights, Trade Secrets, trade names, Trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to

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the Personal Property Collateral, in completing production of, advertising for sale, and selling any Personal Property Collateral and Obligors' rights under all licenses and all franchise agreements shall inure to Lender's benefit; provided, however, (i) that Personal Property Collateral for purposes of this
Section 9(j) shall not include any Excluded Assets, and (ii) the provisions of this Section 9(j) are expressly made subject to Section 17 hereof.;

          (k) Sell the Personal Property Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Obligors' premises) as Lender determines is commercially reasonable. It is not necessary that the Personal Property Collateral be present at any such sale;

          (l) Provide notice of the disposition of the Personal Property Collateral as follows:

              (i) Provide Obligors with a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Personal Property Collateral, then the time on or after which the private sale or other disposition is to be made; and

              (ii) Personally deliver or mail the notice, postage prepaid, to Obligors as provided in Section 12, at least ten days before the earliest time of disposition set forth in the notice; no notice needs to be given prior to the disposition of any portion of the Personal Property Collateral that threatens to decline speedily in value or that is of a type customarily sold on a recognized market;

          (m) Credit bid and purchase at any public sale; and

          (n) Seek the appointment of a receiver or keeper to take possession of all or any portion of the Collateral or to operate same and, to the maximum extent permitted by law, may seek the appointment of such a receiver without the requirement of prior notice or a hearing; provided, however, that the provisions of this Section 9(n) are expressly made subject to Section 17 hereof;

          (o) Lender shall have all other rights and remedies available at law or in equity or pursuant to any other Loan Document; and

          (p) Subject to Code Section 9-615, any deficiency that exists after disposition of the Personal Property Collateral as provided above in Section 9.1 will be paid immediately by Borrower. Any excess will be returned, without interest and subject to the rights of third Persons, by Lender to Borrower.

      9.2 Remedies Cumulative. The rights and remedies of Lender under this Agreement, the other Loan Documents, and all other agreements shall be cumulative. Lender shall have all other rights and remedies not inconsistent herewith as provided

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under the Code, by law, or in equity. No exercise by Lender of one right or remedy shall be deemed an election, and no waiver by Lender of any Event of Default shall be deemed a continuing waiver. No delay by Lender shall constitute a waiver, election, or acquiescence by it.

          9.3 Limitation on Exercise of Remedies. All right, remedies and powers provided in this Agreement relative to the Collateral may be exercised only to the extent that the exercise thereof does not violate any applicable mandatory provision of the Applicable Gaming Laws and all provisions of this Agreement relative to the Collateral are intended to be subject to all applicable mandatory provisions of the Applicable Gaming Laws and to be limited solely to the extent necessary to not render the provisions of this Agreement invalid or unenforceable, in whole or in part. Lender will timely apply for and receive all required approvals of the applicable Gaming Authorities for the sale or other disposition of Gaming Equipment regulated by the Applicable Gaming Laws (including any such sale or disposition of Gaming Equipment consisting of slot machines, gaming tables, cards, dice, gaming chips, player tracking systems, and all other "gaming devices" and "associated equipment" (as such terms or words of like import referring thereto are defined in the Applicable Gaming Laws).

10.       TAXES AND EXPENSES.

          If any Obligor fails to pay any monies (whether taxes, assessments, insurance premiums, or, in the case of leased properties or assets, rents or other amounts payable under such leases) due to third Persons, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, then, Lender, in its Permitted Discretion and after providing five Business Days prior notice to Obligors (except that no prior notice need be given for the set up of reserves as provided in clause (b) below), may do any or all of the following: (a) make payment of the same or any part thereof, (b) set up such reasonable reserves in Borrower's Loan Account as Lender deems reasonably necessary to protect Lender from the exposure created by such failure (which reserve in the case of delinquent taxes or assessments shall be equal to no more than 150 percent of such delinquent taxes or assessments), or (c) in the case of the failure to comply with Section 6.8 hereof, obtain and maintain insurance policies of the type described in Section 6.8 and take any action with respect to such policies as Lender deems prudent. Any such amounts paid by Lender shall constitute Lender Expenses and any such payments shall not constitute an agreement by Lender to make similar payments in the future or a waiver by Lender of any Event of Default under this Agreement. Lender need not inquire as to, or contest the validity of, any such expense, tax, or Lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

11.       WAIVERS; INDEMNIFICATION.

          11.1 Demand; Protest. Obligors waive demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of documents,

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instruments, chattel paper, and guarantees at any time held by Lender on which any Obligor may in any way be liable, to the extent permitted by law.

     11.2 Lender's Liability for Collateral. Obligors hereby agree that: (a) so long as Lender complies with its obligations, if any, under the Code, and, with respect to any asset of an Obligor for which it takes actual possession, acts in a commercially reasonable manner, Lender shall not in any way or manner be liable or responsible for: (i) the safekeeping of the Collateral, (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause,
(iii) any diminution in the value thereof, or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person, and (b) all risk of loss, damage, or destruction of the Collateral shall be borne by Obligors.

     11.3 Indemnification. Each Obligor shall pay, indemnify, defend, and hold Lender-Related Persons, each Participant, and each of their respective officers, directors, employees, agents, and attorneys-in-fact (each, an "Indemnified Person") harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, and damages, and all reasonable attorneys fees and disbursements and other reasonable costs and expenses actually incurred in connection therewith (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them (a) in connection with or as a result of or related to the execution, delivery, enforcement, performance, or administration of this Agreement, any of the other Loan Documents, or the transactions contemplated hereby or thereby, and (b) with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event, or circumstance in any manner related thereto (all the foregoing, collectively, the "Indemnified Liabilities"). The foregoing to the contrary notwithstanding, no Obligor shall have any obligation to any Indemnified Person under this Section 11.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person. This provision shall survive the termination of this Agreement and the repayment of the Obligations. If any Indemnified Person makes any payment to any other Indemnified Person with respect to an Indemnified Liability as to which any Obligor was required to indemnify the Indemnified Person receiving such payment, the Indemnified Person making such payment is entitled to be indemnified and reimbursed by such Obligor with respect thereto. WITHOUT LIMITATION, THE FOREGOING INDEMNITY SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED LIABILITIES WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF ANY NEGLIGENT ACT OR OMISSION OF SUCH INDEMNIFIED PERSON OR OF ANY OTHER PERSON.

12.  NOTICES.

     Unless otherwise provided in this Agreement, all notices or demands by any Obligor or Lender to the other relating to this Agreement or any other Loan Document

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shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, electronic mail (at such email addresses as such Obligor or Lender, may designate to each other in accordance herewith), or telefacsimile to Obligors or Lender, as the case may be, at its address set forth below:

                  If to Obligors:      MIKOHN GAMING CORPORATION
                                       920 Pilot Road
                                       Las Vegas, Nevada 89119
                                       Attn: Donald W. Stevens, CFO
                                       Fax No. (702) 263-1616

                  with copies to:      Greenberg Traurig LLP
                                       2450 Colorado Avenue
                                       Suite 400 East
                                       Santa Monica, California 90404
                                       Attn:  Mark Moskowitz, Esq.
                                       Fax No.  (310) 586-7800

                  If to Lender:        FOOTHILL CAPITAL CORPORATION
                                       2450 Colorado Avenue
                                       Suite 3000 West
                                       Santa Monica, California 90404
                                       Attn: Business Finance Division Manager
                                       Fax No.: (310) 478-9788

                  with copies to:      Jeffer, Mangels, Butler & Marmaro LLP
                                       2121 Avenue of the Stars
                                       Tenth Floor
                                       Los Angeles, California 90067
                                       Attn:  Joel J. Berman, Esq.
                                       Fax No.: (310) 203-5067

     Lender and Obligors may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other party or parties. All notices or demands sent in accordance with this
Section 12, other than notices by Lender in connection with enforcement rights against the Collateral under the provisions of the Code, shall be deemed received on the earlier of the date of actual receipt or three Business Days after the deposit thereof in the mail. Obligors acknowledge and agree that notices sent by Lender in connection with the exercise of enforcement rights against Collateral under the provisions of the Code shall be deemed sent when deposited in the mail or personally delivered, or, where permitted by law, transmitted by telefacsimile or any other method set forth above.

13.  CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

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          (a) THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS
(UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEVADA.

          (b) THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT LENDER'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE LENDER ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. OBLIGORS AND LENDER WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 13(b).

          (c) OBLIGORS AND LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. OBLIGORS AND LENDER REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

14.  ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.

     14.1 Assignments and Participations.

          (a) Subject to Buyer's right to prior written approval, not to be unreasonably withheld, at such time as no Default or Event of Default has occurred and is continuing, Lender may assign and delegate to one or more assignees (each an "Assignee") all, or any ratable part of all, of the Obligations and the other rights and

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obligations of Lender hereunder and under the other Loan Documents; provided, however, that Obligors may continue to deal solely and directly with Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses, and related information with respect to the Assignee, have been given to Borrower by Lender and the Assignee, and (ii) Lender and its Assignee have delivered to Borrower an appropriate assignment and acceptance agreement. Anything contained herein to the contrary notwithstanding, Lender agrees for the sole benefit of Borrower that, so long as no Event of Default has occurred and is continuing, Lender shall (x) retain at least 50.1 percent of the Obligations and commitment to make Advances under Section 2.1 of this Agreement, and (y) not assign any ratable part of the Obligations and commitment to make Advances under Section 2.1 of this Agreement to more than three Assignees at any given time; provided, however, that, the minimum retention of Obligations and commitment to make Advances and the restriction on the number of Assignees shall not be applicable if such assignment is in connection with any merger, consolidation, sale, transfer or other disposition of all or any substantial portion of the business or loan portfolio of Lender.

          (b) From and after the date that Lender provides Borrower with such written notice and executed assignment and acceptance agreement, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such assignment and acceptance agreement, shall have the assigned and delegated rights and obligations of Lender under the Loan Documents, and (ii) Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned and delegated by it pursuant to such assignment and acceptance agreement, relinquish its rights (except with respect to Section 11.3 hereof) and be released from its obligations under this Agreement (and in the case of an assignment and acceptance covering all or the remaining portion of Lender's rights and obligations under this Agreement and the other Loan Documents, Lender shall cease to be a party hereto and thereto), and such assignment shall affect a novation between Obligors and the Assignee.

          (c) Immediately upon Borrower's receipt of such fully executed assignment and acceptance agreement, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the rights and duties of Lender arising therefrom.

          (d) Lender may at any time sell to one or more commercial banks, financial institutions, or other Persons not Affiliates of such Lender (a "Participant") participating interests in the Obligations and the other rights and interests of Lender hereunder and under the other Loan Documents; provided, however, that (i) Lender shall remain the "Lender" for all purposes of this Agreement and the other Loan Documents and the Participant receiving the participating interest in the Obligations and the other rights and interests of Lender shall not constitute a "Lender" hereunder or under the other Loan Documents and Lender's obligations under this Agreement shall remain unchanged,
(ii) Lender shall remain solely responsible for the performance of such obligations, (iii) Obligors and Lender shall continue to deal solely and directly with each other in connection with Lender's rights and obligations under this Agreement and the other Loan

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Documents, (iv) Lender shall not transfer or grant any participating interest under which the Participant has the right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to this Agreement or of any other Loan Document would (A) extend the final maturity date of the Obligations hereunder in which such Participant is participating,
(B) reduce the interest rate applicable to the Obligations hereunder in which such Participant is participating, (C) release all or a material portion of the Collateral or guaranties (except to the extent expressly provided herein or in any of the Loan Documents) supporting the Obligations hereunder in which such Participant is participating, (D) postpone the payment of, or reduce the amount of, the interest or fees payable to such Participant through Lender, or (E) change the amount or due dates of scheduled principal repayments or prepayments or premiums, and (v) all amounts payable by Borrower hereunder shall be determined as if Lender had not sold such participation, except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of offset in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as Lender under this Agreement. The rights of any Participant only shall be derivative through Lender and no Participant shall have any rights under this Agreement or the other Loan Documents or any direct rights as to Obligors, the Collections, the Collateral, or otherwise in respect of the Obligations. No Participant shall have the right to participate directly in the making of decisions by Lender.

          (e) In connection with any such assignment or participation or proposed assignment or participation and subject to Lender's obligations of confidentiality pursuant to Section 16.6 herein, a Lender may disclose all documents and information which it now or hereafter may have relating to Obligors or Obligors' business.

          (f) Any other provision in this Agreement notwithstanding, Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Bank or U.S. Treasury Regulation 31 CFR ss.203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law. The foregoing to the contrary notwithstanding, no such pledge shall relieve Lender from any of its obligations hereunder.

     14.2 Successors. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that no Obligor may assign this Agreement or any rights or duties hereunder without Lender's prior written consent and any prohibited assignment shall be absolutely void ab initio. No consent to assignment by Lender shall release Obligors from their Obligations. Lender may assign this Agreement and the other Loan Documents and its rights and duties hereunder and thereunder pursuant to
Section 14.1 hereof and, except as expressly

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required pursuant to Section 14.1 hereof, no consent or approval by any Obligor is required in connection with any such assignment.

15.  AMENDMENTS; WAIVERS.

     15.1 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by any Obligor therefrom, shall be effective unless the same shall be in writing and signed by Lender (or, if Lender has assigned a portion of the Obligations hereunder pursuant to Section 14.1(a) hereof, lenders holding more than 50% of the outstanding Obligations), and the applicable Obligor, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     15.2 No Waivers; Cumulative Remedies. No failure by Lender to exercise any right, remedy, or option under this Agreement or any other Loan Document, or delay by Lender in exercising the same, will operate as a waiver thereof. No waiver by Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by Lender on any occasion shall affect or diminish Lender's rights thereafter to require strict performance by Obligors of any provision of this Agreement. Lender's rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy that Lender may have.

16.  GENERAL PROVISIONS.

     16.1 Effectiveness. This Agreement shall be binding and deemed effective when executed by Obligors and Lender.

     16.2 Section Headings. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.

     16.3 Interpretation. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against Lender or Obligors, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto. Time is of the essence in the payment and performance of the Obligations.

     16.4 Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

     16.5 Withholding Taxes. All payments made by Borrower hereunder or under any note will be made without setoff, counterclaim, or other defense, except as required by applicable law other than for Taxes (as defined below). All such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction (other than the United States) or by any political

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subdivision or taxing authority thereof or therein (other than of the United
States) with respect to such payments (but excluding, any tax imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein (i) measured by or based on the net income or net profits of Lender, or
(ii) to the extent that such tax results from a change in the circumstances of Lender, including a change in the residence, place of organization, or principal place of business of Lender, or a change in the branch or lending office of Lender participating in the transactions set forth herein) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any note, including any amount paid pursuant to this Section
16.5 after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein; provided, however, that Borrower shall not be required to increase any such amounts payable to Lender if the increase in such amount payable results from Lender's own willful misconduct or gross negligence. Borrower will furnish to Lender as promptly as possible after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by Borrower.

     16.6 Confidentiality. In handling any confidential information so designated in writing as such by Borrower and any Trade Secrets, Lender will use good faith efforts to exercise substantially the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made: (i) to Lender's Subsidiaries or Affiliates in connection with their present or prospective business relations with Borrower; (ii) to prospective or actual transferees or purchasers of any interest in the Obligations; (iii) as required by law, regulation, subpoena, or other order; (iv) as required in connection with Lender's examination or audit; and (v) as Lender considers appropriate in exercising rights and remedies under the Loan Documents; provided that any third Person to whom such information or Trade Secrets may be disclosed agrees in writing to maintain its confidentiality. Confidential information does not include information that either: (a) is in the public domain or in Lender's possession when disclosed to Lender, or becomes part of the public domain after disclosure to Lender; or (b) is disclosed to Lender by a third Person, if Lender does not know that such third Person is prohibited from disclosing the information.

     16.7 Counterparts; Telefacsimile Execution. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.

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     16.8 Revival and Reinstatement of Obligations. If the incurrence or payment of the Obligations by any Obligor or the transfer to Lender of any property should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property
(collectively, a "Voidable Transfer"), and if Lender is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that Lender is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of Lender related thereto, the liability of such Obligor automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

     16.9 Integration. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

17.  COMPLIANCE WITH APPLICABLE GAMING LAWS

     17.1 Stock Pledge Restrictions. Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, it is understood and agreed that: (a) the pledge of the Capital Stock or other Equity Interests of any Subsidiary of Borrower that is registered or licensed under Applicable Gaming Laws ("Stock Pledges") and (b) any restrictions on the transfer of or agreements not to encumber such Capital Stock or other Equity Interests (collectively, "Stock Restrictions"), require the prior Requisite Approvals in order to become effective. Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, unless and until the Requisite Approvals have been obtained, the Stock Pledges and the Stock Restrictions shall not be effective. To the extent the relevant Requisite Approvals are obtained, the Capital Stock or other Equity Interests of the relevant entity shall promptly be pledged pursuant to the relevant Loan Document.

     17.2 Certain Gaming Approvals. To the extent the prior approval of the Gaming Authorities is required pursuant to Applicable Gaming Laws for the exercise, operation and effectiveness of any remedy under this Agreement or under any other Loan Document, or the taking of any action that may be taken by Lender under this Agreement or any other Loan Document, in each case to the extent such remedy or action relates to the pledge of Equity Interests or enforcement of a Lien in Gaming Equipment or slot machines contemplated hereunder and under the other Loan Documents, such remedy or action shall be subject to such prior approval of the Gaming Authorities.

     17.3 Assistance of Obligors. If any consent under the Applicable Gaming Laws is required in connection with the taking of any of the actions which may be taken by Lender in the exercise of its rights hereunder, then each Obligor agrees to use its best efforts to secure such consent and to cooperate with Lender in obtaining any such consent. Upon the occurrence and during the continuation of any Event of Default, each

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Obligor shall promptly execute and/or cause the execution of all applications, certificates, instruments, and other documents and papers that Lender may be required to file in order to obtain any necessary approvals under the Applicable Gaming Laws, and if such Obligor fails or refuses to execute such documents, Lender or the clerk of the court with jurisdiction may execute such documents on behalf of such Obligor.

     17.4 Lender Cooperation. Lender agrees to cooperate with all Gaming Authorities in connection with their regulatory jurisdiction over Borrower and its Gaming Subsidiaries, including the provision of such documents or other information as may be requested by any such Gaming Authority relating to Borrower or any of its Subsidiaries or to the Loan Documents.

     17.5 Lender Acknowledgements. This Agreement and all other Loan Documents are subject to the Applicable Gaming Laws. Lender acknowledges and understands that (a) it is subject to being called forward by applicable Gaming Authorities, in their discretion, for licensing or a finding of suitability as a lender to a gaming licensee; (b) all rights, remedies and powers in or under this Agreement and the other Loan Documents with respect to the Collateral (including the Stock Pledges) and the ownership and disposition of Gaming Equipment may be exercised only to the extent that the exercise thereof does not violate any mandatory provision of such Applicable Gaming Laws; and (c) all provisions of this Agreement and the other Loan Documents relative to Collateral (including the Stock Pledges) and the ownership and disposition of Gaming Equipment are intended to be subject to Applicable Gaming Laws and to be limited solely to the extent necessary to avoid rendering the provisions of this Agreement and the other Loan Documents invalid or unenforceable, in whole or in part.

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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.


                                                   MIKOHN GAMING CORPORATION,
                                                   a Nevada corporation

                                                   By:__________________________
                                                      Title:____________________


                                                   CASINO EXCITEMENT, INC.,
                                                   a Nevada corporation

                                                   By:__________________________
                                                      Title:____________________


                                                   GAMES OF NEVADA, INC.,
                                                   a Nevada corporation

                                                   By:__________________________
                                                      Title:____________________


                                                   MGC, INC.,
                                                   a Nevada corporation

                                                   By:__________________________
                                                      Title:____________________


                                                   MIKOHN INTERNATIONAL, INC.,
                                                   a Nevada corporation

                                                   By:__________________________
                                                      Title:____________________

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                                                   MIKOHN NEVADA,
                                                   a Nevada corporation

                                                   By:__________________________
                                                      Title:____________________


                                                   PROGRESSIVE GAMES, INC.,
                                                   a Delaware corporation

                                                   By:__________________________
                                                      Title:____________________


                                                   FOOTHILL CAPITAL CORPORATION,
                                                   a California corporation

                                                   By:__________________________
                                                      Title:____________________

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                                  Schedule A-1

                                Lender's Account

                  An account at a bank designated by Lender from time to time as the account into which Borrower shall make all payments to Lender under this Agreement and the other Loan Documents; unless and until Lender notifies Borrower to the contrary, Lender's Account shall be that certain deposit account bearing account number 323-266193 and maintained by Lender with The Chase Manhattan Bank, 4 New York Plaza, 15th Floor, New York, New York 10004, ABA #021000021.

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                                  Schedule B-1

                               Designated Account

                  Account number _________ of Borrower maintained with Borrower's Designated Account Bank, or such other deposit account of Borrower (located within the United States) that has been designed as such, in writing, by Borrower to Lender.


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